SCHEDULE 14C
                                (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION


INFORMATION  STATEMENT  PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]


      Check the appropriate box:


      [ ] Preliminary  Information Statement  [ ]Confidential, for Use of the
                                                 Commission only (as permitted
                                                 by Rule 14a-6(e)(2))
      [X] Definitive Proxy Statement

                       SAVVIS Communications Corporation
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               (Name of Registrant as Specified in its Charter)

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          0-11.
      (1) Title of each class of securities to which transaction applies:
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      (2) Aggregate number of securities to which transaction applies:
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      (3) Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11:
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      [ ] Check  box  if any part of the fee is offset as provided by Exchange
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



                               [GRAPHIC OMITTED]

                       SAVVIS COMMUNICATIONS CORPORATION
                             12851 WORLDGATE DRIVE
                               HERNDON, VA 20170




June 14, 2002


Dear fellow stockholder:

     I would like to inform you of an important equity financing we recently completed that significantly reduced our outstanding debt and provided us with additional working capital.

     On March 18, 2002, we issued approximately $158 million of our Series A convertible preferred stock at a purchase price of $1,000 per share. We issued 117,200 shares to individuals and entities affiliated with Welsh, Carson, Anderson & Stowe in exchange for our outstanding debt held by them and cash. In addition, on that same date, we issued 40,870 shares of our Series A convertible preferred stock to Reuters Holdings Switzerland SA upon conversion of our outstanding debt held by them in accordance with the terms of such debt. The Series A convertible preferred stock is convertible into shares of our common stock at a conversion price of $0.75 per share. Pursuant to the terms of the transaction, we may also issue up to an additional $45 million of our Series A convertible preferred stock.

     The antidilution provisions of the Series A convertible preferred stock and the issuance of an additional $45 million of Series A convertible preferred stock with a conversion price of $0.75 per share under certain circumstances require the consent of the holders of a majority of our outstanding common stock under Nasdaq Stock Market rules. An affiliate of Welsh Carson and BIS Administration, Inc., the successor to Bridge Information Systems, Inc., who together held a majority of our outstanding common stock, approved these matters by written consent as permitted by the Delaware General Corporation Law and our bylaws. Pursuant to this written consent, these stockholders also approved an amendment to our certificate of incorporation to increase the number of shares of common stock that we are authorized to issue, an amendment to our stock option plan to increase the number of shares of common stock that may be issued under the plan, and an employee stock purchase plan.

     Since the written consent was executed by stockholders representing a majority of our then outstanding voting stock, the actions set forth in the written consent and discussed in the attached information statement have been approved and no further vote is necessary. We are furnishing this information statement to provide you with important information about these matters. Please read the information statement carefully. We thank you for your continued support.



                                              /s/ Robert A. McCormick

                                              Robert A. McCormick
                                              Chairman of the Board

                       SAVVIS COMMUNICATIONS CORPORATION
                             12851 WORLDGATE DRIVE
                               HERNDON, VA 20170

                                 JUNE 14, 2002

                           -------------------------
                             INFORMATION STATEMENT
                                      AND
                   NOTICE OF ACTION TAKEN WITHOUT A MEETING
                           -------------------------

     We are furnishing this information statement and notice of action taken without a meeting to holders of our common stock in connection with the approval by our board of directors of the matters described below and the subsequent approval of these matters by written consent of holders of a majority of our then outstanding shares of common stock. All corporate approvals in connection with these matters have been obtained and this information statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by the Securities Exchange Act of 1934, the Delaware General Corporation Law and our bylaws.


                WE ARE NOT ASKING YOU FOR A PROXY AND YOU SHOULD
                            NOT SEND A PROXY TO US

     The record date for determining stockholders entitled to receive this information statement has been established as the close of business on February 26, 2002. On February 26, 2002, there were 93,982,945 shares of our common stock, par value $.01 per share, issued and outstanding. In accordance with the Delaware General Corporation Law and our bylaws, the corporate actions described in this information statement were approved on March 6, 2002 and March 18, 2002 by written consent of holders of a majority of the then outstanding shares of our common stock, which we collectively refer to as the written consent.

     In accordance with the Securities Exchange Act of 1934, which we refer to as the Exchange Act, the written consent and the approval of the matters described in the written consent will become effective 20 days following the mailing of this information statement. This information statement is being mailed to stockholders on or about June 21, 2002.


                    ACTIONS APPROVED IN THE WRITTEN CONSENT

   The following actions were approved in the written consent:

1. Action One: Approval of:

   o the effectiveness of the anti-dilution provisions applicable to our newly created Series A convertible preferred stock, which we refer to as the Series A preferred stock; and

   o our issuance of up to 45,000 additional shares of Series A preferred stock with a conversion price that may be less than the greater of book or market value of our common stock, as determined in accordance with the rules of the National Association of Securities Dealers, Inc., at the time of issuance.

These matters are part of a transaction, which we refer to as the investment transaction, under the terms of a securities purchase agreement, dated as of March 6, 2002, which we refer to as the securities purchase agreement, among us and Welsh, Carson, Anderson & Stowe VIII, L.P., which we refer to as WCAS VIII and other entities and individuals affiliated with WCAS VIII, which we collectively refer to with WCAS VIII as the WCAS purchasers.

2. Action Two: Approval of an amendment to our certificate of incorporation, which we refer to as the charter amendment, to increase the number of our authorized shares of common stock from 250,000,000 shares to 900,000,000 shares.

3. Action Three: Approval of amendments to our 1999 stock option plan, which we collectively refer to as the stock option plan amendment, to increase the number of shares of common stock that may be issued under the plan and to impose a limit on the number of shares that may be awarded to any single individual under the plan in any calendar year.

4. Action Four: Approval of an employee stock purchase plan, which we refer to as the employee stock purchase plan.

     Upon the unanimous recommendation of a special committee of independent directors of our board of directors, the investment transaction was approved by our board of directors on February 26, 2002, with two of our directors, Messrs. McInerney and Welsh, each of whom is affiliated with WCAS VIII, abstaining. Approval of the investment transaction by our stockholders was not required under governing Delaware law. However, stockholder approval of specified aspects of the investment transaction was required under the rules of the National Association of Securities Dealers, Inc., which we refer to ask Nasdaq, applicable to companies, like our company, with shares listed on the Nasdaq National Market.

     Under Nasdaq rules, we are required to obtain the approval of our stockholders before the issuance of our common stock, or securities convertible into our common stock, in connection with a transaction other than a public offering, equal to 20% or more of the common stock or 20% or more of the voting power outstanding for less than the greater of book or market value of the common stock. The shares of common stock issuable upon conversion of the Series A preferred stock issued in the investment transaction will exceed both 20% of the common stock and 20% of the voting power outstanding before the issuance of the Series A preferred stock. The initial conversion price for the Series A preferred stock is $0.75 per share of common stock, which was not less than the greater of book or market value of the common stock on the date the securities purchase agreement was executed. However, if, pursuant to the anti-dilution provisions of the Series A preferred stock, the conversion price of the Series A preferred stock were to be adjusted downward, the shares issuable upon conversion of the Series A preferred stock could be issued at less than the book or market value of the common stock on the date the securities purchase agreement was executed. In addition, under the terms of the securities purchase agreement, we have agreed to use our reasonable best efforts to sell an additional 45,000 shares of Series A preferred stock to any person acceptable to WCAS VIII who offers to purchase such shares on terms and conditions not less favorable to our company than those agreed to by the WCAS purchasers. As a result, any additional shares that may be issued in accordance with the terms of the securities purchase agreement may have an initial conversion price of $0.75 per share of common stock, regardless of the book or market value of the common stock on that date. Accordingly, under the Nasdaq rules, the affirmative vote of the holders of a majority of the outstanding shares of common stock was required to approve the effectiveness of the anti-dilution provisions and issuance of additional shares of Series A preferred stock with a conversion price of $0.75 per share.

     We obtained stockholder approval of the charter amendment because we did not have enough shares of authorized common stock to issue upon the conversion of Series A preferred stock, upon the exercise of warrants issued to two of our creditors in the investment transaction and upon the exercise of outstanding options. We also believe that it is desirable to have additional authorized shares of common stock available for possible future financings, possible acquisition transactions and other general corporate purposes.

     We obtained stockholder approval of actions three and four summarized above because we had intended to submit these proposals at our 2001 annual meeting, which was subsequently postponed, and we believed that it was in the best interests of our company and our stockholders not to wait until our 2002 annual meeting to obtain stockholder approval of these matters.

     Since WCAS VIII and BIS Administration, Inc., the successor to Bridge Information Systems, Inc., which we refer to as Bridge, who collectively held a majority of the then outstanding shares of our common stock, have already executed the written consent, no further stockholder votes will be needed.

     Under applicable federal securities laws, the actions approved by the written consent cannot be effected until at least 20 days after this information statement is sent or given to our stockholders. This information statement is being mailed to stockholders on or about June 21, 2002.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                           -----
FORWARD LOOKING STATEMENTS ...............................................................   ii
ACTION ONE: APPROVAL OF SPECIFIED ASPECTS OF THE INVESTMENT TRANSACTION ..................    1
   Overview ..............................................................................    1
   Summary of the Terms of the Preferred Stock ...........................................    2
   Summary of the Terms of the Investor Rights Agreement .................................    5
   Some Possible Effects of the Investment Transaction ...................................    5
   Background ............................................................................    7
   Interests of Certain Persons in the Investment Transaction ............................   11
   Price Range of Common Stock ...........................................................   12
DESCRIPTION OF INVESTMENT TRANSACTION DOCUMENTS ..........................................   13
   The Securities Purchase Agreement .....................................................   13
   Terms of the Investor Rights Agreement ................................................   17
DESCRIPTION OF CAPITAL STOCK .............................................................   20
   Description of Common Stock ...........................................................   21
   Description of Series A Preferred Stock ...............................................   21
NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS .................................   26
OWNERSHIP OF SECURITIES ..................................................................   27
   Ownership of Our Voting Stock .........................................................   27
ACTION TWO: APPROVAL OF THE CHARTER AMENDMENT ............................................   30
ACTION THREE: APPROVAL OF THE STOCK OPTION PLAN AMENDMENTS ...............................   31
   General ...............................................................................   31
   The Stock Option Plan Amendments ......................................................   31
NEW PLAN BENEFITS ........................................................................   32
   Description of the 1999 Stock Option Plan .............................................   33
   Federal Income Tax Consequences of the 1999 Stock Option Plan .........................   34
EXECUTIVE COMPENSATION ...................................................................   37
   Option Grants in Last Fiscal Year .....................................................   38
   Aggregate Option Exercises in 2001 and Fiscal Year-End Option Values ..................   38
   Arrangements with Executive Officers ..................................................   39
   Director Compensation .................................................................   41
STOCKHOLDER RETURN PERFORMANCE GRAPH .....................................................   44
ACTION FOUR: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN ................................   45
   Description of the Employee Stock Purchase Plan .......................................   45
   Federal Income Tax Consequences of the Employee Stock Purchase Plan ...................   47
WHERE YOU CAN FIND MORE INFORMATION ......................................................   49
INDEX TO FINANCIAL STATEMENTS ............................................................  F-1
   Audited Financial Statements included in the 2001 Annual Report on Form 10-K ..........  F-2
   Management's Discussion and Analysis of Financial Condition and Results of Operations .  F-28
   Unaudited Interim Financial Statements included in the Form 10-Q for the period ended
   March 31, 2002 ........................................................................  F-41
   Management's Discussion And Analysis of Financial Condition and Results of Operations .  F-51

APPENDIX A: Certificate of Amendment to Certificate of Incorporation
APPENDIX B: Amendments to 1999 Stock Option Plan
APPENDIX C: Employee Stock Purchase Plan


                          FORWARD LOOKING STATEMENTS

     Some of the statements contained in this information statement discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Any statements in this report that are not statements of historical facts, are intended to be, and are, "forward-looking statements" under the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual events to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements of this information statement include, among other things, the factors discussed under the caption "Risk Factors" in our Form 10-K. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this information statement and the information incorporated by reference in this document to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ACTION ONE: APPROVAL OF SPECIFIED ASPECTS OF THE INVESTMENT TRANSACTION


OVERVIEW

     General. On March 18, 2002, we issued 117,200 shares of our Series A preferred stock to the WCAS purchasers at a purchase price of $1,000 per share. The WCAS purchasers paid for these shares by exchanging approximately $22.2 million aggregate principal amount of our 10% convertible senior secured notes due 2006 held by them, together with accrued and unpaid interest, approximately $90.9 million of indebtedness, together with accrued interest, of our company acquired by some of the WCAS purchasers from Nortel Networks Inc., which we refer to as Nortel Networks, and $57.5 million in cash. In addition, on March 18, 2002, we issued 40,870 shares of Series A preferred stock to Reuters Holdings Switzerland SA, which, together with its affiliates, we refer to as Reuters, upon conversion of all of the 12% convertible senior secured notes due 2005 held by Reuters, together with accrued and unpaid interest, in an aggregate amount of approximately $40.9 million, in accordance with the terms of such notes. As part of the investment transaction, we have agreed to use our reasonable best efforts to sell an additional 45,000 shares of Series A preferred stock to any person acceptable to WCAS VIII who offers to purchase such shares on terms and conditions not less favorable to us than those pursuant to which the shares of Series A preferred stock were issued to the WCAS purchasers.

     We used approximately $14.4 million of the proceeds of the investment transaction to repay amounts owed to Bridge, $10 million to repay all outstanding amounts owed to an equipment vendor, and approximately $1.4 million to pay accrued employee bonuses for 2000. We expect to use $2.5 million of the proceeds to pay a communications services vendor over the next 18 months in exchange for a release by that vendor from all our obligations under existing agreements. We currently expect to use the remainder of the proceeds of the investment transaction for working capital and other general corporate purposes.

     At the closing of the investment transaction, we also entered into an amended and restated master lease agreement with General Electric Capital Corporation, which we refer to as GECC, relating to approximately $57 million of capital lease obligations and issued to GECC a warrant to purchase 9,647,258 shares of our common stock at $0.75 per share. We also issued a warrant to purchase 6,431,505 shares of our common stock at $0.75 per share to Nortel Networks.

     Upon the unanimous recommendation of a special committee of the board of directors that the board should approve the investment transaction, our board of directors, with Messrs. McInerney and Welsh, each of whom is affiliated with WCAS VIII, abstaining, determined that the terms of the investment transaction were advisable and in the best interests of our company and our stockholders and accordingly approved the terms of the securities purchase agreement and the other agreements entered into in the investment transaction. In making its determination to approve the securities purchase agreement and the investment transaction, the board of directors considered the possible effects of the investment transaction, some of which are discussed under "Some Possible Effects of the Investment Transaction" beginning on page 5.

     Interests of Certain Persons in the Transaction. On March 6, 2002, the date we entered into the securities purchase agreement, WCAS VIII and its affiliates collectively owned 15,094,642 shares of our outstanding common stock and had the right to acquire approximately 16,366,245 shares of common stock upon conversion of our 10% convertible senior secured notes due 2006 held by them. Patrick J. Welsh and Thomas E. McInerney, two of our directors, are general partners of WCAS VIII and various of its affiliated entities. The Series A preferred stock is convertible into shares of common stock at a conversion price of $0.75 per share.

     Immediately  following  the  closing of the investment transaction on March
18, 2002, WCAS VIII and its affiliates were entitled to acquire, upon conversion of the Series A preferred stock, 151,686,666 million shares of common stock. As a result of the investment transaction, as of May 31, 2002, WCAS VIII and its affiliates owned approximately 54% of our outstanding voting power. We agreed to pay WCA Management Corporation, an affiliate of Welsh, Carson, Anderson & Stowe, which we refer to as Welsh Carson, a fee of $1.1 million for strategic and advisory services in connection with the investment transaction. The fee is payable on or before September 18, 2002. Immediately prior to the closing of the investment transaction, Bridge owned approximately 48% of our outstanding common stock and was our largest stockholder. Bridge received $14.4 million of the proceeds of the investment transaction. On March 6, 2002, the date we entered into the securities purchase agreement, we granted options to purchase 28,820,929 shares of our common stock at $0.75 per share to our employees, including options to purchase 10,632,344 shares of our common stock to our executive officers, in connection with the investment transaction. See "Interests of Certain Persons in the Investment Transaction" beginning on page 11.

     Reason   for   Stockholder  Approval.  Under  the  Nasdaq  rules  that  are applicable to companies that, like our company, have a class of equity securities listed on the Nasdaq National Market, the affirmative vote of the holders of a majority of the outstanding shares of common stock was required to approve the effectiveness of the anti-dilution provisions of the Series A preferred stock, as well as the issuance at a subsequent closing of up to 45,000 additional shares of Series A preferred stock with a conversion price that may be less than the greater of book or market value of our common stock, as determined in accordance with the rules of Nasdaq. On March 6, 2002, WCAS VIII and Bridge approved these matters by the written consent, as permitted by the Delaware General Corporation Law, which we refer to as Delaware law, and our bylaws. On February 26, 2002, the record date for the written consent, WCAS VIII beneficially owned and had the right to vote approximately 6.7% of our outstanding common stock, and Bridge beneficially owned and had the right to vote approximately 48% of our outstanding common stock. As a result, the actions have been approved for Nasdaq purposes and no further stockholder votes will be needed.

     What You Need to Do Now. You do not need to do anything. We are not asking you for a proxy and you should not send a proxy to us.


SUMMARY OF THE TERMS OF THE PREFERRED STOCK

     See "Description of Capital Stock--Description of Series A Preferred Stock" beginning on page 21 for a more detailed summary of the material terms of the Series A preferred stock.

     Dividends. Holders of the Series A preferred stock are entitled to cumulative dividends that will be paid when, as and if declared by our board of directors. Dividends on the Series A preferred stock accrue on a daily basis at an annual rate of 11.5%, except in specified limited circumstances. Accrued but unpaid dividends accrete on a quarterly basis. The accreted value of a share of Series A preferred stock on any specified date is equal to $1,000 plus the amount of all dividends that have accreted with respect to that share through that date. Accretion of dividends increases the amount of dividends that will accrete or be paid in future quarters. After March 18, 2010, we may pay the dividends on the Series A preferred stock that would accrue after that date in cash.


     In addition, if our board of directors declares a cash dividend on our common stock in any particular quarter which exceeds, on a per share basis, the amount of the dividend accreted per share of Series A preferred stock in such quarter divided by the number of shares of common stock such share of Series A preferred stock is then convertible into, holders of the Series A preferred stock will be entitled to receive:


   o the accretion of dividends per share of Series A preferred stock for such quarter; and


   o the excess of the cash dividend amount per share of common stock over the dividend accreted per share of Series A preferred stock in such quarter divided by the number of shares of common stock such share of Series A Preferred stock is then convertible into, multiplied by the number of shares of common stock into which the Series A preferred stock is then convertible.


     The holders of the Series A preferred stock will be entitled to receive such amount prior to the payment of the declared dividend on the common stock. The holders of Series A preferred stock will not be required to convert their shares of Series A preferred stock as a condition to receiving the cash dividend.

     Optional Conversion. Each share of Series A preferred stock will be convertible at any time, at the option of the holder, into a whole number of shares of common stock which is equal to the accreted value of the share of Series A preferred stock, plus all accrued dividends on the share through the conversion date, divided by the conversion price. The initial conversion price for the Series A preferred stock is $0.75 per share of common stock. The conversion price will be reduced on a weighted average basis if we issue common stock, securities convertible into common stock, or options, warrants, other than warrants issued to two of our creditors at the closing, or similar rights to purchase common stock, in capital-raising transactions, business combinations or other similar transactions at a price per share of common stock which is less than the conversion price then in effect. The conversion price shall also be adjusted proportionally in the event that we split or combine our common stock, pay stock dividends or distribute indebtedness, securities or other assets to our common stockholders. No reduction in conversion price shall occur for issuances of common stock, securities convertible into common stock, or options or warrants pursuant to a plan approved by our board of directors. A reduction in the conversion price will increase the number of shares of common stock issuable upon conversion of Series A preferred stock. We are required to maintain at all times a sufficient amount of authorized but unissued common stock to permit the conversion of all of the Series A preferred stock.

     Redemption. On and after March 18, 2010, we have the right to redeem for cash all or any portion of the outstanding shares of Series A preferred stock, subject to the approval of a special committee of our board of directors. The redemption price per share will be an amount equal to the accreted value plus the amount of any accrued and unpaid dividends per share since the last dividend accretion date. With respect to each share of Series A preferred stock that we fail to redeem on March 18, 2010, the dividend accretion rate will be increased to 20%.

     Voting Rights. The holders of Series A preferred stock will be entitled to vote together as one class with the holders of the common stock on an as-converted basis on all matters submitted to the vote of stockholders. Holders of Series A preferred stock will be entitled to cast a number of votes per share of Series A preferred stock equal to the number of shares of common stock into which a share of Series A preferred stock is convertible on the record date of the meeting of stockholders or the execution date of any written consent of stockholders, as the case may be, without giving effect to any reduction in the Series A preferred stock conversion price in the event we issue common stock, securities convertible into common stock, or options or warrants or similar rights to purchase common stock at a price per share of common stock that is less than the conversion price then in effect.

     Without the prior vote or consent of holders of at least 66- 2/3% of the outstanding shares of Series A preferred stock, voting as a separate class, we may not:

   o amend, alter or repeal any provision of the certificate of incorporation, the certificate of designations or the bylaws, in each case, that would adversely affect the rights, preferences, powers or privileges of the holders of Series A preferred stock;

   o consummate or agree to any of the following events unless a change of control offer by our company, as described below, is contemplated:

     -- any person or group, other than WCAS VIII or any of its affiliates, becoming the beneficial owner of more than 50% of our total voting stock;

     -- the   sale,   transfer,  lease  or  a  similar  disposition  of  all  or substantially all of our assets;

     -- our consolidation or merger with another entity in a transaction in which our outstanding voting stock is converted into or exchanged for cash, securities or other property, except if our outstanding voting stock is converted into or exchanged for voting stock of the surviving or transferee corporation or its parent and immediately after the transaction, no person, other than WCAS VIII or any of its affiliates, is the beneficial owner of more than 50% of the total voting stock of the surviving corporation or transferee corporation, as applicable.

     In addition, until less than 20% of the shares of Series A preferred stock issued on all issuance dates remains outstanding or less than 40% of the shares of Series A preferred stock issued on all issuance dates remains outstanding and the outstanding Series A preferred stock constitutes less than 20% of the total outstanding voting power of our company, we may not, without the prior vote or consent of holders of at least 66- 2/3% of the outstanding shares of Series A preferred stock, voting as a separate class:

   o authorize, create, reclassify or issue any series or class of senior securities or parity securities, or securities convertible into senior securities or parity securities, or rights to purchase senior securities or parity securities, or debt securities convertible into common stock or any series of preferred stock, the payment of dividends with respect to which could cause the inclusion of dividends with respect to the Series A preferred stock in the taxable income of any holder of Series A preferred stock; or

   o pay any dividends, purchase, redeem or acquire or retire for value, including in connection with any merger or reorganization of our company or our subsidiaries, or make any other distribution, other than those made under the terms of junior securities, that have been approved by holders of at least 66- 2/3% of the outstanding Series A preferred stock, voting separately as a class, in respect of any junior securities.

     Liquidation Preference. With respect to dividend rights and rights on liquidation, dissolution or winding up, the Series A preferred stock will rank:


     o senior to our common stock and each other class of junior securities;

     o on a parity with any class of parity securities; and

     o junior to any capital stock or series of senior securities.

     Upon any liquidation, dissolution or winding up of our company, the holders of Series A preferred stock will be entitled to receive the greater of the accreted value of each share they hold plus any accrued but unpaid dividends through the date of a liquidation event and the fair market value of the common stock each share of preferred stock is then convertible, as determined by an independent third party appraiser.

     Change of Control. Upon the occurrence of a change of control, and subject to the approval of a special committee of our board of directors, we may offer to repurchase all, but not less than all, of the outstanding shares of Series A preferred stock for a purchase price per share in cash, which we refer to as the change of control purchase amount, to be determined as follows:

   o if the change of control occurs before March 18, 2003, the change of control purchase amount will be equal to $1,000 plus the aggregate amount of cumulative dividends in respect of such share that would accrue from the issuance date through March 18, 2007;

   o if the change of control occurs after March 18, 2003 and before March 18, 2007, the change of control purchase amount will be equal to 125% of the sum of $1,000 plus the aggregate amount of cumulative dividends in respect of such share that would accrue from the issuance date through March 18, 2007; or

   o if the change of control occurs after March 18, 2007, the change of control purchase amount will be equal to 125% of the accreted value per share and any accrued dividends thereon.


     If we do not make an offer to repurchase all of the outstanding shares of Series A preferred stock in the event of a change of control, which we refer to as a change of control offer, all such shares will automatically be converted into a number of shares of common stock having a value equal to the applicable change of control purchase amount effective upon the 21st day following the occurrence of a change of control.


     Purchase Offer. After March 18, 2004, we have the right to offer to repurchase, subject to the approval of a special committee of our board of directors, all or any part of the outstanding shares of Series A preferred stock at a purchase price per share in cash equal to the greater of:


   o $2,000; and


   o (a) the sum of the product, for each of the 20 trading days ending on and including the trading day immediately before the purchase date of such share of Series A preferred stock, of the closing market price of our common stock on such trading day multiplied by the volume of shares of common stock traded on such day, divided by the total volume of shares traded over such 20 trading day period, (b) multiplied by the number of shares of common stock such share of Series A preferred stock is convertible into.

     If we make a purchase offer, and a holder of Series A preferred stock subject to the purchase offer does not properly tender all of the affected shares to us, dividends on those shares will thereafter accrue at an annual rate of 5%.


SUMMARY OF THE TERMS OF THE INVESTOR RIGHTS AGREEMENT

     Registration Rights. The shares of Series A preferred stock, and the shares of common stock issued upon conversion of Series A preferred stock, will not be registered under the Securities Act of 1933, which we refer to as the Securities Act, and have been and will be issued by our company in reliance upon an exemption from registration. These shares have been and will be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration unless an exemption from registration is available. Under the investor rights agreement, dated as of March 6, 2002, which we refer to as the investor rights agreement, we have granted registration rights to the WCAS purchasers, Reuters, GECC, Nortel Networks and any other holders of Series A preferred stock who become party to the investor rights agreement, which we refer to collectively as the investors, that will enable them to resell shares of common stock to the public in specified circumstances. In addition, under this agreement, we have granted many of these investors the right to purchase all or any part of their pro rata share of any securities that we may from time to time propose to sell and issue, with specified exceptions.

     Board Representation Rights. So long as WCAS VIII or its permitted transferees or any other investors that may become a party to the investor rights agreement, other than Reuters or its transferees, GECC and Nortel Networks, owns Series A preferred stock representing at least 10% of our outstanding voting power or capital stock representing at least 5% of our outstanding voting power, such investor, which we refer to as an eligible investor, has the right to nominate for election to our board a number of directors equal to the total number of members of the board of directors multiplied by the percentage of our outstanding voting stock represented by the voting stock owned by such investor, rounded down to the nearest whole number. In addition, in the event that WCAS VIII and its affiliates own voting stock representing more than 50% of the voting power represented by our outstanding voting stock, they may appoint at least half of the members of our board. Each eligible investor will be entitled to nominate at least one director for election to our board as long as such investor owns voting stock representing at least 5% of the total voting power of all our outstanding voting stock. Under a separate agreement, Reuters has appointed an observer to the meetings of our board of directors.


SOME POSSIBLE EFFECTS OF THE INVESTMENT TRANSACTION

     Upon the recommendation of a special committee of independent directors, our board of directors determined, with two directors affiliated with Welsh Carson abstaining, that the investment transaction is advisable and in the best interests of our company and our stockholders. The investment transaction may, however, have the following effects:

   o The holders of the Series A preferred stock have rights that are senior to those of the holders of the common stock.

   o The holders of the Series A preferred stock are entitled to receive cumulative dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. The payment of these dividends take priority over the payment of dividends, if any, on the common stock. In addition, if our board of directors declares a cash dividend on the common stock which exceeds, on an as-converted basis, the dividend accrual of the Series A preferred stock for that quarter, holders of the Series A preferred stock will be entitled to receive, in addition to that dividend accrual, the excess of cash dividends payable on the common stock, on an as-converted basis. This dividend payment will take priority over the dividend payable on the common stock.

   o The holders of the Series A preferred stock will have a claim against our assets senior to the claim of the holders of the common stock in the event of our liquidation or bankruptcy. The aggregate amount of that senior claim was approximately $158 million on March 18, 2002 and will increase thereafter.

   o The investment transaction provides the holders of Series A preferred stock with a substantial equity ownership of our company that increases over time and could have a significant dilutive effect on existing stockholders. To the extent that the price of our common stock in the future exceeds the applicable conversion price of the Series A preferred stock, which initially is $0.75 per share, holders of our common stock will experience dilution.

   o WCAS VIII and its affiliates are entitled to acquire a substantial percentage of the outstanding shares of common stock upon conversion of the Series A preferred stock. See "Interests of Certain Persons in the Investment Transaction" beginning on page 11. The actual percentage of their potential ownership of the common stock, and the extent of dilution to existing stockholders, will depend on a number of factors, including the following:

     -- The  occurrence  of  anti-dilution  adjustments to the conversion price.
        The conversion price of the Series A preferred stock will be reduced on a weighted-average basis each time, if any, that we issue common stock, securities convertible into common stock, or options, warrants or other rights to purchase common stock, at a price per share of common stock which is less than the conversion price then in effect, except in limited circumstances. A reduction in the conversion price will increase the number of shares of common stock issuable upon conversion of the Series A preferred stock.

     -- The  period  for which the Series A preferred stock remains outstanding.
        The Series A preferred stock is convertible in whole or in part into common stock at any time the Series A preferred stock is outstanding. We may not redeem any shares of the Series A preferred stock until the eighth anniversary of the original issuance date. Dividends on the Series A preferred stock accrue at an annual rate of 11.5%, except in specified limited circumstances, and are not payable in cash until after the eighth anniversary of the original issuance date. Accrued but unpaid dividends accrete on a quarterly basis and are added to the outstanding accreted value of the Series A preferred stock, which has the effect of increasing the liquidation preference, increasing the amount of dividends that will accrete or be paid in future quarters and increasing the number of shares of common stock into which the Series A preferred stock is convertible.

   o Pursuant to the investor rights agreement, some of the holders of the Series A preferred stock are entitled to designate and elect members of our board of directors based upon their ownership of our then outstanding voting power. WCAS VIII is currently entitled to appoint five directors to our board of directors.

   o Ownership of the Series A preferred stock entitles the holders to voting rights even before they convert any of the Series A preferred stock into common stock. The holders of the Series A preferred stock will be entitled to vote together as one class with the holders of the common stock on an as-converted basis on all matters submitted to the vote of stockholders, except as otherwise required by Delaware law.

   o Ownership   by   WCAS   VIII  and  affiliated  entities  of  a  substantial
     additional percentage of the total voting power of our capital stock provides them with substantial influence over our affairs, including with respect to a change of control of our company. In addition, the holders of the Series A preferred stock are entitled to a premium upon a change of control of our company. Accordingly, WCAS VIII and affiliated entities may have interests with respect to their investments in our company that differ significantly from those of the other stockholders.

   o As a result of the conversion of Reuters' 12% convertible senior secured notes into shares of Series A preferred stock, Reuters owned, as of May 31, 2002, approximately 18% of the total voting power of our capital stock. Reuters is our largest customer, currently representing approximately 50% of our revenue. In addition, Reuters owns 51% of the outstanding capital stock of Radianz Limited, a direct competitor of our company. Accordingly, Reuters may have interests with respect to its investment in our company that differ significantly from those of other stockholders.

   o Future sales of a substantial number of shares of common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise funds through a public offering of our equity securities. Under the investor rights agreement, we are required, upon the request of certain holders of Series A preferred stock, to register under the Securities Act the resale in the public market of the common stock issued upon the conversion of the Series A preferred stock. The holders of the securities also have piggyback registration rights under the investor rights agreement that entitle them to have the securities included in other registrations by us covering the public offering of common stock for our account or the account of other stockholders. The exercise of these piggyback registration rights will be subject to notice requirements, timing restrictions and volume limitations that may be imposed by the underwriters of an offering. For more information about these registration rights, see "Description of Investment Transaction Documents--Terms of the Investor Rights Agreement" beginning on page 17.

   o We may sell up to an additional $45 million of Series A preferred stock on substantially the same terms, including conversion price. To the extent we do, our other stockholders may be diluted.


BACKGROUND

     At the time we completed our initial public offering in February 2000, we believed we had cash funds available to us to fund our operations through February 2001, but would require additional funding thereafter to complete our business plan. In the summer of 2000, we began looking for additional sources of funding to complete our business plan.

     At that time, our board of directors considered a number of alternatives for funding our company. In particular, the board of directors considered accessing the capital markets, including through the sale of high yield debt securities or mezzanine debt securities. We could not have accessed the capital markets before late August 2000, however, because, among other things, Bridge's audited financial statements for 1999 had not been completed due to difficulties at Bridge in restructuring its debt. The SEC required us to include Bridge's financial statements for 1999 in any registration statement of our company because Bridge was at that time our largest customer. Bridge accounted for approximately 81% of our revenues in 2000 and approximately 57% in 2001. In addition, under a network services agreement with us, Bridge was obligated to purchase network services from us through February 2009, including a minimum of $105 million in 2000, $132 million in 2001 and $145 million in 2002. By late August 2000, however, the capital markets were, and continued to be at the time of the closing of the investment transaction, unattractive or unavailable for telecommunications companies like us.

     Beginning in September 2000, our board of directors considered various other alternatives for funding our company, including equity and debt investments in our company by financial investors, as well as additional funding from our existing lenders. In September 2000, we retained Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as Merrill Lynch, to assist us in reviewing our funding alternatives. In September and October 2000, with the assistance of Merrill Lynch and Welsh Carson, we had numerous preliminary discussions with various financial investors, as well as our existing lenders.

     On October 27, 2000, we announced that Bridge had advised us it had notified its lenders that it had failed to satisfy its minimum earnings before interest, taxes, depreciation and amortization requirement under its bank credit agreement for the third quarter of 2000. We also announced that Bridge notified its lenders that it was in discussions with its major shareholders, including affiliates of Welsh Carson, regarding an equity investment in Bridge, and hoped to negotiate an amendment to its credit agreement designed to restore Bridge to compliance under the agreement.

     In November and December 2000, our board of directors continued to explore various alternatives for funding our company. We continued to have preliminary discussions with various financial investors, as well as our existing investors, regarding long-term financing for our company. These preliminary discussions did not result in any formal offers or indications of interest. Persistent uncertainty regarding Bridge's financial condition had a significant adverse effect on our ability to raise long-term financing for our company.

     In January 2001, Bridge informed us that it was negotiating a pre-packaged voluntary bankruptcy petition under Chapter 11 of Title 11 of the United States Bankruptcy Code with its creditors. At this time, we had discussions with potential buyers and investors that focus on distressed companies. We also began negotiating the terms for a $50 million financing with Welsh Carson. The proposed financing was subject to a number of conditions, including the completion of the pre-packaged bankruptcy by Bridge. On February 1, 2001, however, a creditor of Bridge filed an involuntary petition against Bridge under Chapter 7 of the United States Bankruptcy Code in the United States
Bankruptcy  Court  in  the  Eastern  District of Missouri. On February 15, 2001,
Bridge informed us that it was not successful in obtaining the required consents of its creditors for a pre-packaged bankruptcy. On that date, Bridge converted the involuntary bankruptcy petition against it into a voluntary bankruptcy petition by filing for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the Eastern District of Missouri.


     The Bridge bankruptcy had a significant adverse effect on our ability to raise additional funds. In addition, Bridge's bankruptcy filing constituted an event of default under our term loan facility with Nortel Networks, resulting in approximately $81.8 million of outstanding amounts owed to Nortel Networks becoming immediately due and payable, as well as the automatic termination of the remaining $153 million commitment.


     On February 20, 2001, affiliates of Welsh Carson purchased $20 million aggregate principal amount of our 10% convertible senior secured notes due 2006. This funding was intended to fund our operations during the pending Bridge bankruptcy as our board of directors explored various alternatives for the sale or funding of our company. At the time of the funding, our board of directors determined that this transaction was the only funding alternative available to us.


     From  February  20,  2001  through  mid-May  2001,  our  board of directors continued  to  explore  various  alternatives  for  the  sale  or funding of our company. Together with Merrill Lynch and Welsh Carson, we had numerous discussions with potential buyers and investors, as well as our existing lenders. These discussions, however, did not result in any formal offers or indications of interest. In addition, during this period, we took a number of measures to reduce our expenditures, including re-negotiation of communications contracts, reductions in communications capacity, cutbacks in capital expenditures and extended payment terms with our vendors.


     Our financial condition continued to deteriorate. On March 31, 2001, due to our low cash position, we failed to make a scheduled interest payment under our Nortel Networks credit facility. Around that date, we also failed to make other scheduled payments to a number of our suppliers, lessors and equipment vendors. As a result of our losses from operations, our inability to raise additional financing, and Bridge's bankruptcy filing, among other factors, the report of our independent auditors regarding our 2000 financial statements contained an explanatory paragraph regarding our ability to continue as a going concern.


     On April 27, 2001, we formally retained Merrill Lynch as our financial advisor to identify potential buyers of our company, potential buyers of a controlling interest in our company, potential investors in our company and potential buyers of substantially all of the assets of our company, as well as to assist us in analyzing, structuring and effecting a strategic transaction.


     On May 3, 2001, Reuters was confirmed as the winning bidder for a large portion of Bridge's assets in bankruptcy. On that date, Reuters and Bridge entered into an asset purchase agreement regarding Reuters' purchase of those assets. On May 16, 2001, following confirmation of Reuters' winning bid for a large portion of Bridge's assets in bankruptcy, and as part of its agreement to acquire these assets, Reuters entered into an agreement with us under which it agreed to purchase from us from time to time up to $45 million aggregate principal amount of our 12% convertible senior secured notes due 2005 to satisfy our financing needs until the completion of Reuters' acquisition of the Bridge assets. At this time, our board of directors determined that this investment was the only funding alternative available to us. At the time of the closing of its acquisition of the Bridge assets on September 28, 2001, Reuters had acquired $37.5 million aggregate principal amount of our 12% notes. The 12% notes provided that if we were to raise at least $50 million in cash through the issuance of preferred stock, then the 12% notes issued to Reuters, including accrued and unpaid interest, would convert into preferred stock having the same rights and restrictions as the shares issued in that equity financing. As a result, immediately upon the consummation of the closing of the investment transaction on March 18, 2002, all 12% notes held by Reuters were converted into shares of Series A preferred stock.

     From mid-May through mid-August of 2001, we continued to explore various alternatives for the sale or funding of our company. Together with Merrill Lynch and Welsh Carson, we had numerous discussions with potential buyers and investors. These discussions, however, did not result in any formal offers or indications of interest. In addition, we had numerous discussions with our existing lenders and equipment vendors, including Nortel Networks and GECC. During this period the U.S. Department of Justice was reviewing Reuters' purchase of the Bridge assets for antitrust concerns. The uncertainty regarding the closing of the sale of a large portion of Bridge's assets to Reuters and the uncertainty regarding the remaining assets of Bridge had a significant adverse effect on our ability to sell our company or secure long-term financing for our company. During this period, we continued to take a number of measures to reduce our expenditures, including reductions in headcount, re-negotiation of communications contracts, reductions in communications capacity, cutbacks in capital expenditures and extended payment terms with our vendors.

     On August 24, 2001, MoneyLine Corporation, which we refer to as MoneyLine, was confirmed as the winning bidder for a portion of Bridge's remaining assets in bankruptcy. On that date, MoneyLine and Bridge entered into an asset purchase agreement regarding MoneyLine's purchase of those assets.

     On August 30, 2001, the date the U.S. Department of Justice terminated its review of Reuters' purchase of a large portion of Bridge's assets, we received a term sheet from WCAS VIII regarding a proposed issuance to WCAS VIII and individuals and entities affiliated with WCAS VIII of a new series of convertible preferred stock. This term sheet contained a number of conditions, including a corresponding investment in our company by one or more other investors, the completion of the acquisition by each of Reuters and MoneyLine of the Bridge assets in bankruptcy and the execution by each of Reuters and MoneyLine of a network services agreement with us, and the successful restructuring of some of our debt arrangements. At that time, based on our numerous discussions with potential buyers and investors, our board of directors determined that WCAS VIII was the only viable option for significant additional investment in our company and we entered into discussions with WCAS VIII regarding the proposed investment by WCAS VIII. Following receipt of the proposed term sheet, and together with WCAS VIII, we entered into discussions with Reuters regarding a proposed investment by Reuters in our company to be completed concurrently with the investment by WCAS VIII.

     On September 28, 2001, Reuters completed its acquisition of a large portion of Bridge's assets in bankruptcy and entered into a network services agreement with us. On October 17, 2001, MoneyLine completed its acquisition of some of Bridge's assets in bankruptcy and entered into a network services agreement with us. At this time, we began to negotiate with Nortel Networks, GECC and our equipment vendors the restructuring of our obligations to these entities.

     In November 2001, Reuters informed us that it would not make an additional equity investment in our company. From November 2001 to the middle of January 2002, we held discussions with Reuters and WCAS VIII regarding the form of a possible cash-raising transaction between Reuters and our company. During this period, we suspended our negotiations with Nortel Networks, GECC and our equipment vendors pending resolution of the terms of any new transaction.

     In late January 2002, WCAS VIII indicated that it might be willing to proceed with an investment without Reuters but indicated that any investment would be conditioned on the satisfactory restructuring of our obligations to Nortel Networks, GECC, and our equipment vendors that result in a substantial reduction of our outstanding obligations, and the resolution of outstanding issues with Bridge. Together with Welsh Carson, we proceeded with negotiations with Nortel Networks, GECC, Bridge and our equipment vendors simultaneously.

     By the beginning of February 2002, we had reached an agreement in principle on the restructuring of our obligations to Nortel Networks, GECC and our equipment vendors and began preparing the documentation.

     On February 8, 2002, we entered in a settlement agreement resolving all outstanding issues between us and Bridge, which was approved by the bankruptcy court on February 13, 2002. Under this agreement, in consideration of a cash payment of $11.85 million to be made by us to Bridge, Bridge agreed to offset our indebtedness under a promissory note and additional amounts owed by us to Bridge, less various amounts owed by Bridge to us, in a total amount of $27.5 million. Under that agreement, we agreed to make such cash payment to Bridge upon the closing of long term financing to be obtained by us before March 31, 2002.

     In February 2002, the board of directors formed a special committee of three independent directors of the board of directors consisting of Clyde A. Heintzelman, who has served as one of our directors since December 1998, and Kevin J. Wiley and Norman K. Korey, each of whom had served as a non-employee director of our company since January 2002. Mr. Heintzelman was named chairman. The board delegated to the special committee the power and authority of the board to review and evaluate the advisability of the proposed investment by WCAS VIII and its affiliates, to conduct such negotiations with WCAS VIII and its affiliates as it determined necessary or appropriate, to consider whether it is in the best interests of our company and our stockholders to engage in the transaction, and to make a recommendation to the board as to whether the investment transaction should be approved.

     On February 19, 2002, the special committee held an organizational meeting at which our senior management made a presentation describing WCAS VIII's proposal for an investment and our efforts to obtain additional funding over the last two years. At the conclusion of the presentation, the special committee requested additional information from management and decided to reconvene in two days. The special committee reconvened on February 21, 2002. At this time management provided the special committee with an update on the status of negotiations with our various lenders and creditors and with WCAS
VIII. Management indicated that WCAS VIII was not willing to go forward until an outstanding dispute with one of our communications services vendors was resolved. The special committee then reviewed the sources and uses of the proposed investment and the effect of the investment on our financial statements. The special committee then instructed management to renegotiate certain terms. The special committee considered whether to engage a financial advisor for the purposes of rendering a fairness opinion with respect to the investment transaction. After considering the cost to the company of obtaining a fairness opinion, the fact that the company had been continuously looking for alternative sources of funding or for potential investors or acquirers, including with the help of financial advisors, for almost two years and had not found any willing lenders or investors, and the risks associated with delaying the transaction to obtain a fairness opinion, the special committee determined not to engage a financial advisor for the purposes of rendering a fairness opinion. The special committee determined to reconvene the next day.

     On the afternoon of February 22, 2002, the special committee met again. Management provided a status report on discussions with the communications services vendor and WCAS VIII. The special committee at that point was satisfied with the changes to the terms of the proposed transaction and determined that the proposed transaction was advisable and in the best interests of our company and our stockholders. The special committee recommended that the board of directors approve the transaction.

     On February 26, 2002, the board of directors approved, with two of our directors who are affiliated with WCAS VIII abstaining, the securities purchase agreement, and the other agreements and transactions comprising the investment transaction, as well as the other corporate actions described in this information statement.

     On March 6, 2002, we entered into the securities purchase agreement with the WCAS purchasers. Also on that date, WCAS VIII and Bridge signed the written consent approving, among other things, the effectiveness of the anti-dilution provisions of the Series A preferred stock and our issuance of up to 45,000 additional shares of Series A preferred stock at the same conversion price, all as part of the investment transaction. The securities purchase agreement was subject to a number of conditions, including our entering into definitive documentation relating to the resolution of the dispute we had with the communications services vendor.

     On March 8, 2002, we entered into an amended and restated master lease agreement with GECC providing for the restructuring of our obligations under the master lease dated as of March 28, 2000, as amended. In consideration of GECC entering into the agreement, we agreed to issue to GECC warrants to purchase 9,647,258 shares of our common stock upon the closing of the investment transaction and the amended and restated master lease agreement.

     On March 14, 2002, we satisfied the condition to the securities purchase agreement relating to the dispute with the communications services vendor and announced the investment transaction.


     On March 15, 2002, our company, Nortel Networks and WCAS VIII and affiliated entities entered into an assignment, acceptance and amendment, providing for the assignment by Nortel Networks of the approximately
$85 million principal amount of outstanding loans under the credit facility, together with accrued interest, to WCAS VIII and several affiliated entities in exchange for a cash payment. In consideration of Nortel Networks entering into this agreement, we issued to Nortel Networks warrants to purchase 6,431,505 shares of our common stock. In connection with these agreements, Nortel Networks agreed to amend the global purchase agreement between Nortel Networks and our company, dated June 30, 2000, under which we had agreed to purchase equipment and services from Nortel Networks. In addition, we entered into an agreement and mutual release with Nortel Networks, under which, among other things, Nortel Networks agreed to release us from all claims relating to the credit agreement and related documents and the global purchase agreement. In addition, under this agreement, we agreed to release Nortel Networks for some of our claims relating to these documents. WCAS VIII and affiliated entities exchanged the Nortel debt for shares of our Series A preferred stock at the closing of the investment transaction.


     On March 18, 2002, we closed the investment transaction and the amended and restated master lease with GECC. Also on that date we entered into a settlement agreement and release with one of our equipment vendors providing, among other things, that upon the payment of $10 million in cash in settlement of all disputes between us, the equipment vendor would release all claims it has against us. On March 18, 2002, WCAS VIII and Bridge approved an amendment to our certificate of incorporation increasing the number of authorized shares of our common stock from 250,000,000 to 900,000,000 shares.


INTERESTS OF CERTAIN PERSONS IN THE INVESTMENT TRANSACTION


     WCAS VIII and Bridge approved by written consent certain matters relating to the investment transaction and the subject of this information statement. On February 26, 2002, the record date for the written consent, WCAS VIII owned and had the right to vote approximately 6.7% of our outstanding common stock and Bridge owned and had the right to vote approximately 48%. In the investment transaction, WCAS VIII and affiliated entities purchased a total of 113,765 shares of Series A preferred stock at a price of $1,000 per share, through the exchange of our 10% convertible senior secured notes, together with accrued and unpaid interest, indebtedness of our company acquired from Nortel Networks and cash. Our 10% convertible senior secured notes were convertible into shares of our common stock at a price of $1.31 per share. In connection with the investment transaction, we agreed to pay WCA Management Corporation, an affiliate of Welsh Carson, a fee of $1.1 million for strategic and advisory services rendered in connection with the investment transaction. The fee is payable on or before September 18, 2002. Bridge received approximately $14.4 million of the proceeds of the investment transaction pursuant to the terms of the settlement agreement and in satisfaction of other obligations. On March 6, 2002, the date we entered into the securities purchase agreement, we granted options to purchase 28,820,929 shares of our common stock at $0.75 per share to our employees, including options to purchase 10,632,344 shares of our common stock to our executive officers, in connection with the investment transaction.



     Two of our directors have interests in the investment transaction that may have presented them with actual or potential conflicts of interest with respect to the investment transaction. Patrick J. Welsh and Thomas E. McInerney, who serve as directors of our company, are general partners in all of the Welsh Carson partnerships that are WCAS purchasers. On March 18, 2002, following the closing of the investment transaction, Messrs. Welsh and McInerney purchased 1,023 and 916 shares of Series A preferred stock, respectively, from WCAS Management Corporation, one of the WCAS purchasers. Messrs. Welsh and McInerney abstained from the vote of our board of directors approving the investment transaction.

     The table below shows the number of shares of Series A preferred stock, and the number of shares of common stock issuable upon conversion of the Series A preferred stock, owned by each of WCAS VIII and its affiliates, the WCAS purchasers, and Reuters, immediately following the closing on March 18, 2002. The table also shows the percentage of total voting power held by each of these purchasers immediately after the investment transaction.


                                                  IMMEDIATELY FOLLOWING THE CLOSING ON MARCH 18, 2002
                                                -------------------------------------------------------
                                                    SHARES          SHARES OF
                                                 OF SERIES A      COMMON STOCK
                                                  PREFERRED        ISSUABLE ON      PERCENTAGE OF TOTAL
                                                    STOCK        CONVERSION (1)      VOTING POWER (2)
                                                -------------   ----------------   --------------------
Welsh, Carson, Anderson & Stowe (3) .........      113,765        151,686,666               55% (4)
WCAS purchasers (5) .........................      117,200        156,266,666               51%
Reuters .....................................       40,870         54,493,333               18%

------------
(1) Based upon the initial conversion price of $0.75 per share of common stock. Assumes no dividends have accreted or accrued on the Series A preferred stock.

(2) As of March 18, 2002, there were 93,986,507 shares of common stock outstanding.

(3) Includes WCAS Management Corporation, Welsh, Carson, Anderson & Stowe VI, L.P., Welsh, Carson, Anderson & Stowe VII, L.P. and Welsh, Carson, Anderson & Stowe VIII, L.P.

(4) Includes an aggregate of 15,094,642 shares of common stock held by Welsh, Carson, Anderson & Stowe VI, L.P., Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Information Partners, L.P., WCAS Capital Partners II, L.P.,
    WCAS VIII and WCAS Management Corporation. Also includes 1,939 shares of Series A preferred stock purchased by WCAS Management Corporation that were subsequently transferred to Patrick J. Welsh and Thomas E. McInerney on March 18, 2002.

(5) Includes shares of Series A preferred stock held by the Welsh, Carson, Anderson & Stowe entities set forth in footnote (3), but does not include any shares of common stock held by any WCAS purchasers.


PRICE RANGE OF COMMON STOCK

     The following table sets out the high and low sale prices of the common stock for the periods indicated as reported by the Nasdaq National Market:

                                                                      SHARE PRICE
                                                               -------------------------
                                                                   HIGH          LOW
                                                               -----------   -----------
2000
----
       First Quarter (beginning February 15, 2000) .........     $ 28.00       $ 14.88
       Second Quarter ......................................     $ 18.00       $ 10.63
       Third Quarter .......................................     $ 14.75       $  7.50
       Fourth Quarter ......................................     $  9.00       $  0.75

2001
----
       First Quarter .......................................     $  4.00       $  0.38
       Second Quarter ......................................     $  2.25       $  0.22
       Third Quarter .......................................     $  1.22       $  0.60
       Fourth Quarter ......................................     $  0.93       $  0.44

2002
----
       First Quarter .......................................     $  1.45       $  0.54
       Second Quarter (through June 12, 2002) ..............     $  0.84       $  0.47


     On June 12, 2002, the latest practicable date before the printing of this information statement, the price of the last trade of the common stock, as reported by the Nasdaq National Market, was $0.56 per share. We recommend that stockholders obtain current market quotations for our common stock.



                DESCRIPTION OF INVESTMENT TRANSACTION DOCUMENTS

     The following is a summary of the material terms and provisions of the securities purchase agreement and the other agreements and documents relating to the investment transaction, including the investor rights agreement.



                       THE SECURITIES PURCHASE AGREEMENT

     The following summary of the material terms and provisions of the securities purchase agreement does not describe all of the terms of the securities purchase agreement. A copy of the securities purchase agreement was filed as an exhibit to our Form 8-K filed on March 27, 2002. See "Where You Can Find More Information."


OVERVIEW

     On March 6, 2002, we executed the securities purchase agreement with the WCAS purchasers. Under this agreement, the WCAS purchasers agreed to purchase, and we agreed to sell 117,200 shares of Series A preferred stock at a purchase price of $1,000 per share. The WCAS purchasers paid for these shares by exchanging approximately $22.2 million aggregate principal amount of our 10% convertible senior secured notes due 2006, together with accrued and unpaid interest, indebtedness of our company acquired by some of the WCAS purchasers from Nortel Networks and $57.5 million in cash. In addition, under the terms of the securities purchase agreement, we have agreed to use our reasonable best efforts to sell, after the date the written consent becomes effective and before November 18, 2002, up to an additional 45,000 shares of Series A preferred stock to any person acceptable to WCAS VIII who offers to purchase such shares on terms and conditions not less favorable to us than those pursuant to which shares of Series A preferred stock were issued to the WCAS purchasers.

     The principal powers, preferences and rights of the Series A preferred stock are summarized under "Description of Series A Preferred Stock" beginning on page 21.


REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of our Company. The securities purchase agreement contains various customary representations and warranties by us relating to, among other things:

   o valid   existence   and  good   standing  of  our  company  and   specified
     subsidiaries;

   o capital structure, including stock options;

   o authorization to execute, deliver and perform our obligations under the securities purchase agreement, the other agreements executed in connection with the GECC and Nortel Networks debt restructurings and the Bridge settlement agreement, and to issue and sell the Series A preferred stock;

   o no violation of applicable law, court orders, organizational documents or agreements as a result of the securities purchase agreement, the other agreements executed in connection with the GECC and Nortel Networks debt restructurings and the Bridge settlement agreement or the issuance and sale of the Series A preferred stock;

   o no preemptive rights or rights of first refusal or similar rights with respect to the Series A preferred stock;

   o due authorization and issuance of the Series A preferred stock and due authorization of a sufficient number of authorized but unissued shares of common stock to permit the conversion of all of the outstanding shares of Series A preferred stock;

   o enforceability of the securities purchase agreement and the other agreements executed in connection with the securities purchase agreement, the other agreements executed in connection with the GECC and Nortel Networks debt restructurings and the Bridge settlement agreement;

   o required governmental and third party consents;

   o accuracy of financial statements and absence of material undisclosed liabilities;

   o no material adverse effect on our business and properties since September 30, 2001;

   o compliance with SEC reporting requirements;

   o no securities issuances, specified borrowings, discharges of specified liabilities or distributions to stockholders since September 30, 2001, or agreements to take such actions in the future;

   o no undisclosed material legal proceedings;

   o compliance with laws and possession of required permits and authorizations;

   o material contracts;

   o insurance policies;

   o no untrue statements or omissions of material facts in this information statement;

   o no actions which would require the registration under the Securities Act of the issuance of the Series A preferred stock;

   o related-party transactions; and

   o no finders' fees.

     Representations and Warranties of the Purchasers. The securities purchase agreement contains various customary representations and warranties by each purchaser of the Series A preferred stock relating to, among other things:

   o due organization, valid existence and good standing;

   o authorization to execute, deliver and perform its obligations under the securities purchase agreement and the investor rights agreement and to purchase the Series A preferred stock;

   o no violation of applicable law, court orders or organizational documents as a result of the securities purchase agreement, the investor rights agreement, or the purchase of the Series A preferred stock;

   o enforceability of the securities purchase agreement and the investor rights agreement;

   o compliance with specified requirements of Regulation D under the Securities Act; and

   o required governmental consents.

     Survival   of  Representations  and  Warranties.  The  representations  and warranties made by us and the purchasers remain in effect until March 6, 2003.

COVENANTS

     Covenants of our Company. The securities purchase agreement contains customary covenants that obligated us, among other things, from the date of execution of the agreement to the closing date, to:

   o furnish  to  the  purchasers  and  their  authorized   representatives  all
     financial and operating data and other information relating to us that they may reasonably request;

   o execute the investor rights agreement and the other agreements relating to the GECC and Nortel Networks debt restructurings, and take such actions as may be reasonably necessary, desirable, or requested by any of the purchasers to consummate the issuance of the Series A preferred stock to the purchasers, subject to the satisfaction of the conditions set forth in the securities purchase agreement;

   o use all commercially reasonable efforts to cause all conditions precedent to the obligations of us and the purchasers to be satisfied and take all actions necessary to consummate the investment transaction in the most expeditious manner practicable;

   o use all commercially reasonable efforts to file all reports and other documents required to be filed by us under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and to request early termination of any applicable waiting period under the Act;

   o use all commercially reasonable efforts to obtain consents, waivers and approvals of all other governmental authorities and third-parties, to take all other actions that are required in connection with the investment transaction and assist the purchasers in preparing and filing all documents required to be submitted by the purchasers;

   o reserve for issuance a sufficient number of shares of common stock to satisfy our conversion obligations under the certificate of designations for the Series A preferred stock;

   o file the certificate of designations for the Series A preferred stock and, upon effectiveness of the written consent, the charter amendment with the Secretary of State of Delaware in accordance with the requirements of Delaware law;

   o use all commercially reasonable efforts to cause the shares of common stock issuable upon conversion of the Series A preferred stock to be listed or otherwise eligible for trading on the Nasdaq National Market or such other exchange or market at which the common stock is traded at the time of conversion;

   o use the proceeds received upon issuance of the Series A preferred stock for working capital and other general corporate purposes; and

   o satisfy our obligations under Regulation 14C of the Exchange Act by filing and mailing to our stockholders this information statement.

     In addition, under the securities purchase agreement, we agreed that until the closing date, without the purchasers' prior written consent or except as contemplated by the securities purchase agreement, we would not:

   o amend our organizational documents;

   o split, combine or reclassify any shares of common stock;

   o issue any capital stock other than pursuant to the securities purchase agreement or other disclosed contractual obligations;

   o declare or pay any dividend or distribution in respect of our common stock;

   o take, or knowingly omit to take, any action that would, or would reasonably be expected to, result in our representations and warranties becoming untrue, any of the conditions to the obligations of the purchasers not being satisfied, or the operation of our business outside the ordinary course of business consistent with past practice, giving due regard to our financial condition;

   o enter into any agreement or commitment to do any of the foregoing prohibited actions; or

   o use the proceeds received upon issuance of the Series A preferred stock other than for working capital, reduction of debt and payables in accordance with the Bridge settlement agreement, the payment of an equipment vendor and general corporate purposes in accordance with the operating budget provided to the board of directors on February 26, 2002.

     Covenants   of  Purchasers.  The  securities  purchase  agreement  contains customary covenants that obligated the purchasers, among other things, from the date of execution of the agreement to the closing date, to:

   o take such actions as may be reasonably necessary, desirable or requested by us to consummate the sale of the Series A preferred stock to the purchasers, subject to the satisfaction of the conditions set forth in the securities purchase agreement;

   o use all commercially reasonable efforts to cause all conditions precedent to the obligations of us and the purchasers to be satisfied, and take all actions necessary to consummate the investment transaction in the most expeditious manner practicable;

   o use all commercially reasonable efforts to file all reports and other documents required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and to request early termination of any applicable waiting period under the Act;

   o use all commercially reasonable efforts to obtain all necessary consents, waivers or approvals of other governmental authorities and third-parties, to take all other actions that are required in connection with the investment transaction and assist us in the preparing and filing of all documents that we are required to submit;

   o vote, or cause to be voted, by written consent, all of the shares of common stock owned by the purchasers in favor of the investment transaction;

   o execute all necessary instruments and documents to release the security interest granted to the purchasers under the Missouri Future Advance Deed of Trust and Security Agreement, as amended.


CLOSING CONDITIONS

     The obligations of our company and the WCAS purchasers to complete the sale of the Series A preferred stock at the closing were subject to a number of customary closing conditions, all of which were either satisfied or waived at the closing.


INDEMNIFICATION

     Under the securities purchase agreement, we will indemnify, defend and hold the purchasers harmless against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses resulting from a breach of any representation, warranty or covenant of our company contained in the securities purchase agreement. In addition, each purchaser will severally indemnify, defend and hold us harmless against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses resulting from a breach of any representation, warranty or covenant of such purchaser contained in the securities purchase agreement.


ASSIGNMENT

     The securities purchase agreement and the rights under the agreement may not be assigned by us without the prior written consent of WCAS VIII. In addition, the securities purchase agreement and the rights under the agreement may not be assigned by a WCAS purchaser without our prior written consent.


EXPENSES

     All costs and expenses incurred in connection with the securities purchase agreement will be paid by the party incurring the cost or expense, except that we have paid the legal, due diligence and other reasonable out-of-pocket costs and expenses of the purchasers through the date of execution of the agreement and we will pay the reasonable out-of-pocket costs and expenses of the purchasers and their counsel through the effectiveness of the written consent.

                    TERMS OF THE INVESTOR RIGHTS AGREEMENT

     The following summary of the material terms and provisions of the investor rights agreement does not describe all the terms of the investor rights agreement. A copy of the investor rights agreement was filed as an exhibit to our Form 8-K filed on March 27, 2002. See "Where You Can Find More Information."


TERMINATION OF EXISTING REGISTRATION RIGHTS AGREEMENTS

     Bridge and our company granted to WCAS VIII registration rights under a registration rights agreement dated as of February 7, 2000. In addition, we granted to the WCAS purchasers registration rights under a registration rights agreement dated as of February 20, 2000. We also granted to Reuters registration rights under a registration rights agreement dated as of May 16, 2001. In connection with the transactions contemplated by the securities purchase agreement, on March 6, 2002, we entered into an investor rights agreement with the WCAS purchasers, Reuters, GECC and Nortel Networks. At that time, all existing registration rights agreements with the WCAS purchasers and Reuters were terminated.


SECURITIES SUBJECT TO AGREEMENT

     The investor rights agreement obligates us to register under the Securities Act, on the terms set forth below, the resale in the public market by the investors of the following securities, which we refer to as the restricted stock:

   o shares of common stock issued or issuable upon the conversion of Series A preferred stock;

   o other shares of common stock acquired after the date of the investor rights agreement by an investor who is our affiliate;

   o shares of common stock issued or issuable  pursuant to the warrants that we
     granted  to  Nortel   Networks  and  GECC  in  connection   with  the  debt
     restructurings;

   o shares of common stock issuable with respect to Series A preferred stock and the warrants issued to Nortel Networks and GECC by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

     Under the investor rights agreement, each investor has agreed not to transfer any shares of restricted stock, unless the transfer is made under an effective registration statement under the Securities Act or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws.


REGISTRATION RIGHTS

     Demand and Additional Short-Form Registration Rights. If we receive a demand notice to effect a registration under the Securities Act of all or any portion of the restricted stock then held by the requesting investors, we will immediately notify in writing each other investor of the proposed registration. We will then use our reasonable best efforts to register the restricted stock under the Securities Act in accordance with the method of disposition set forth in the demand notice within 30 days after receipt by the other investors of our notification. Such a demand registration may be requested by:

   o WCAS VIII, Reuters, or any other investor, other than Nortel Networks or GECC, so long as it owns Series A preferred stock representing at least 10% of our then outstanding voting power, or capital stock representing at least 5% of our outstanding voting power; or

   o holders of at least 25% of the shares into which the warrants held by Nortel Networks and GECC are convertible.

     We will not be obligated to file and cause to become effective:

   o more than two demand registrations requested by WCAS VIII or its permitted transferees, two demand registrations requested by Reuters or its permitted transferees, two demand registrations by other investors, other than Nortel Networks or GECC, that own Series A preferred stock representing at least 10% of our then outstanding voting power or capital stock representing at least 5% of our outstanding voting power, and one demand registration by holders of at least 25% of the shares of common stock into which the warrants are convertible; or

   o any demand registration with a proposed total offering price of less than $25 million.

     Additionally, if we become eligible to use a Form S-3 registration statement under the Securities Act, we will use our reasonable best efforts to continue to qualify at all times for registration on Form S-3. If we are eligible to register shares of common stock on Form S-3 and we receive from WCAS VIII, Nortel Networks or GECC a notice to effect a registration on Form S-3 of all or any portion of the restricted stock then held by such requesting investor, we will immediately notify in writing each other investor of the proposed registration. We will then use our reasonable best efforts to register the restricted stock on Form S-3 in accordance with the method of disposition set forth in the demand notice within 30 days after receipt by the other investors of our notification. No investor or group of investors will have the right to request a registration on Form S-3 unless the proposed total offering price is at least $10 million.

     If the method of disposition specified by the requesting investors is an underwritten public offering, the number of shares to be included in that offering may be reduced if, in the opinion of the managing underwriter of the offering, inclusion of all shares would adversely affect the marketing of the shares. In that case, the number of shares will be reduced pro rata among the investors seeking to include their shares based on the number of shares requested to be registered by each investor. However, if other of our stockholders who are not investors determine, through other contractual rights with us, to participate in the registration, such reduction will first be applied against their shares, and then to any shares of common stock to be sold by us for our own account, before any shares of the investors are reduced.

     Piggyback Registration. If we register shares of our common stock for sale to the public, whether for our account or the account of other stockholders, the investors will be entitled to have their restricted stock included in such registration. If the registration is, in whole or in part, an underwritten public offering of common stock, any request by an investor to register restricted stock will specify either that the restricted stock is to be included in the underwriting on the same terms and conditions as the shares of common stock or that the restricted stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. If the managing underwriter of the offering is of the good faith opinion that the inclusion would adversely affect the marketing of the securities to be sold by us, or by the other security holders for whose benefit the registration statements has been filed, the number of shares of restricted stock to be included in such an underwritten offering may be reduced as follows:

   o if the stockholders requesting to have shares of restricted stock included in the registration are investors, pro rata among the requesting investors based upon the number of shares of restricted stock so requested to be registered; or

   o if stockholders other than investors also request to have their shares of common stock included in the registration, pro rata among all the requesting stockholders based upon the number of shares of common stock so requested to be registered.


HOLDBACK AGREEMENT

     If there is a firm commitment underwritten public offering of our securities under a registration covering restricted stock, and an investor does not elect to sell its restricted stock to the underwriters in the offering, the investor may not sell its restricted stock during the period of distribution of our securities by the underwriters and the period in which the underwriting syndicate participates in the after market. However, the investor will, in any event, be entitled to sell its restricted stock commencing on the 180th day after the effective date of the registration statement. If there is a firm commitment underwritten public offering of our securities by us, the investors have agreed that, upon the request of the managing underwriter in the offering, they will not sell common stock for a period of 180 days from the effective date of the registration statement and will execute a lockup agreement in the form customarily used in these transactions.

REGISTRATION EXPENSES

     We will be required to pay all expenses incurred by us in registering the offering of the restricted stock of the investors in accordance with the terms of investor rights agreement, other than any underwriting discounts or selling commissions.


INDEMNIFICATION

     In the event we register any of the restricted stock under the Securities Act, we will indemnify and hold harmless each seller of restricted stock and its controlling persons against any claims or liabilities that are based on any untrue statement, or omission to state, a material fact, unless the action is based on information furnished by that seller. In addition, each seller of restricted stock will indemnify and hold us and our controlling persons, officers, directors, underwriters, and each other seller of restricted stock harmless against any claims or liabilities that are based on any untrue statement, or omission to state, a material fact, to the extent that the action is based on information furnished by that seller. However, the liability of each seller will be limited to the proportion that the price of the shares sold by that seller bears to the total public offering price of all securities sold under the registration statement. No seller's liability will exceed the proceeds, net of underwriting discounts and commissions, received by that seller from the sale of the shares covered by the registration statement.


ADDITIONAL REGISTRATION RIGHTS

     Without the prior written consent of WCAS VIII, Reuters, and each other investor who holds restricted stock representing 5% of our outstanding voting stock, we will not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted in the investor rights agreement, including rights to participate in a demand registration that could result in a reduction in the number of shares of common stock held by WCAS VIII or its permitted transferees, Reuters, or such other investors to be included in any underwritten offering made in respect of that demand registration.


BOARD REPRESENTATION RIGHTS

     The following investors, which we refer to as eligible investors, shall have the right to nominate for election to the board a number of directors equal to the total number of members of the board of directors multiplied by the percentage of the outstanding voting stock represented by the voting stock owned by such investor, rounded down to the nearest whole number:

   o WCAS VIII or its permitted transferees, or any other investor that may become a party to the investor rights agreement, excluding Reuters and its tranferees, Nortel Networks and GECC, so long as such investor owns Series A preferred stock representing at least 10% of our outstanding voting power; or

   o the WCAS purchasers, in the aggregate, or individually, any other investor that may become a party to the investor rights agreement, excluding Reuters and its transferees, Nortel Networks and GECC, so long as such investor owns our capital stock representing at least 5% of our outstanding voting power.

     Accordingly, in the event that WCAS VIII or the WCAS purchasers own voting stock representing more than 50% of the voting power represented by the outstanding voting stock, they may appoint at least half of the members of our board. In addition, each such investor will be entitled to nominate at least one director for election to our board as long as such investor, or the WCAS purchasers in the aggregate, owns voting stock representing at least 5% of the total voting power of all outstanding voting stock.

     If an investor ceases to be an eligible investor or otherwise ceases to own a sufficient number of shares of our voting stock to entitle it to nominate the number of directors it then has on the board of directors, it must use its best efforts promptly to cause the resignation of one or more of its designated directors. The right to nominate directors will cease upon the earlier to occur of the date on which no shares of Series A preferred stock are outstanding and the date on which there are no eligible investors.


PREEMPTIVE RIGHTS

     Under the investor rights agreement, we have granted to each eligible investor and Reuters the right to purchase all or any part of its pro rata share of any capital stock or securities exchangeable, convertible or exercisable into shares of capital stock that we may from time to time propose to sell and issue, except:

   o shares of our capital stock outstanding on the date of the investor rights agreement;

   o shares of Series A preferred stock;

   o the shares of common stock into which the Series A preferred stock and the warrants issued to Nortel Networks and GECC are convertible;

   o securities issued to officers, directors or employees of, or consultants to, our company under a stock grant, option plan or purchase plan or other stock incentive program;

   o securities issued as a dividend or distribution on capital stock or in connection with any stock split, stock dividend or similar transaction;

   o securities issued in a firm-commitment underwritten public offering under a registration statement filed under the Securities Act; and

   o securities issued in connection with a business combination transaction or acquisition of technology or other assets of another business approved by our board of directors.

     For this purpose, an investor's pro rata share means the ratio of:

   o a number equal to the number of shares of common stock issuable upon conversion of all shares of Series A preferred stock held by the investor, plus the number of shares of common stock issuable upon exercise of options or warrants to purchase common stock, or securities convertible into common stock, by the investor, plus the number of shares of common stock held by the investor; to

   o the total number of shares of common stock then outstanding plus the total number of shares of common stock issuable upon conversion of the Series A preferred stock then outstanding and other securities convertible into or exchangeable for common stock then outstanding.


ASSIGNMENT OF RIGHTS AND OBLIGATIONS

     Each investor is entitled to assign all of its rights and obligations under the investor rights agreement to a transferee of restricted stock or Series A preferred stock held by that investor, provided that:

   o the transferee agrees to be bound by the investor rights agreement; and

   o the right to a demand registration will not be exercisable by the transferee (other than a transferee of Nortel Networks or GECC) unless the transferee purchases and continues to hold restricted stock representing at least 5%, on a fully diluted basis, of our voting capital stock.



                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. The rights, preferences and privileges of our preferred stock may be established from time to time by our board of directors. On February 26, 2002, the record date of this information statement, 93,982,945 shares of our common stock were outstanding and no shares of our preferred stock were outstanding. On the record date of this information statement, we had 796 stockholders. Upon the effectiveness of the charter amendment, our authorized capital stock will consist of 900,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. See "Action Two: Approval of the Charter Amendment" on page 30.


                          DESCRIPTION OF COMMON STOCK

     Each holder of record of common stock is entitled to one vote for each share on all matters properly submitted to the stockholders for their vote. Our certificate of incorporation does not allow cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all the directors then standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of our common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of Series A preferred stock and shares of any other series of preferred stock that we may authorize and issue in the future.


                    DESCRIPTION OF SERIES A PREFERRED STOCK

     The powers, preferences and rights of the Series A preferred stock are as set forth in the certificate of designations relating to the Series A preferred stock. The following summary of the principal powers, preferences and rights of the Series A preferred stock does not describe all the terms of the certificate of designations relating to the Series A preferred stock. A copy of the certificate of designations was filed as an exhibit to our Form 8-K filed on March 27, 2002. See "Where You Can Find More Information."


GENERAL

     Our certificate of incorporation authorizes our board of directors from time to time and without further stockholder action to issue up to 50,000,000 shares of preferred stock, par value $.01 per share, in one or more classes or series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of preferred stock. As of the record date of this information statement, we had not issued or established any preferred stock.

     In connection with the investment transaction, on February 26, 2002, our board of directors authorized 210,000 shares of preferred stock for designation as Series A preferred stock. In accordance with the securities purchase agreement, we have issued a total of shares of 117,200 Series A preferred stock to the WCAS purchasers. In addition, upon conversion of our 12% convertible senior secured notes, we issued 40,870 shares of Series A preferred stock to Reuters in accordance with the terms of such notes.

     The certificate of designations for the Series A preferred stock became effective upon its filing with the Secretary of State of Delaware on March 18, 2002.


RANKING

     With   respect   to  dividend  rights  and  rights  upon  our  liquidation, dissolution or winding up, the Series A preferred stock will rank:

   o senior to our common stock and each other class of capital stock or series of preferred stock established after the Series A preferred stock, the terms of which do not expressly provide that such class or series will rank senior to, or on a parity with, the Series A preferred stock as to dividend distributions and distribution upon a liquidation, dissolution or winding up of our company, which we refer to as junior securities;

   o on a parity with any class of capital stock or series of preferred stock established after the Series A preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the Series A preferred stock as to dividend distributions and distributions upon a liquidation, dissolution or winding up of our company, which we refer to as parity securities; and

   o junior to any capital stock or series of preferred stock established after the Series A preferred stock, the terms of which expressly provide that such class or series will rank senior to the Series A preferred stock as to dividend distributions and distributions upon a liquidation, dissolution or winding up of our company, which we refer to as senior securities.


DIVIDENDS

     Dividend Payments. Holders of Series A preferred stock will be entitled to participating cumulative dividends, in preference to dividends on any junior securities, that will accrue and accrete as described below. Dividends will be paid when, as and if declared by our board of directors. Dividends on shares of Series A preferred stock will accrue on a daily basis at an annual rate of 11.5%, except as described below, on the accreted value of those shares from the date of issuance of those shares to the first to occur of:

   o redemption of those shares;

   o conversion of those shares into common stock;

   o purchase of those shares as a result of a change of control of our company, as described under "--Change of Control" below, or of an offer by us to repurchase shares of Series A preferred stock, as described under "--Purchase Offer" below; or

   o our liquidation, dissolution or winding up.

     Dividends will accrue at an annual rate of 20%, under the limited circumstances described under "--Redemption" below, or 5% under the limited circumstances described under "--Purchase Offer" below.

     Dividends will accrue whether or not our board of directors has declared such dividends and whether or not we have unrestricted funds legally available for the payment of dividends. Accrued but unpaid dividends will accrete quarterly by being added to the accreted value of the Series A preferred stock on each dividend accretion date. The accreted value of a share of Series A preferred stock on any date is equal to $1,000 plus the amount of all dividends that have accreted with respect to that share through that date. The dividend accretion date is the first day of April, July, October and January of each year, beginning April 1, 2002. After March 18, 2010, we may pay dividends on the Series A preferred stock that would accrue after that date in cash.

     If at any time after March 18, 2010, we elect to pay dividends on the Series A preferred stock in cash in an amount that is less than the total amount of the accrued dividends, the cash dividends will be distributed ratably among the holders based upon the total accrued dividends on the Series A preferred stock held by each holder.

     The amount of dividends accrued on shares of Series A preferred stock on or before the first dividend accretion date will be calculated based on the dividend accretion rate for the actual number of days elapsed from and including the date of issuance of the shares to the date as of which such determination is to be made. The amount of dividends accrued on any date that is not a dividend accretion date will be calculated based on the dividend accretion rate for the actual number of days elapsed from and including the last preceding dividend accretion date to the date as of which such determination is to be made. Dividends accrued on any dividend accretion date after the first dividend accretion date will be calculated at an annual rate based on a 360-day year of twelve 30-day months.

     Other Dividend Rights. If our board of directors declares a cash dividend on our common stock in any particular quarter which exceeds, on a per share basis, the amount of the dividend accreted per share of Series A preferred stock in such quarter divided by the number of shares of common stock such share of Series A preferred stock is then convertible into, holders of the Series A preferred stock will be entitled to receive:

   o the accretion of dividends per share of Series A preferred stock for such quarter, and

   o the excess, in cash, of the dividend amount per share of common stock over the dividend accreted per share of Series A preferred stock in such quarter divided by the number of shares of common stock such share of Series A preferred stock is then convertible into, multiplied by the number of shares of common stock into which the Series A preferred stock is then convertible.

     The holders of the Series A preferred stock will be entitled to receive such amount prior to the payment of the declared dividend on the common stock. The holders of Series A preferred stock will not be required to convert their shares of Series A preferred stock as a condition to receiving the cash dividend.

     Until less than 20% of the shares of Series A preferred stock issued on all issuance dates remains outstanding, or less than 40% of the shares of Series A preferred stock issued on all issuance dates remains outstanding and such outstanding Series A preferred stock constitutes less than 20% of the total outstanding voting power of our company, we may not:

   o declare, make or pay dividends or other distributions on, or set apart funds for the payment of dividends on, any junior securities or parity securities of our company or our subsidiaries; or

   o purchase, redeem or otherwise acquire or retire for any consideration any junior securities or parity securities, or pay, set aside or make available any money for a sinking fund or similar fund for the purchase, redemption or other acquisition or retirement for any consideration of any junior securities or parity securities.


LIQUIDATION PREFERENCE

     Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of Series A preferred stock will be entitled to be paid a liquidation preference, out of our assets available for distribution to stockholders. The liquidation preference will be paid before any distribution is made on the common stock or any other junior securities, but is subject to the rights of our creditors and holders of our senior securities and parity securities, if any. The liquidation preference per share of Series A preferred stock will be an amount in cash equal to the greater of:

   o the accreted value of a share of Series A preferred stock, plus the amount of any accrued and unpaid dividends per share since the last dividend accretion date, on the date of our liquidation, dissolution or winding up; and

   o the fair market value of our common stock, as determined by an independent third party appraiser of national standing chosen by us and holders of 66-2/3% of the then outstanding Series A preferred stock, on the date of our dissolution, liquidation or winding up, multiplied by the number of shares of common stock such share of Series A preferred stock is convertible into.

     If the amounts payable with respect to the liquidation preference of the Series A preferred stock and all other parity securities are not paid in full, the holders of the Series A preferred stock and the parity securities will share pro rata in proportion to the full distribution to which they are entitled. After payment of the full amount of the liquidation preference of the Series A preferred stock, the holders of shares of Series A preferred stock will not be entitled to any further distribution of our assets.


CONVERSION

     Optional Conversion. Each share of Series A preferred stock will be convertible at any time, at the option of the holder, into a whole number of shares of common stock which is equal to the accreted value of the share of Series A preferred stock plus all accrued dividends on the share through the conversion date divided by the conversion price.

     The right to convert any share of Series A preferred stock will terminate at the close of business on the business day before the date of our redemption or repurchase of that share, unless we default in making the required payment due upon redemption or repurchase.

     Anti-dilution Adjustments. To prevent dilution of the foregoing conversion rights, the conversion price of the Series A preferred stock, which initially will be $0.75 per share, will be reduced on a weighted average basis, and as a result the number of shares of common stock issuable conversion of Series A preferred stock will be increased, if we issue common stock, securities convertible into common stock, or options, warrants or similar rights to purchase common stock at a price per share of common stock which is less than the conversion price then in effect. The conversion price shall also be adjusted proportionally in the event that we:

   o subdivide or split the outstanding shares of common stock or issue by reclassification of the common stock any shares of capital stock of our company;

   o issue shares of common stock as a dividend or distribution on any class of our capital stock; or

   o distribute to holders of common stock, whether by dividend or in a merger or otherwise, evidences of debt, shares of our capital stock of any class or series, other securities, cash or assets, except in specified circumstances.

     The conversion price of the Series A preferred stock will be proportionally increased, and as a result the number of shares of common stock issuable upon conversion of Series A preferred stock will be decreased, if we combine or reclassify the outstanding shares of common stock into a smaller number of shares.

     Upon the occurrence of any transaction or event, including a merger, consolidation, sale of assets, reclassification, recapitalization, compulsory share exchange or liquidation, in which all or substantially all of our outstanding shares of common stock are converted into or exchanged for stock, other securities or assets, a holder of Series A preferred stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that the holder would have received if the holder's shares of Series A preferred stock had been converted immediately before the transaction or event.


REDEMPTION

     On and after March 18, 2010, we have the right to redeem for cash all or any portion of the outstanding shares of Series A preferred stock as described below. The redemption price per share will be an amount equal to the accreted value plus the amount of any accrued and unpaid dividends per share since the last dividend accretion date as of the redemption date. If on the redemption date we redeem less than all of the shares of Series A preferred stock outstanding, such shares will be redeemed on a pro rata basis among all holders of Series A preferred stock with any fractional shares round to the nearest whole share. With respect to each share of Series A preferred stock that we fail to redeem on March 18, 2010, whether or not we have sufficient legally available funds to effect such redemption, the dividend accretion rate will be increased to 20%. We will not be able to redeem any of the outstanding Series A preferred stock unless we have obtained the approval of a majority of the members of a special board committee designated by our board of directors for such purpose and a majority of whose members are not affiliates of any holder of Series A preferred stock. There are no express restrictions in the certificate of designations on our ability to redeem or repurchase our Series A preferred stock while we are in arrears in the payment of any dividend on the Series A preferred stock.


VOTING RIGHTS

     General. Except as otherwise required by law or as described below, the holders of Series A preferred stock will be entitled to vote together as one class with the holders of the common stock on all matters submitted to the vote of stockholders. Holders of Series A preferred stock will be entitled to cast a number of votes equal to the number of shares of common stock into which a share of Series A preferred stock is convertible on the record date of the meeting of stockholders or the execution date of any written consent of stockholders, as the case may be, without giving effect to any reduction in the Series A purchase price in the event that we issue common stock, securities convertible into common stock, or options, warrants or similar rights to purchase common stock at a price per share of common stock that is less than the conversion price then in effect.

     Special Voting Rights. Without the prior vote or consent of holders of at least 66- 2/3% of the outstanding shares of Series A preferred stock, voting as a separate class, we may not:

   o amend, alter or repeal any provision of our certificate of incorporation, bylaws or the certificate of designations, in each case, that would adversely affect the rights, preferences, powers or privileges of the holders of Series A preferred stock;

   o consummate or agree to any of the following:

     - any person or group, other than WCAS VIII or any of its affiliates becoming the beneficial owner of more than 50% of our total voting stock;

     - the  sale,   transfer,   lease  or  a  similar   disposition  of  all  or
       substantially all of our assets; or

     - our consolidation or merger with another entity in a transaction in which our outstanding voting stock is converted into or exchanged for cash, securities or other property, except if our outstanding voting stock is converted into or exchanged for voting stock of the surviving or transferee corporation or its parent and immediately after the transaction, no person, other than WCAS VIII or its affiliates, is the beneficial owner of more than 50% of the total voting stock of the surviving corporation or transferee corporation, as applicable. However, such consent is not required in an event that contemplates our company making a change of control offer as described below.

     In addition, until less than 20% of the shares of Series A preferred stock issued on all issuance dates remains outstanding or less than 40% of the shares of Series A preferred stock issued on all issuance dates remains outstanding and the outstanding Series A preferred stock constitutes less than 20% of our total outstanding voting power, we may not, without the prior vote or consent of holders of at least 66- 2/3% of the outstanding shares of Series A preferred stock, voting as a separate class:

   o authorize, create, reclassify or issue any series or class of senior securities or parity securities, or securities convertible into senior securities or parity securities, or rights to purchase senior securities or parity securities or debt securities convertible into common stock or any series of preferred stock, the payment of dividends with respect to which could cause the inclusion of dividends with respect to the Series A preferred stock in the taxable income of any holder of Series A preferred stock; or

   o pay any dividends, purchase, redeem or acquire or retire for value, including in connection with any merger or reorganization of our company or our subsidiaries, or make any other distribution, including the payment of dividends, in respect of any junior securities other than those made under the terms of junior securities that have been approved by holders of at least 66- 2/3% of the outstanding Series A preferred stock, voting separately as a class, in respect of any junior securities.



CHANGE OF CONTROL

     Upon the occurrence of a change of control, we may offer to repurchase all, but not less than all, of the outstanding shares of Series A preferred stock for the change of control purchase amount, to be determined as follows:

   o if the change of control occurs before March 18, 2003, the change of control purchase amount will be equal to $1,000 plus the aggregate amount of cumulative dividends in respect of such share that would accrue from the issuance date through March 18, 2007;

   o if the change of control occurs after March 18, 2003 and before March 18, 2007, the change of control purchase amount will be equal to 125% of the sum of $1,000 plus the aggregate amount of cumulative dividends in respect of such share that would accrue from the issuance date through March 18, 2007; or

   o if the change of control occurs after March 18, 2007, the change of control purchase amount will be equal to 125% of the accreted value per share and any accrued dividends thereon.

     We will not be able to make a change of control offer unless we have obtained the approval of a majority of the members of a special committee designated by our board of directors for such purpose and a majority of whose members are not affiliates of any holders of Series A preferred stock.

     If we do not make a change of control offer, all shares will automatically be converted into a number of shares of common stock having a value equal to the applicable change of control purchase amount effective upon the 21st day following the occurrence of a change of control.

     For this purpose, a change of control means the occurrence of any of the following events:

   o any person or group, other than WCAS VIII or any of its affiliates becomes the beneficial owner of more than 50% of our total voting stock;

   o we sell, transfer, lease or otherwise dispose of all or substantially all of our assets;

   o we consolidate or merge with another entity in a transaction in which our outstanding voting stock is converted into or exchanged for cash, securities or other property, except if our outstanding voting stock is converted into or exchanged for voting stock of the surviving or transferee corporation or its parent and immediately after the transaction, no person, other than WCAS VIII or any of its affiliates, is the beneficial owner of more than 50% of the total voting stock of the surviving corporation or transferee corporation, as applicable; or

   o during any consecutive two-year period, individuals who at the beginning of that period constituted our board of directors, together with any new directors approved by the majority of the directors still in office, cease for any reason to constitute a majority of our board of directors then in office.

PURCHASE OFFER

     After March 18, 2004, we have the right to offer to purchase all or any part of the outstanding shares of Series A preferred stock at a purchase price per share in cash equal to the greater of:

   o $2,000; and

   o (a) the sum of the product, for each of the 20 trading days ending on and including the trading day immediately before the purchase date of such share of Series A preferred stock, of the closing market price of our common stock on such trading day multiplied by the volume of shares of common stock traded on such day, divided by the total volume of shares traded over such 20 trading day period, (b) multiplied by the number of shares of common stock such share of Series A preferred stock is convertible into.

     We will not be able to make an offer to purchase unless we have obtained the approval of a majority of the members of a special committee designated by our board of directors for such purpose and a majority of whose members are not affiliates of any holders of Series A preferred stock.

     If we make a purchase offer, and a holder of Series A preferred stock subject to the purchase offer does not properly tender all of the affected shares to us, dividends on those shares will thereafter accrue at an annual rate of 5%.

RESTRICTIONS ON TRANSFER

     Without our prior consent and the consent of holders of at least 66- 2/3% of the outstanding Series A preferred stock, voting separately as a class, no holder of Series A preferred stock may offer, sell or otherwise transfer such stock to any person that owns in excess of 25% of the voting stock of, manages, operates or controls any business which provides data networking, related internet or managed hosting services.


           NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

     Under applicable Delaware law, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of common stock in connection with the investment transaction or the other corporate actions
described   in   this  information  statement.  Existing  stockholders  have  no preemptive rights with respect to any of the securities issued in the investment transaction.

                            OWNERSHIP OF SECURITIES


OWNERSHIP OF OUR VOTING STOCK

     The following table provides you with information about the beneficial ownership of shares of our voting stock as of May 31, 2002, by:

   o each person or group that, to our knowledge, beneficially owns more than 5% of the outstanding shares of a class of voting stock;

   o each of our directors and executive officers; and

   o all of our directors and executive officers as a group.

     The persons named in the table have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them, subject to community property laws where applicable and unless otherwise noted in the notes that follow. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of May 31, 2002, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Percentage of beneficial ownership is based on 94,026,568 shares of common stock and 158,070 shares of Series A preferred stock outstanding as of May 31, 2002.

     The "Total Voting Power" column reflects each listed individual's or entity's percent of actual ownership of all voting securities of our company. As a result, this column excludes any shares of common stock subject to options and warrants, as holders of those securities will not be entitled to vote with respect to such securities unless such securities are exercised.

     Unless otherwise indicated below, the address for each listed director and executive officer is SAVVIS Communications Corporation, 12851 Worldgate Drive, Herndon, Virginia 20170.

                                                                                             SERIES A                  TOTAL
                                                        COMMON STOCK                   PREFERRED STOCK (1)          VOTING POWER
                                             ----------------------------------   ------------------------------   -------------
                                                                          % OF                             % OF
NAME OF BENEFICIAL OWNER                            # OF SHARES          CLASS         # OF SHARES        CLASS         (%)
------------------------                     ------------------------   -------   --------------------   -------   -------------
5% STOCKHOLDER
Welsh, Carson, Anderson & Stowe ..........          167,660,920 (2)        68%           111,774 (3)        71%          54%
Reuters Holdings Switzerland SA ..........           55,785,637 (4)        37%            40,870            26%          18%
BIS Administration, Inc. (5) .............           45,483,702            48%                --            --           15%
General Electric Capital Corporation .....            9,647,258 (6)         9%                --            --           --
Nortel Networks Inc. .....................            6,431,505 (7)         6%                --            --           --

EXECUTIVE OFFICERS AND DIRECTORS
Robert A. McCormick ......................              750,000             *                 --            --            *
John M. Finlayson ........................              673,000 (8)         *                 --            --            *
David J. Frear ...........................              465,000 (9)         *                 --            --            *
Richard Bubenik ..........................              222,766 (10)        *                 --            --            *
James D. Mori ............................              300,000             *                 --            --            *
Clyde A. Heintzelman .....................               15,000 (11)        *                 --            --            *
Patrick J. Welsh .........................          169,071,038 (12)       68%           112,797 (13)       71%          55%
Thomas E. McInerney ......................          168,964,693 (14)       68%           112,690 (15)       71%          55%
John D. Clark ............................               10,919 (16)        *                  8             *            *
James E. Ousley ..........................                5,000             *                  *             *            *
James P. Pellow ..........................                5,000             *                  *             *            *
All executive officers and directors as a
 group (11 persons) ......................          172,886,853            65%           113,713            72%          56%

------------
 *  Less than one percent.

(1) As of May 31, 2002, holders of Series A preferred stock were entitled to approximately 1,364 votes for each share of preferred stock that they own. On that date, each share of Series A preferred stock, including accrued and unpaid dividends, was convertible into approximately 1,364 shares of common stock.

(2) Includes  15,472,321  shares  of  common  stock  beneficially held by Welsh,
    Carson,  Anderson  &  Stowe  VI,  L.P.,  which  we  refer  to  as  WCAS  VI,
    11,599,767 shares beneficially held by Welsh, Carson, Anderson & Stowe VII, L.P., which we refer to as WCAS VII, 65,357 shares beneficially held by WCAS Information Partners, L.P., which we refer to as WCAS IP, 667,761 shares held by WCAS Capital Partners II, L.P., which we refer to as WCAS CP II, 139,820,226 shares beneficially held by WCAS VIII, and 35,488 shares beneficially held by WCAS Management Corporation, which we refer to as WCAS Management. 10,836,363 of the shares beneficially owned by WCAS VI, 8,124,201 of the shares beneficially owned by WCAS VII, 133,570,226 of the shares beneficially owned by WCAS VIII and all of the shares beneficially owned by WCAS Management are issuable upon the conversion of the shares of Series A preferred stock, including accrued and unpaid dividends through May 31, 2002, issued by us to these entities under a securities purchase agreement dated as of March 6, 2002. The respective sole general partners of WCAS VI, WCAS VII, WCAS IP, WCAS CP II and WCAS VIII are WCAS VI Partners, L.P., WCAS VII Partners, L.P., WCAS INFO Partners, WCAS CP II Partners and WCAS VIII Associates, LLC.

    The individual general partners of each of these partnerships include some or all of Bruce K. Anderson, Russell L. Carson, John D. Clark, Anthony J.
    de  Nicola,  James  B. Hoover, D. Scott Mackesy, Thomas E. McInerney, Robert
    A. Minicucci, James R. Matthews, Charles G. Moore, III, Andrew M. Paul, Paul B. Queally, Jonathan M. Rather, Lawrence B. Sorrel, Richard H. Stowe, Sanjay Swani, Laura M. Van Buren and Patrick J. Welsh. The individual general partners who are also directors of the company are Thomas E. McInerney, Patrick J. Welsh and John D. Clark. Each of the foregoing persons may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner he or she is a general partner. The address of Welsh, Carson, Anderson & Stowe is 320 Park Avenue, New York, NY 10022.

(3) Includes 7,939 shares of Series A preferred stock held by WCAS VI, 5,952 shares of Series A preferred stock held by WCAS VII, 97,857 shares of Series A preferred stock held by WCAS VIII, and 26 shares of Series A preferred stock held by WCAS Management.

(4) Consists of 55,785,637 shares of common stock issuable upon the conversion of the shares of our Series A preferred stock, including accrued and unpaid dividends through May 31, 2002, acquired by Reuters on March 18, 2002 upon conversion of its 12% convertible senior secured notes due 2005, including accrued and unpaid interest. Such shares of Series A convertible preferred stock are convertible at any time at the holder's option. According to Schedule 13D filed by Reuters on March 20, 2002, Reuters has both shared voting power and share disposition power with Reuters Group PLC over the common stock issuable upon the conversion of its shares of our Series A preferred stock. The principal executive offices of Reuters are located at 153 route de Thonon, 1245 Collange-Bellerive, Switzerland. Reuters is an indirect subsidiary of Reuters Group PLC, a public limited liability company registered in England and Wales with its principal executive offices located at 85 Fleet Street, London EC4P 4AJ, England.

(5) The address of BIS Administration, Inc. is 875 Third Avenue, 27th floor, New York, New York 10022. Bridge will distribute all of the shares of our common stock it owns to its secured creditors.

(6) Consists of 9,647,258 shares of common stock subject to warrants that are currently exercisable.

(7) Consists of 6,431,505 shares of common stock subject to warrants that are currently exercisable.

(8) Includes 37,500 shares of common stock held in trust for the benefit of Mr. Finlayson's children.

(9) Includes 145,000 shares of common stock subject to options that are exercisable within 60 days of May 31, 2002.

(10) Includes 150,000 shares of common stock subject to options that are exercisable within 60 days of May 31, 2002.

(11) Includes 15,000 shares of common stock subject to options that are exercisable within 60 days of May 31, 2002.

(12) Includes 167,595,563 shares held by Welsh, Carson, Anderson & Stowe, as described in note 2 above. Does not include 65,357 shares beneficially held by WCAS IP, of which Mr. Welsh is not a general partner. Also includes 1,396,347 shares issuable upon the conversion of the shares of Series A preferred stock individually held by Mr. Welsh, including accrued and unpaid dividends through May 31, 2002, and 15,000 shares of common stock subject to options that are exercisable within 60 days of May 31, 2002.

(13) Includes 111,774 shares of Series A preferred stock held by Welsh, Carson, Anderson & Stowe, as described in note 3 above.

(14) Includes 167,660,920 shares held by Welsh, Carson, Anderson & Stowe, as described in note 2 above. Also includes 1,250,297 shares issuable upon the conversion of the shares of Series A preferred stock held by Mr. McInerney, including accrued and unpaid dividends through May 31, 2002, and 15,000 shares of common stock subject to options that are exercisable within 60 days of May 31, 2002.

(15) Includes 111,774 shares of Series A preferred stock held by Welsh, Carson, Anderson & Stowe, as described in note 3 above.

(16) Consists of 10,919 shares issuable upon the conversion of the shares of Series A preferred stock held by Mr. Clark, including accrued and unpaid dividends through May 31, 2002.

                 ACTION TWO: APPROVAL OF THE CHARTER AMENDMENT

     The charter amendment is included as appendix A to this information statement. The charter amendment has been unanimously approved by our board of directors and subsequently approved by written consent of holders of a majority of the outstanding shares of common stock. Under Delaware law, approval of the charter amendment effectively required the consent of the holders of a majority of the outstanding shares of our common stock.

     Our certificate of incorporation currently authorizes a total of 250,000,000 shares of common stock for issuance. On the record date of this information  statement,  we  had  a  total  of 93,982,945 shares of common stock issued and outstanding. The charter amendment increases the number of authorized shares of common stock from 250,000,000 shares to 900,000,000. Our board of directors has recommended this action in order to have enough shares to issue upon the conversion of shares of Series A preferred stock, the exercise of outstanding warrants and options, and for possible future financings, acquisitions or other general corporate purposes.

          ACTION THREE: APPROVAL OF THE STOCK OPTION PLAN AMENDMENTS

     The stock option plan amendments are included as appendix B to this information statement. The stock option plan amendments have been unanimously approved by our board of directors and subsequently approved by written consent of holders of a majority of the outstanding shares of our common stock.


GENERAL

     Our board of directors believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in us. In accordance with this philosophy, on July 22, 1999 the board adopted and the stockholders approved our 1999 stock option plan. The board of directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The board of directors considers equity-based incentives an important component of its efforts to attract and retain talented individuals and an increasing need as we require additional executive talent. In addition, the board of directors believes that option grants help us to attain our long-term goals by linking the compensation of key employees to stockholder returns.

     The stock option plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code of 1986, which we refer to as the Internal Revenue Code, and options that do not qualify as incentive stock options, which we refer to as non-qualified options. Grants may be made under our stock option plan to employees and directors of our company or any related company and to any other individual whose participation in the stock option plan is determined by our board of directors to be in our best interests. As of May 31, 2002, options to purchase an aggregate of 34,741,307 shares of our common stock were outstanding under our stock option plan with a weighted average exercise price of $1.286 per share. As of that date, options to purchase an aggregate of 6,401,235 shares of our common stock had been exercised and 4,857,458 shares of common stock were available for future grant under our stock option plan.


THE STOCK OPTION PLAN AMENDMENTS

     On January 23, 2001, the compensation committee of the board of directors amended the stock option plan, subject to stockholder approval, to increase the number of shares of common stock subject to the plan by 12,000,000 shares from 12,000,000 to 24,000,000 shares. On October 25, 2001, the board of directors further amended the stock option plan, subject to stockholder approval, to increase the number of shares from 24,000,000 to 30,000,000 and to impose a limit of 3,000,000 shares of common stock that may be awarded to any single individual under the stock option plan in any calendar year. On February 26, 2002, the board again amended the stock option plan, subject to stockholder approval, to increase the number of shares from 30,000,000 to 46,000,000 shares and to increase the individual limit for option grants under the stock option plan from 3,000,000 shares per person per year to 10,000,000 shares per person per year. The stock option plan, as amended by these three amendments, was approved by written consent of holders of a majority of our outstanding shares of common stock on March 6, 2002.

     From January 1, 2002 through May 31, 2002, we granted 32,484,571 stock options under the stock option plan, as amended by the three amendments. The "New Plan Benefits" table below provides information with regard to those stock option grants. Other than the grants listed on the New Plan Benefits table, the benefits or amounts that will be received by any participant or group of participants are not currently determinable. As of May 31, 2002, there were approximately five executive officers, 435 employees and five non-employee directors of our company and our subsidiaries who were eligible to participate in the stock option plan. On June 12, 2002, the closing price of our common stock was $0.56 per share.

                               NEW PLAN BENEFITS

     The grants shown in the table below were made under the stock option plan, as amended by the three amendments.

NAME AND POSITION                                                  NUMBER OF SHARES
-----------------                                                  ----------------
     Robert A. McCormick,                                              4,734,965 (1)
     Chief Executive Officer and Chairman of the Board

     John M. Finlayson,                                                4,084,553 (2)
     President and Chief Operating Officer

     David J. Frear,                                                   1,040,637 (3)
     Executive Vice President and Chief Financial Officer

     James D. Mori,                                                    1,170,486 (4)
     Executive Vice President and General Manager--Americas

     Richard G. Bubenik,                                               1,065,683 (5)
     Executive Vice President and Chief Technology Officer

     Executive Group (6)                                              12,096,324

     Non-Executive Director Group (7)                                    195,000 (8)

     Non-Executive Officer Employee Group (9)                         19,468,247 (10)

------------
(1) Includes 135,015 options granted on March 6, 2002 that vest annually in three equal installments, with the first installment vesting on March 1, 2003. Also includes 4,599,950 options granted on March 6, 2002, one-quarter of which vest on the fourth anniversary of the grant date. The remaining options vest annually in four equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant and have an exercise price per share of $0.75.

(2) Includes 113,763 options granted on March 6, 2002 that vest annually in three equal installments, with the first installment vesting on March 1, 2003. Also includes 3,970,790 options granted on March 6, 2002, one-quarter of which vest on the fourth anniversary of the grant date. The remaining options vest annually in four equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant and have an exercise price per share of $0.75.

(3) Includes 94,013 options granted on March 6, 2002 that vest annually in three equal installments, with the first installment vesting on March 1, 2003. Also includes 946,624 options granted on March 6, 2002 which vest annually in four equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant and have an exercise price per share of $0.75.

(4) Includes 55,506 options granted on March 6, 2002 that vest annually in three equal installments, with the first installment vesting on March 1, 2003. Also includes 1,114,980 options granted on March 6, 2002 which vest annually in four equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant and have an exercise price per share of $0.75.

(5) Includes 54,679 options granted on March 6, 2002 that vest annually in three equal installments, with the first installment vesting on March 1, 2003. Also includes 1,011,004 options granted on March 6, 2002 which vest annually in four equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant and have an exercise price per share of $0.75.

(6) Consists of all executive officers as a group.

(7) Consists of all directors who are not executive officers as a group.

 (8) Includes 180,000 options granted on April 30, 2002 that vest annually in four equal installments, with the first installment vesting on April 30, 2003. Also includes 15,000 options granted on March 6, 2002 which vest annually in three equal installments, with the first installment vesting on March 1, 2003. All options expire no later than ten years from the date of grant. The exercise price per share of the March 6, 2002 grants is $0.375 and the exercise price per share of the April 30, 2002 grants is $0.629.


 (9) Consists of all employees, including all current officers who are not executive officers, as a group.


(10) Options were granted on dates ranging from January 2, 2002 to March 6, 2002 and vest annually in equal installments over three or four years. All options expire no later than ten years from the date of grant and have an exercise price per share ranging from $0.38 to $0.75.


DESCRIPTION OF THE 1999 STOCK OPTION PLAN


     A description of the provisions of the stock option plan, as amended by the three amendments, is set forth below. This summary is qualified in its entirety by the detailed provisions of the stock option plan amendments, copies of which are attached as appendix B to this information statement.


     Shares Issuable through the Plan. The number of shares of common stock available for issuance under the option plan, as amended, is 46,000,000 shares subject to adjustment for stock dividends, splits and other similar events. If any shares of common stock covered by a grant are not purchased or are forfeited, or if a grant otherwise terminates without delivery of any shares of common stock subject to the option, then the number of shares of common stock counted against the total number of shares available under the stock option plan with respect to such grant will, to the extent of any such forfeiture or termination, again be available for making grants under the stock option plan. Shares of common stock delivered under the option plan in settlement, assumption or substitution of outstanding awards, or obligations to grant future awards, under the plans or arrangements of another entity will not reduce the maximum number of shares of common stock available for delivery under the option plan, to the extent that such settlement, assumption or substitution occurs as a result of our acquisition of another entity, or an interest in another entity. Shares issued under the option plan may be treasury shares or authorized but previously unissued shares.


     Administration of the Plan. The stock option plan is administered by the compensation committee of the board of directors. The compensation committee has the full power and authority to take all actions and to make all determinations required or provided for under the plan, any option or option agreement, to the extent such actions are consistent with the terms of the plan. The board of directors may take any action the compensation committee is authorized to take. To the extent permitted by law, the compensation committee or the board of directors may delegate its authority under the stock option plan to a member of the board of directors or one of our executive officers.


     Option Terms. The option price of each option will be determined by the compensation committee. However, the option price may not be less than 100% of the fair market value of our common stock on the date of grant in the case of incentive stock options. In no case may the option price be less than the par value of $.01 per share of the common stock. To qualify as incentive stock options, options must meet various federal tax requirements, including limits on the value of shares subject to incentive stock options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of any grants to holders of 10% or more of the combined voting power of all classes of our stock.


     The term of each option will be fixed by the compensation committee. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. However, all options will automatically vest upon a termination of employment caused by the optionee's death, disability or retirement. Options may be made exercisable in installments, and the compensation committee may accelerate the exercisability of options, as well as remove any restrictions on the options. Except to the extent otherwise expressly set forth in an option agreement relating to a non-qualified option, options are not transferable other than by will or the laws of descent and distribution. The compensation committee may include in any option agreement any provisions relating to forfeitures of options that it deems appropriate, including prohibitions on competing with our company and other detrimental conduct.

     If an optionee elects to exercise his or her option, he or she must pay the option exercise price in full either in cash or cash equivalents. To the extent permitted by the option agreement or the compensation committee, the optionee may also pay the option exercise price by the delivery of common stock, to the extent that the common stock is publicly traded, or other property. The compensation committee may also allow the optionee to defer payment of the option price, or may cause us to loan the option price to the optionee or to guarantee that any shares to be issued will be delivered to a broker or lender to allow the optionee to borrow the option price. If the compensation committee so permits, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee.

     Corporate Transactions. Options granted under the stock option plan will terminate in connection with corporate transactions involving our company as listed below, except to the extent the options are continued or substituted for in connection with the corporate transaction. In the event of a termination of the options in connection with a corporate transaction, and subject to any limitations imposed in an applicable option agreement, the options will be fully vested and exercisable for a period to be determined by the board of directors immediately before the completion of the corporate transaction. A corporate transaction occurs in the event of:

     o a dissolution or liquidation of our company;

     o a merger, consolidation or reorganization of our company with one or more other entities in which our company is not the surviving entity;

     o a sale of substantially all of our assets to another person or entity; or

     o any transaction, including a merger or reorganization in which our company is the surviving entity, approved by the board of directors that results in any person or entity, other than persons who are holders of stock of our company at the time the stock option plan was approved by the stockholders and other than an affiliate, owning 80% or more of the combined voting power of all classes of our stock.

     The board of directors may also in its discretion and only to the extent provided in an option agreement cancel outstanding options in connection with a corporate transaction. Holders of cancelled options will receive a payment for each cancelled option.

     Amendment and Termination. The board of directors may at any time amend or discontinue the stock option plan, except that the maximum number of shares available for grant as incentive stock options and the class of persons eligible to receive grants under the plan may not be changed without stockholder approval. No options may be granted under the option plan after July 22, 2009.

     Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards to reflect common stock dividends, splits and other similar events.

     Individual Limits on Grants. As amended, the stock option plan provides that the maximum number of shares of common stock subject to options that can be awarded under the option plan to any person is 10,000,000 per calendar year.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 STOCK OPTION PLAN

     Incentive Stock Options. The grant of an option will not be a taxable event for the optionee or us. An optionee will not recognize taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise, known as the holding period requirement. We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the optionee must be an employee of our company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising incentive stock options after termination of employment and the holding period for common stock received pursuant to the exercise of the option are waived.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price, but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Internal Revenue Code, as summarized below.

     If an optionee exercises an incentive stock option by tendering common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange. This nontaxable treatment would not apply, however, if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above. If the exercise is treated as a nontaxable exchange, the optionee would have no taxable income from the exchange and exercise, other than minimum taxable income as discussed above, and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive stock option, or another statutory option, as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

     If, pursuant to an option agreement, we withhold shares in payment of the option price for incentive stock options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of an incentive stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of an incentive stock option where the option exercise price is paid with withheld shares.

     Non-Qualified Options. The grant of an option will not be a taxable event for the optionee or us. Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. However, if the optionee is subject to restrictions, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares. This difference generally is the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Internal Revenue Code, if the optionee is one of specified executive officers, then, unless a number of exceptions apply, we are not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of shares options, to the extent such compensation in the aggregate exceeds $1.0 million for the taxable year. Options issuable under the stock incentive plan are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

     If the optionee surrenders common stock in payment of part or all of the exercise price for non-qualified options, the optionee will not recognize gain or loss with respect to the shares surrendered, regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option, and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the total option exercise price and the total fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

     If, pursuant to an option agreement, we withhold shares in payment of the option price for non-qualified options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.

     An optionee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includible in the optionee's estate for estate tax purposes.

                            EXECUTIVE COMPENSATION

     The following table provides you with information about compensation earned during each of the last three fiscal years by our chief executive officer and the other executive officers employed by us.


                        SUMMARY COMPENSATION TABLE (1)

                                                                                LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                         -------------------------------   ------------------
                                                                               SECURITIES
                                                                               UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR          SALARY           BONUS             STOCK          COMPENSATION (2)
-----------------------------   ------   -----------------   -----------         OPTIONS        -----------------
Robert A. McCormick .........   2001        $ 400,000               --           450,050 (3)          $2,400
 Chief Executive Officer and    2000          393,750         $600,000                --               2,400
 Chairman of the Board          1999           45,139 (4)           --           750,000                  --

John M. Finlayson ...........   2001          400,000               --           379,210 (3)           2,400
 President and Chief            2000          384,871          500,000                --               2,400
 Operating Officer              1999               --               --           650,000                  --

David J. Frear ..............   2001          250,000               --           313,376 (3)           2,400
 Executive Vice President and   2000          250,000          125,000           240,000               2,400
 Chief Financial Officer        1999          122,276               --           400,000               2,400

James D. Mori ...............   2001          218,000               --           185,020 (3)           2,400
 Executive Vice President and   2000          209,000          200,000                --               2,400
 General Manager--Americas      1999           33,333               --           300,000                  --

Richard G. Bubenik ..........   2001          200,000               --           182,264 (3)           2,400
 Executive Vice President and   2000          190,000          180,000                --               2,400
 Chief Technology Officer       1999          159,258          180,000           306,732               2,400

------------
(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the executive officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the executive officers, which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2) Consists of matching contributions made under our 401(k) plan.

(3) These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms.

(4) Mr. McCormick became our chief executive officer in November 1999, but continued serving as the executive vice president and chief technology officer of Bridge through December 1999. He was compensated for all of his services rendered to us in 1999 by Bridge.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows grants of stock options to each of our executive officers during 2001. The percentages in the table below are based on options to purchase a total of 6,001,103 shares of our common stock granted to all our employees and directors in 2001. The numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

                            OPTIONS GRANTED IN 2001

                                                   INDIVIDUAL GRANTS
                                --------------------------------------------------------
                                                 PERCENT OF
                                  NUMBER OF         TOTAL
                                  SECURITIES       OPTIONS
                                  UNDERLYING     GRANTED TO      EXERCISE
                                   OPTIONS        EMPLOYEES     PRICE PER     EXPIRATION
NAME                             GRANTED (1)       IN 2001      SHARE (2)        DATE       GRANT DATE VALUE (3)
-----------------------------   -------------   ------------   -----------   -----------   ---------------------
Robert A. McCormick .........     450,050            7.5%        $ 3.31       1/23/2011           $658,245
John M. Finlayson ...........     379,210            6.3%        $ 3.31       1/23/2011            554,634
David J. Frear ..............     313,376            5.2%        $ 3.31       1/23/2011            458,345
James D. Mori ...............     185,020            3.1%        $ 3.31       1/23/2011            270,611
Richard G. Bubenik ..........     182,264            3.0%        $ 3.31       1/23/2011            266,580

------------
(1) These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms.

(2) Options were granted at the fair market value determined as of the date of grant.

(3) Options valued under the Black-Scholes option pricing methodology, which produces a per share option price of $1.46, using the following assumptions and inputs: expected option life of four years, expected price volatility of 50%, dividend yield of zero, and an interest rate of 4.79%, which was the average zero coupon interest rate at the time of grant for three and five year Treasury bonds. The actual value, if any, the employee may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.


AGGREGATE OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth as of December 31, 2001, for each of our executive officers:

     o the total number of shares received upon exercise of options during 2001;

     o the value realized upon that exercise;

     o the total number of unexercised options to purchase our common stock; and

     o the value of such options which were in-the-money at December 31, 2001.

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                SHARES                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               ACQUIRED                     DECEMBER 31, 2001            DECEMBER 31, 2001 (1)
                                  ON        VALUE   -------------------------------- -----------------------------
NAME                           EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
----------------------------- ---------- ---------- ------------- ------------------ ------------- --------------
Robert A. McCormick .........    --         --              --         450,050               --             --
John M. Finlayson ...........    --         --              --         379,210               --             --
David J. Frear ..............    --         --         240,000         313,376               --             --
James D. Mori ...............    --         --              --         185,020               --             --
Richard G. Bubenik ..........    --         --         108,333         298,931           $7,583        $20,925

------------
(1) These values have been calculated on the basis of the last reported sale price of our common stock on the Nasdaq National Market, as reported on December 31, 2001, of $0.57.

(2) With respect to Messrs. McCormick, Finlayson, Frear and Mori, all of the options reflected in this column lapsed on January 23, 2002. With respect to Mr. Bubenik, 182,264 of the options reflected in this column lapsed on January 23, 2002.


ARRANGEMENTS WITH EXECUTIVE OFFICERS

     Arrangement  with  Mr.  McCormick.  On  April  2,  2001, we entered into an
agreement   with   Mr.   McCormick,   which  agreement  ratified  the  terms  of
Mr. McCormick's employment arrangements. The agreement provided that Mr. McCormick would serve as our chairman and chief executive officer effective as of January 3, 2000. Under this agreement, Mr. McCormick is entitled to a base salary of $400,000 per year. In addition, he is eligible to receive an annual incentive bonus of up to $750,000 based on the achievement of mutually agreed to objectives. Mr. McCormick is entitled to benefits commensurate with those available to other senior executives.

     In connection with his employment, Mr. McCormick received options to purchase 750,000 shares of our common stock at an exercise price of $0.50 per share, 500,000 of which were granted on July 22, 1999 and 250,000 of which were granted on December 30, 1999. All of these options vested on the date of their grant. If Mr. McCormick were to resign, we would have the right to repurchase 375,000 shares as of December 31, 2001, all at the lower of $0.50 per share or the fair market value thereof. This right will terminate with respect to
(i) 125,000 shares on each of July 22, 2002 and 2003, (ii) 62,500 shares on each of December 30, 2002 and 2003 and (iii) all shares in the event of a change in control of our company, the sale of substantially all of our assets, if we terminate his employment without cause, or if he resigns for good reason. However, if we terminate Mr. McCormick's employment for cause, we will have the right to buy all shares not yet saleable at the price he paid for the shares. Mr. McCormick will have the right to exercise all options for one year after the termination of his employment, unless his employment was terminated for cause.

     In the event we terminate Mr. McCormick's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum severance payment equal to his then current base annual salary, which will not be less than his highest annual salary paid by us. In the event of a change in control of our company, Mr. McCormick has agreed to remain with us for a period of up to twelve months if the new management requests him to do so. A change of control, as defined in the agreement, includes a merger or consolidation of our company or subsidiary with another company as a result of which more than 50% of our outstanding shares after the transaction are owned by stockholders who were not our stockholders before the transaction. We will reimburse Mr. McCormick for any parachute taxes he would incur under the Internal Revenue Code, as a result of such a change in control. We may terminate Mr. McCormick's employment for cause at any time without notice, in which case he will not be entitled to any severance benefits.

     Arrangement with Mr. Finlayson. On December 28, 1999, we entered into an agreement with Mr. Finlayson pursuant to which he agreed to serve as our president and chief operating officer effective December 31, 1999. Under this agreement, Mr. Finlayson is entitled to a base salary of $400,000 per year. In addition, he will be eligible to receive an annual incentive bonus of up to $600,000 based on the achievement of mutually agreed to objectives. Mr. Finlayson will be entitled to benefits commensurate with those available to other senior executives.

     In connection with his employment, Mr. Finlayson received options to purchase 650,000 shares of our common stock at an exercise price of $0.50 per share, 200,000 of which vested on December 31, 1999. The remaining 450,000 options vested on January 3, 2000, and the shares underlying these options became or will become saleable on a monthly pro rata basis over calendar years 2001, 2002 and 2003. Mr. Finlayson may sell all of his shares in the event of a change in control of our company, the sale of substantially all of our assets, if we terminate his employment without cause, or if he resigns for good reason. However, if we terminate Mr. Finlayson's employment for cause, we will have the right to buy all shares not yet saleable at the price he paid for the shares. Mr. Finlayson will have the right to exercise all options for one year after the termination of his employment unless his employment was terminated for cause.

     In the event we terminate Mr. Finlayson's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum severance payment equal to his then current base annual salary, which will not be less than his highest annual salary paid by us. In the event of a change in control of our company, Mr. Finlayson has agreed to remain with us for a period of up to twelve months if the new management requests him to do so. A change in control, as defined in the agreement, includes a merger or consolidation of our company or subsidiary with another company as a result of which more than 50% of our outstanding shares after the transaction are owned by stockholders who were not our stockholders before the transaction. We will reimburse Mr. Finlayson for any parachute taxes he would incur under the Internal Revenue Code as a result of such a change in control. We may terminate Mr. Finlayson's employment for cause at any time without notice, in which case he will not be entitled to any severance benefits.

     Arrangement with Mr. Frear. On June 14, 1999, we entered into an agreement with Mr. Frear pursuant to which he agreed to serve as our chief financial officer. Under this agreement, Mr. Frear is entitled to an annual base salary of $250,000, subject to periodic review and adjustment, and a discretionary annual bonus of approximately 50% of his base salary, based on his personal and overall corporate performance. Mr. Frear is entitled to medical, disability, 401(k), life insurance and other benefits in accordance with our general policies.

     In connection with his employment, on July 22, 1999, Mr. Frear received 400,000 options to purchase shares of our common stock at an exercise price of $0.50 per share. All of these options have vested and been exercised. In addition, on February 14, 2000, Mr. Frear received 240,000 additional options at an exercise price of $24.00 per share. All of these options have vested. These options have a term of ten years.

     If we were to terminate Mr. Frear's employment without cause, or if Mr. Frear were to terminate his employment for good reason, Mr. Frear would be entitled to salary continuation and continuation of all benefits for one year following the termination of his employment and a pro rata payment of his bonus through the date of termination.

     Arrangement with Mr. Mori. On September 30, 1999, we entered into an agreement with Mr. Mori pursuant to which he became our executive vice president and general manager--Americas, effective October 1, 1999. Under this agreement, Mr. Mori is entitled to an annual base salary of $200,000, as well as a discretionary bonus of 50% to 100% of his base salary based on his personal and overall corporate performance. On October 29, 1999 and December 30, 1999, we granted Mr. Mori options to purchase 225,000 shares and 75,000 shares of our common stock, respectively, each at an exercise price of $0.50 per share. All of Mr. Mori's options have vested. In the event Mr. Mori were to resign, we would have the right to repurchase any shares that have been purchased by Mr. Mori upon exercise of the options at fair market value or $0.50 per share, whichever is lower. This repurchase right is terminated at the rate of 6,250 shares per month and will terminate on the fourth anniversary of the date of the grant. Under this agreement, Mr. Mori is entitled to benefits commensurate with those available to executives of comparable rank.

     In the event we terminate Mr. Mori's employment without cause after the second anniversary of his employment, and either we are not a public company or we are a public company and our shares on the date of termination trade at a price less than $15 per share, Mr. Mori will be entitled to receive a payment of $450,000. Mr. Mori will receive a similar payment if he were to resign as a result of an acquisition of more than 30% of our voting shares by an entity other than Bridge, if he were to be instructed to relocate from the St. Louis metropolitan area, or if he were to be reassigned to a position entailing materially reduced responsibilities or opportunities for compensation.

     Arrangement with Mr. Bubenik. On February 8, 2002, we entered an agreement with Mr. Bubenik pursuant to which he agreed to continue to serve as our executive vice president and chief technology officer. Under this agreement, Mr. Bubenik is entitled to an annual base salary of at least $200,000, subject to annual review, and an annual incentive bonus of approximately 50% of his base salary, based on his personal and overall corporate performance. In addition, Mr. Bubenik is entitled to benefits commensurate with those of executives of comparable rank.

     If we were to terminate Mr. Bubenik's employment without cause, or if Mr. Bubenik were to resign with good reason, Mr. Bubenik would be entitled to (1) continue to receive his then current base salary for a period of twelve months,
(2) a lump sum payment equal to the bonus declared for the preceding year, such amount being pro-rated for the period of January 1 of the year of termination through the date of termination (but in no event will such amount be less than one-half of the bonus declared for the preceding year), (3) that portion of the preceding year's declared bonus which was not yet paid to him, and (4) continue to receive all of the benefits that he was receiving on the date of his termination for a period of one year from the date of termination. Under the agreement, Mr. Bubenik has good reason to resign if we were to reassign him to a position with materially reduced responsibilities or compensation opportunities or if we were to relocate him from the metropolitan area in which he is located without his prior consent.

DIRECTOR COMPENSATION

     Directors who are also employees of our company or are affiliated with one of our principal stockholders do not receive additional compensation for serving as a director. During 2001, each director who was not an employee of our company and who was not affiliated with one of our principal stockholders received an annual retainer of $10,000. In addition, each director who was not an employee of our company or affiliated with one of our principal stockholders received a grant of options to purchase shares of our common stock under our stock option plan at an exercise price equal to fair market value on the date of grant. On April 2, 2001, we granted Mr. Heintzelman, who is not an employee of our company or affiliated with one of our principal stockholders, 15,000 options to purchase shares of our common stock under our 1999 stock option plan at an exercise price of $0.375 per share, the closing price of our common stock on that date. These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms. In light of the fact that these options lapsed, in March 2002 we granted Mr. Heintzelman 15,000 new options to purchase shares of our common stock at the same exercise price. These options vested immediately. In February 2002, we paid Mr. Heintzelman an additional $5,000 for the services rendered by him during 2001 as a member of the special committee of our board of directors that was established to evaluate the proposal by affiliates of Welsh Carson to purchase our 10% senior secured notes due 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. McInerney and Welsh, who both serve on our board of directors and on the compensation committee of our board of directors, also served as directors of Bridge, one of our principal stockholders, until February 2001. Mr. McInerney served as the chairman of the executive committee of the board of Bridge, which assumed the responsibilities of the chief executive officer of Bridge, from November 2000 until February 2001. In addition, Messrs. McInerney and Welsh are general partners of Welsh Carson and its affiliated partnerships, which collectively are a principal stockholder of our company and were also a principal stockholder of Bridge.

     In 2001, none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers had served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2001

     Our compensation committee reviews, analyzes and recommends compensation programs to our board of directors and administers and grants awards under our 1999 stock option plan. During 2001, the compensation committee consisted of Thomas E. McInerney and Patrick J. Welsh. Neither of these directors are current or former employees of our company.

Compensation Policies Toward Executive Officers

     The compensation committee has structured its compensation policies to achieve the following goals:

     o attract, motivate and retain experienced and qualified executives;

     o increase our overall performance;

     o increase stockholder value; and

     o increase the performance of individual executives.

     To achieve these objectives, the compensation program for our executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in our 1999 stock option plan.

     The compensation committee seeks to provide competitive salaries based upon individual performance together with cash bonuses awarded based on our overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is our policy to grant stock options to executives upon their commencement of employment and periodically thereafter in order to strengthen the alliance of interest between such executives and stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on our performance.

     The   following   describes   in   more  specific  terms  the  elements  of
compensation that implement the compensation committee's compensation policies, with specific reference to compensation reported for 2001:

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the same geographic region. To ensure retention of qualified management, we have entered into employment agreements with five of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. You can find further information regarding the employment agreements of the executive officers under the heading "Arrangements with Executive Officers," above. The agreements establish the base salary for each officer during the term of the agreement. We will review the salaries for the executives annually and, if appropriate, adjust based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

     Bonuses. The compensation committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining our objectives and overall growth. The employment arrangements with each of the executive officers provide that each of these employees will be entitled to a bonus consisting of cash in an amount determined before the conclusion of each fiscal year.

     Stock Options. A third component of executive officers' compensation is our 1999 stock option plan, pursuant to which we grant executive officers and other employees options to purchase shares of our common stock. The compensation committee grants stock options to executives in order to align their interests with the interests of our stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value that in turn provides stockholder gains.

     The compensation committee generally grants options to new executive officers and other key employees upon their commencement of employment with us and periodically thereafter. The options generally are granted at an exercise price equal to the market price of our common stock at the date of the grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for our stockholders through appreciation of stock price. We believe that stock options have been helpful in attracting and retaining skilled executive personnel. In 2001, we granted a total of 1,509,920 stock options to our executive officers. The per share option exercise price of such options was equal to the fair market value of our common stock at the date of grant. These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms. In light of the fact that these options lapsed, the compensation committee granted new options to purchase shares of our common stock to the affected option holders in March of 2002.

     Other. We have a contributory retirement plan for our employees (including executive officers) age 21 and over. Employees are eligible to begin participation on a quarterly basis. This 401(k) plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). We generally make matching contributions to each participant's account equal to 50% of the participant's contribution up to six percent of the participant's annual compensation, but in a total amount not to exceed $2,400 per year.


Chief Executive Officer Compensation

     The executive compensation policy described above has been applied in setting Mr. McCormick's 2001 compensation. Mr. McCormick generally participates in the same executive compensation plans and arrangements available to the other executives. Accordingly, his compensation consists of annual base salary, annual bonus, and long-term equity-linked compensation. The compensation committee's general approach in establishing Mr. McCormick's compensation is to be competitive with peer companies. In addition, the specific 2001 compensation elements for Mr. McCormick's compensation were determined in light of his level of responsibility, performance, current salary and other compensation awards. Mr. McCormick's compensation during the year ended December 31, 2001 included $400,000 in base salary. Mr. McCormick did not receive a cash bonus for the fiscal year ended December 31, 2001. Mr. McCormick's salary for 2001 was consistent with the compensation committee's policy of being competitive with the compensation of chief executive officers of peer companies. In addition, we granted Mr. McCormick options to purchase 450,050 shares of common stock in 2001, all of which lapsed on January 23, 2002 pursuant to their terms.


Compensation Deductibility Policy

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The board of directors and the compensation committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the total stockholder return on our common stock since our initial public offering on February 14, 2000 with the total return of the Nasdaq Composite Index and our peer group for the same period. Our peer group consists of the following publicly traded companies that have common stock listed on the Nasdaq National Market: Internap Network Services Corporation, Globix Corporation, USInternetworking, Inc., Digex, Incorporated, Genuity Inc., and Interliant, Inc.

     This graph assumes that $100 was invested in our common stock, in the Nasdaq Composite Index and in our peer group on February 15, 2000, and that all dividends were reinvested.



                               [GRAPHIC OMITTED]



     The points on the graph represent the following numbers:

                            FEBRUARY 15, 2000     DECEMBER 31, 2000     DECEMBER 31, 2001
SAVVIS                          $ 100.00              $  3.65               $  2.38
Nasdaq National Market          $ 100.00              $ 55.88               $ 44.12
Peer Group                      $ 100.00              $ 11.45               $  1.06

           ACTION FOUR: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

     The employee stock purchase plan is included as appendix C to this information statement. The employee stock purchase plan was unanimously approved by our board of directors on October 25, 2001, subject to approval by our stockholders. The employee stock purchase plan was approved by the holders of a majority of the outstanding shares of common stock as part of the written consent.

     The purpose of the employee stock purchase plan is to enable eligible employees of our company or any of our participating affiliates, through payroll deductions, to purchase shares of common stock and thus to increase the employees' interest in our growth and success and encourage employees to remain in our employ or the employ of any of our participating affiliates.


DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     Under the employee stock purchase plan 6,000,000 shares of common stock are available for purchase by eligible employees of our company or any of our participating affiliates. The employee stock purchase plan permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock. In the event there is any increase or decrease in common stock without receipt of consideration by us, including by a recapitalization or stock split, there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the employee stock purchase plan. Generally, payroll deductions and other payments will be accumulated during the period beginning on the first day of the first payroll period of each year and ending on the last day of the last payroll period of the year. This period is known as the withholding period. The compensation committee will determine the starting date and the duration of the withholding period.

     The employee stock purchase plan will be administered by the compensation committee. Subject to certain limitations, the compensation committee has the authority to interpret the employee stock purchase plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the employee stock purchase plan. All of the compensation committee's determinations will be final and binding.

     Any employee of our company or any of our participating affiliates may participate in the employee stock purchase plan, except the following, who are ineligible to participate:

     o an employee who has been employed by us or our participating affiliate for less than three months on the beginning of a withholding period;

     o an employee whose customary employment is for less than five months in any calendar year;

     o an employee whose customary employment is 20 hours or less per week; and

     o an employee who, after exercising his or her rights to purchase stock under the employee stock purchase plan, would own stock, including stock that may be acquired under any outstanding options, representing five percent or more of the total combined voting power of all classes of our stock.

     An employee must be employed on the last day of the withholding period to acquire stock under the employee stock purchase plan unless the employee has retired, died or become disabled, been laid off or is on an approved leave of absence.


     An eligible employee may become a participant in the employee stock purchase plan by completing an election to participate in the plan on a form provided by us and submitting that form to our payroll department. The form will authorize us to have deductions, not to exceed ten percent of pay, withheld from the pay of the employee on each pay day following enrollment in the employee stock purchase plan. The deductions will be credited to the employee's account under the employee stock purchase plan. An employee may not during any withholding period change his or her percentage of payroll deduction for that withholding period, nor may an employee withdraw any contributed funds other than by terminating participation in the employee stock purchase plan, as described below. A participating employee may increase or decrease his or her payroll deduction, to take effect on the first day of the next withholding period, by delivering to us a new form regarding election to participate in the employee stock purchase plan. A participating employee may terminate payroll deductions at any time prior to the last day of the withholding period.

     Rights to purchase shares of common stock under the employee stock purchase plan will be deemed granted to participating employees on the first trading day of each withholding period. The purchase price for each share will be set by the compensation committee. The purchase price for a withholding period may not be less than 85% of the fair market value of the common stock on the first or last trading day of the withholding period, whichever is lower.

     No employee may purchase common stock in any calendar year under the employee stock purchase plan and all other "employee stock purchase plans" of our company, or any parent or subsidiary of our company, having a total fair market value in excess of $25,000 or in an amount greater than ten percent of such employee's salary, determined as of the first trading date of the withholding period.

     On the last trading day of the withholding period, a participating employee will be credited with the number of whole shares of common stock purchased under the employee stock purchase plan for the period. Common stock purchased under the employee stock purchase plan will be held in the custody of an agent designated by us. The agent may hold the common stock purchased under the employee stock purchase plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, at any time following the second anniversary of the first day of the withholding period in which his or her shares were purchased, by written notice instruct the agent to have all or part of the shares reissued in the employee's own name and have the stock certificate delivered to the employee.

     A participating employee will be refunded all monies in his or her account, and his or her participation in the employee stock purchase plan will be terminated, if:

     o the board of directors elects to terminate the employee stock purchase plan;

     o the employee ceases to be eligible to participate in the employee stock purchase plan; or

     o the employee voluntarily terminates his or her employment with us or any of our participating affiliates, other than by retirement, or is terminated by us or any of our participating affiliates before the last day of the withholding period.

     If  a  participating  employee  elects  to  terminate  participation in the
employee   stock   purchase   plan,   the   employee  will  have  the  following
alternatives:

     o purchase of common stock on the last day of the withholding period with the amounts then accumulated in his or her account; or

     o refund of all monies in his or her account.

     If a participating employee terminates employment on account of death, disability, retirement, termination by us or authorized leave of absence, the participating employee will have the following alternatives:

     o make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

     o refund of all monies in his or her account; or

     o purchase of common stock on the last day of the withholding period with the amounts then accumulated in his or her account.

     No participating employee may assign his or her rights to purchase shares of common stock under the employee stock purchase plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the employee stock purchase plan may be made only to the participating employee, or, in the event of the employee's death, to the employee's estate. Once a stock certificate has been issued to the employee or for his or her account, the certificate may be assigned in the same manner as any other stock certificate.

     The board of directors may, at any time, amend the employee stock purchase plan in any respect. However, without approval of our stockholders, no amendment may made:

     o increasing the number of shares that may be made available for purchase under the employee stock purchase plan;

     o changing the eligibility requirements for participating in the employee stock purchase plan; or

     o impairing the vested rights of participating employees.

     The board of directors may terminate the employee stock purchase plan at any time and for any reason or for no reason, so long as the termination does not impair any rights of participants that have vested at the time of termination. In any event, the employee stock purchase plan will, without further action of the board of directors, terminate at the earlier of:

     o ten years after adoption of the employee stock purchase plan by the board of directors; and

     o such time as all shares of common stock that may be made available for purchase under the employee stock purchase plan have been issued.

     Upon a reorganization in which we are not the surviving corporation, or a sale of substantially all of the our assets or upon any transaction which constitutes a change in control of our company, the employee stock purchase plan and all rights outstanding will terminate, except to the extent provision is made in writing in connection with the transaction for the continuation or assumption the employee stock purchase plan, or for the substitution of the rights under the employee stock purchase plan with rights covering the stock of the successor corporation. In the event of such termination the withholding period shall be deemed to have ended on the last trading day prior to such termination, and all outstanding rights under the employee stock purchase plan shall be deemed to be automatically exercised on such trading day.

     Neither the employee stock purchase plan nor any right to purchase common stock under the employee stock purchase plan confers upon any employee any right to continued employment with us or any of our participating affiliates.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN

     The employee stock purchase plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the employee stock purchase plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock, which is the first day of an offering period, or when the right to purchase common stock is exercised, which is on the last day of the offering period.

     If the participating employee holds the common stock purchased under the employee stock purchase plan for at least two years after the first day of the offering period in which the common stock was acquired when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

     o the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

     o the fair market value of the common stock on the first day of the offering period multiplied by the discount percentage.

     If the participating employee disposes of the common stock within two years after the first day of the offering period in which the common stock was acquired, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the offering period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the employee stock purchase plan, such as by sale, exchange or gift.

     Upon disposition of the common stock acquired under the employee stock purchase plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

     If the participating employee satisfies the two-year holding period for common stock purchased under the employee stock purchase plan, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the employee stock purchase plan has no tax effect on our company.

     The foregoing is only a summary of the terms and conditions of the form of employee stock purchase plan. The summary is subject to and qualified in its entirety by reference to the complete text of the form of employee stock purchase plan, a copy of which is attached to this information statement as appendix C. Participants should refer to the attached copy of the employee stock purchase plan for the terms and conditions of the employee stock purchase plan applicable to them.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Exchange Act and, accordingly, are required to file perodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. On March 27, 2002, we filed a Current Report on Form 8-K with the SEC, which included as exhibits the securities purchase agreement, investor rights agreement and certificate of designation relating to the Series A preferred stock. These reports, proxy statements and other information are available for inspection at the public reference rooms of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and 174 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies can also be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC's main office at 450 Fifth Street, N.W., Washington, D.C. 20549. This material is also available through the Internet at the SEC's website (http://www.sec.gov). Our common stock is traded on the Nasdaq National Market. In addition, this material is available for inspection at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Finally, you may request copies of these filings at no cost, by writing or telephoning us at the following: SAVVIS Communications Corporation,
Attention: Nancy Bridgman Lysinger, 12851 Worldgate Drive, Herndon, Virginia 20170; Telephone: (703) 234-8000; Email: investor.relations@savvis.net.



                                        By Order of the Board of Directors


                                        /s/ Robert A. McCormick

                                        Robert A. McCormick
                                        Chairman of the Board and
                                        Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS
                       SAVVIS COMMUNICATIONS CORPORATION

                                                                                            PAGE
                                                                                           -----
AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report ............................................................  F-2
 Consolidated Balance Sheets as of December 31, 2000 and 2001 ............................  F-3
 Consolidated Statements of Operations for the period from January 1, 1999 to April 6,
    1999, the period from April 7, 1999 to December 31, 1999, and for each of the two years ended December 31, 2000 and 2001 ...............................................  F-4
 Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the period from
   January 1, 1999 to April 6, 1999, the period from April 7, 1999 to December 31, 1999, and for each of the two years ended December 31, 2000 and 2001 ........................  F-5
 Consolidated Statements of Cash Flows for the period from January 1, 1999 to April 6,
   1999, the period from April 7, 1999 to December 31, 1999, and for each of the two years ended December 31, 2000 and 2001 ................................................  F-6
 Notes to Consolidated Financial Statements ..............................................  F-7
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....  F-28
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK ...............................  F-40
UNAUDITED INTERIM FINANCIAL STATEMENTS
 Condensed Consolidated Balance Sheets as of December 31, 2001 and March 31, 2002 ........  F-41
 Condensed Consolidated Statements of Operations for the Three-Months ended March 31, 2001 and 2002 ..............................................................................  F-42
 Condensed Consolidated Statements of Cash Flows for the Three-Months ended March 31, 2001 and 2002 ..............................................................................  F-43
 Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the
   Three Months ended March 31, 2001 and 2002 ............................................  F-44
 Notes to Condensed Consolidated Financial Statements ....................................  F-45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....  F-51
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK ...............................  F-58

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of SAVVIS Communications Corporation:
Herndon, Virginia

     We have audited the accompanying consolidated balance sheets of SAVVIS Communications Corporation and subsidiaries ("SAVVIS") as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from January 1, 1999 to April 6, 1999, the period from April 7, 1999 (the date of SAVVIS' acquisition by Bridge Information Systems, Inc.) to December 31, 1999 and each of the two years ended December 31, 2000 and 2001. These financial statements are the responsibility of SAVVIS' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SAVVIS Communications Corporation and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for the above stated periods, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1 to the consolidated financial statements, SAVVIS adopted a new accounting basis effective April 7, 1999 in connection with a change in ownership and recorded net assets as of that date at the new owner's acquisition cost. Accordingly, the consolidated statements of operations for the period from April 7, 1999 to December 31, 1999, and for each of the two years ended December 31, 2000 and 2001 and are not comparable to those of earlier periods presented.



Deloitte & Touche LLP


McLean, Virginia
March 18, 2002
(March 22, 2002 as to the last paragraph of Note 14)

                       SAVVIS COMMUNICATIONS CORPORATION
                          CONSOLIDATED BALANCE SHEETS


               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     DECEMBER 31,
                                                                                             -----------------------------
                                                                                                  2000            2001
                                                                                             -------------   -------------
                                           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...............................................................    $   32,262      $   14,405
 Accounts receivable from Bridge Information Systems, Inc. ("Bridge") ....................        32,897          12,795
 Trade accounts receivable, less allowance for doubtful accounts of $800 in 2000 and
  $1,125 in 2001 .........................................................................        11,015          14,332
 Prepaid expenses ........................................................................         1,087           1,554
 Other current assets ....................................................................         3,119           2,919
                                                                                              ----------      ----------

TOTAL CURRENT ASSETS .....................................................................        80,380          46,005
PROPERTY AND EQUIPMENT--NET ..............................................................       319,008         193,282
GOODWILL AND INTANGIBLE ASSETS--NET OF ACCUMULATED AMORTIZATION OF $24,606 IN 2000 AND
$35,695 IN  2001 .........................................................................        13,974           2,772
RESTRICTED CASH ..........................................................................         5,565           4,062
OTHER NON-CURRENT ASSETS .................................................................        19,695           9,519
                                                                                              ----------      ----------
TOTAL ASSETS .............................................................................    $  438,622      $  255,640
                                                                                              ==========      ==========
                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Accounts payable ........................................................................    $   81,901      $   80,447
 Accrued compensation payable ............................................................         5,407           7,045
 Due to Bridge Information Systems, Inc. .................................................        23,090          23,326
 Deferred revenue ........................................................................         3,189          12,145
 Notes payable--current portion ..........................................................        75,066          86,572
 Convertible senior secured notes--current ...............................................            --          60,112
 Current portion of capital lease obligations ............................................        28,465          45,800
 Other accrued liabilities ...............................................................        22,439          33,451
                                                                                              ----------      ----------
TOTAL CURRENT LIABILITIES ................................................................       239,557         348,898
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION ..........................................        47,971          19,975
NOTES PAYABLE--NON CURRENT PORTION .......................................................        25,018          23,719
DEFERRED REVENUE--NON CURRENT ............................................................         8,656           6,865
OTHER ACCRUED LIABILITIES ................................................................           490          12,769
                                                                                              ----------      ----------
Total Liabilities ........................................................................       321,692         412,226
                                                                                              ----------      ----------
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock; 50,000,000 shares authorized; none issued or outstanding ...............            --              --
 Common stock; $.01 par value, 250,000,000 shares authorized; 93,831,066 and 93,957,229 shares issued in 2000 and 2001, respectively, 93,792,190 and 93,918,353 shares outstanding
  in 2000 and 2001 respectively ..........................................................           938             940
 Additional paid-in capital ..............................................................       359,586         356,443
 Accumulated deficit .....................................................................      (203,468)       (492,364)
 Deferred compensation ...................................................................       (39,581)        (21,122)
 Treasury stock, at cost, 38,876 shares in 2000 and 2001 .................................           (19)            (19)
 Accumulated other comprehensive loss:
  Cumulative foreign currency translation adjustment .....................................          (526)           (464)
                                                                                              ----------      ----------
 Total Stockholders' Equity (Deficit) ....................................................       116,930        (156,586)
                                                                                              ----------      ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT) .......................................    $  438,622      $  255,640
                                                                                              ==========      ==========

See notes to consolidated financial statements.

                       SAVVIS COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS


               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       PERIOD FROM
                                                                      JANUARY 1, TO
                                                                         APRIL 6,
                                                                           1999
                                                                     ---------------
                                                                      (PREDECESSOR)
REVENUES:
 Managed IP ........................................................  $         --
 Managed hosting ...................................................            --
 Internet access ...................................................         5,303
 Other .............................................................           137
                                                                      ------------
Total revenues (including $151,649 and $168,356 from affiliates in
 2000 and 2001, respectively) ......................................         5,440
                                                                      ------------
DIRECT COSTS AND OPERATING EXPENSES:
 Data communications and operations (excluding $0.2 million,
  $1.9 million and $2.1 million of equity-based compensation for
  the 1999 successor period, 2000 and 2001, respectively) ..........         6,371
 Sales and marketing (excluding $0.5 million, $5.0 million and
  $6.8 million of equity-based compensation for the 1999 successor
  period, 2000 and 2001, respectively) .............................         2,618
 General and administrative (excluding $0.8 million $7.6 million and $6.4 million of equity-based compensation for the 1999
  successor period, 2000 and 2001, respectively) ...................         2,191
 Depreciation and amortization .....................................           817
 Asset impairment and other write-downs of assets ..................         1,383
 Restructuring charges .............................................            --
 Non-cash equity-based compensation ................................            --
                                                                      ------------
 Total direct costs and operation expenses .........................        13,380
                                                                      ------------
LOSS FROM OPERATIONS ...............................................        (7,940)
NON-OPERATING INCOME (EXPENSE):
Interest income ....................................................            23
Interest expense ...................................................          (158)
                                                                      ------------
 TOTAL NON-OPERATING EXPENSES ......................................          (135)
                                                                      ------------
LOSS BEFORE INCOME TAXES ...........................................        (8,075)
INCOME TAXES .......................................................            --
                                                                      ------------
NET LOSS ...........................................................        (8,075)
PREFERRED STOCK DIVIDENDS AND ACCRETION ............................          (950)
                                                                      ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS .......................  $     (9,025)
                                                                      ============
BASIC AND DILUTED LOSS PER COMMON SHARE ............................  $       (.14)
                                                                      ============
WEIGHTED AVERAGE SHARES OUTSTANDING ................................    66,018,388
                                                                      ============

                                                                        PERIOD FROM
                                                                          APRIL 7,       YEAR ENDED     YEAR ENDED
                                                                      TO DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                            1999            2000           2001
                                                                     ----------------- -------------- -------------
                                                                       (PREDECESSOR)     (SUCCESSOR)   (SUCCESSOR)
REVENUES:
 Managed IP ........................................................   $         --     $   151,733    $   197,852
 Managed hosting ...................................................             --           1,991         10,772
 Internet access ...................................................         17,501          30,551         30,694
 Other .............................................................          1,048           2,049          3,477
                                                                       ------------     -----------    -----------
Total revenues (including $151,649 and $168,356 from affiliates in
 2000 and 2001, respectively) ......................................         18,549         186,324        242,795
                                                                       ------------     -----------    -----------
DIRECT COSTS AND OPERATING EXPENSES:
 Data communications and operations (excluding $0.2 million,
  $1.9 million and $2.1 million of equity-based compensation for
  the 1999 successor period, 2000 and 2001, respectively) ..........         21,183         211,750    $   236,336
 Sales and marketing (excluding $0.5 million, $5.0 million and
  $6.8 million of equity-based compensation for the 1999 successor
  period, 2000 and 2001, respectively) .............................          9,924          33,892         35,241
 General and administrative (excluding $0.8 million $7.6 million and $6.4 million of equity-based compensation for the 1999
  successor period, 2000 and 2001, respectively) ...................          8,906          24,361         37,106
 Depreciation and amortization .....................................         14,351          60,511         88,079
 Asset impairment and other write-downs of assets ..................             --           2,000         89,633
 Restructuring charges .............................................             --              --          4,821
 Non-cash equity-based compensation ................................          1,500          14,459         15,254
                                                                       ------------     -----------    -----------
 Total direct costs and operation expenses .........................         55,864         346,973        506,470
                                                                       ------------     -----------    -----------
LOSS FROM OPERATIONS ...............................................        (37,315)       (160,649)      (263,675)
NON-OPERATING INCOME (EXPENSE):
Interest income ....................................................             48           6,369            782
Interest expense ...................................................         (1,350)        (10,571)       (26,003)
                                                                       ------------     -----------    -----------
 TOTAL NON-OPERATING EXPENSES ......................................         (1,302)         (4,202)       (25,221)
                                                                       ------------     -----------    -----------
LOSS BEFORE INCOME TAXES ...........................................        (38,617)       (164,851)      (288,896)
INCOME TAXES .......................................................             --              --             --
                                                                       ------------     -----------    -----------
NET LOSS ...........................................................        (38,617)       (164,851)      (288,896)
PREFERRED STOCK DIVIDENDS AND ACCRETION ............................             --              --             --
                                                                       ------------     -----------    -----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS .......................   $    (38,617)    $  (164,851)   $  (288,896)
                                                                       ============     ===========    ===========
BASIC AND DILUTED LOSS PER COMMON SHARE ............................   $       (.54)    $     (1.89)   $     (3.10)
                                                                       ============     ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING ................................     72,075,287      87,343,896     93,113,823
                                                                       ============     ===========    ===========

See notes to consolidated financial statements.

                       SAVVIS COMMUNICATIONS CORPORATION
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

        PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 6, 1999 (PREDECESSOR),
        PERIOD FROM APRIL 7, 1999 THROUGH DECEMBER 31, 1999 (SUCCESSOR),
           AND THE YEARS ENDED DECEMBER 31, 2000 AND 2001 (SUCCESSOR)
                            (DOLLARS IN THOUSANDS)

                                            NUMBER OF SHARES
                                      ----------------------------
                                         COMMON        TREASURY
                                          STOCK         STOCK
                                      ------------ ---------------
BALANCE, JANUARY 1, 1999
 (Predecessor) ......................  69,299,809      5,051,543
 Issuance of common stock upon
  exercise of stock options .........   2,700,191             --
 Dividends declared on Series C
  Redeemable Preferred Stock ........          --             --
 Accretion to carrying values of
  Series B and C Redeemable
  Preferred Stock ...................          --
 Recognition of deferred
  compensation cost .................          --             --
 Net loss and comprehensive loss               --             --
                                       ----------      ---------
BALANCE, APRIL 6, 1999
 (Predecessor) ......................  72,000,000      5,051,543
 Recapitalization related to
  acquisition of the Company by
  Bridge Information Systems,
  Inc. ..............................          --     (5,051,543)
 Issuance of common stock upon
  exercise of stock options .........   5,210,286             --
 Issuance of stock options and
  restricted stock ..................          --             --
 Recognition of deferred
  compensation cost .................          --             --
 Net loss and comprehensive loss               --             --
                                       ----------     ----------
BALANCE, DECEMBER 31, 1999
 (Successor) ........................  77,210,286             --
 Net Loss ...........................          --             --
 Foreign currency translation
  adjustment ........................          --             --
 Comprehensive loss .................
 Issuance of common stock in
  initial public offering ...........  14,875,000             --
 Issuance of common stock upon
  exercise of stock options .........     995,780             --
 Issuance of stock options and
  restricted stock ..................          --             --
 Issuance of common stock in
  payment of obligations ............     750,000             --
 Recognition of deferred
  compensation cost .................          --             --
 Purchase of shares for treasury ....          --        (38,876)
 Preferential distribution to
  Bridge Information Systems,
  Inc. ..............................          --             --
                                       ----------     ----------
BALANCE, DECEMBER 31, 2000
 (Successor) ........................  93,831,066        (38,876)
 Net Loss ...........................          --             --
 Foreign currency translation
  adjustment ........................          --             --
 Comprehensive loss .................          --             --
 Issuance of common stock upon
  exercise of stock options .........     126,163             --
 Recognition of deferred
  compensation costs ................          --             --
                                       ----------     ----------
BALANCE, DECEMBER 31, 2001
 (Successor) ........................  93,957,229        (38,876)
                                       ==========     ==========


                                                                      AMOUNTS
                                      -----------------------------------------------------------------------
                                                             ACCUMULATED
                                                                OTHER
                                                ADDITIONAL     COMPRE-     DEFERRED
                                       COMMON     PAID-IN      HENSIVE      COMPEN-    ACCUMULATED   TREASURY
                                        STOCK     CAPITAL       LOSS        SATION       DEFICIT      STOCK       TOTAL
                                      -------- ------------ ------------ ------------ ------------- --------- -------------
BALANCE, JANUARY 1, 1999
 (Predecessor) ......................  $ 693    $   5,263      $   --     $     (78)   $  (39,011)    $ (64)   $  (33,197)
 Issuance of common stock upon
  exercise of stock options .........     27            1          --            --            --        --            28
 Dividends declared on Series C
  Redeemable Preferred Stock ........     --           --          --            --          (706)       --          (706)
 Accretion to carrying values of
  Series B and C Redeemable
  Preferred Stock ...................     --           --          --            --          (244)       --          (244)
 Recognition of deferred
  compensation cost .................     --           --          --            78            --        --            78
 Net loss and comprehensive loss          --           --          --            --        (8,075)       --        (8,075)
                                       -----    ---------      ------     ---------    ----------     -----    ----------
BALANCE, APRIL 6, 1999
 (Predecessor) ......................    720        5,264          --            --       (48,036)      (64)      (42,116)
 Recapitalization related to
  acquisition of the Company by
  Bridge Information Systems,
  Inc. ..............................     --       25,762          --            --        48,036        64        73,862
 Issuance of common stock upon
  exercise of stock options .........     52        2,553          --            --            --        --         2,605
 Issuance of stock options and
  restricted stock ..................     --       51,394          --       (51,394)           --        --            --
 Recognition of deferred
  compensation cost .................     --           --          --         1,500            --        --         1,500
 Net loss and comprehensive loss          --           --          --            --       (38,617)       --       (38,617)
                                       -----    ---------      ------     ---------    ----------     -----    ----------
BALANCE, DECEMBER 31, 1999
 (Successor) ........................    772       84,973          --       (49,894)      (38,617)       --        (2,766)
 Net Loss ...........................     --           --          --            --      (164,851)       --      (164,851)
 Foreign currency translation
  adjustment ........................     --           --        (526)           --            --        --          (526)
                                                                                                               ----------
 Comprehensive loss .................                                                                            (165,377)
 Issuance of common stock in
  initial public offering ...........    149      333,215          --            --            --        --       333,364
 Issuance of common stock upon
  exercise of stock options .........      9          485          --            --            --        --           494
 Issuance of stock options and
  restricted stock ..................     --        4,146          --        (4,146)           --        --            --
 Issuance of common stock in
  payment of obligations ............      8        5,758          --            --            --        --         5,766
 Recognition of deferred
  compensation cost .................     --           --          --        14,459            --        --        14,459
 Purchase of shares for treasury ....     --           --          --            --            --       (19)          (19)
 Preferential distribution to
  Bridge Information Systems,
  Inc. ..............................     --      (68,991)         --            --            --        --       (68,991)
                                       -----    ---------      ------     ---------    ----------     -----    ----------
BALANCE, DECEMBER 31, 2000
 (Successor) ........................    938      359,586        (526)      (39,581)     (203,468)      (19)      116,930
 Net Loss ...........................     --           --          --            --      (288,896)       --      (288,896)
 Foreign currency translation
  adjustment ........................     --           --          62            --            --        --            62
                                                                                                               ----------
 Comprehensive loss .................                                                                            (288,834)
 Issuance of common stock upon
  exercise of stock options .........      2           62          --            --            --        --            64
 Recognition of deferred
  compensation costs ................     --       (3,205)         --        18,459            --        --        15,254
                                       -----    ---------      ------     ---------    ----------     -----    ----------
BALANCE, DECEMBER 31, 2001
 (Successor) ........................  $ 940    $ 356,443      $ (464)    $ (21,122)   $ (492,364)    $ (19)   $ (156,586)
                                       =====    =========      ======     =========    ==========     =====    ==========

See notes to consolidated financial statements.

                       SAVVIS COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (DOLLARS IN THOUSANDS)

                                                                            PERIOD FROM
                                                                            JANUARY 1 TO
                                                                           APRIL 6, 1999
                                                                          ---------------
                                                                           (PREDECESSOR)
OPERATING ACTIVITIES:
 Net Loss ...............................................................    $ (8,075)
 Reconciliation of net loss to net cash used in operating activities:
  Depreciation and amortization .........................................         817
  Accrued interest ......................................................          --
  Asset impairment and other write-downs of assets ......................       1,383
  Deferred financing costs ..............................................          --
  Restructuring charges .................................................          --
  Stock compensation expense ............................................          78
  Net changes in operating assets and liabilities:
   Accounts receivable ..................................................         (17)
   Other current assets .................................................         (18)
   Other assets .........................................................        (156)
   Prepaid expenses .....................................................         (51)
   Accounts payable .....................................................        (127)
   Deferred revenue .....................................................          52
   Accrued compensation payable and other accrued liabilities .                   (71)
                                                                             --------
  NET CASH USED IN OPERATING ACTIVITIES .................................      (6,185)
                                                                             --------
INVESTING ACTIVITIES:
Capital expenditures ....................................................        (275)
Other investments .......................................................          --
                                                                             --------
  NET CASH USED IN INVESTING ACTIVITIES .................................        (275)
                                                                             --------
FINANCING ACTIVITIES:
Purchase of treasury stock ..............................................          --
Proceeds from common stock issuance .....................................          --
Exercise of stock options ...............................................          28
Proceeds from borrowings from Bridge Information Systems, Inc.
 ("Bridge") .............................................................       4,700
Repayment of borrowing from Bridge ......................................          --
Preferential distribution to Bridge .....................................          --
Proceeds from vendor financing ..........................................          --
Repayment of vendor financed debt .......................................          --
Principal payments under capital lease obligations ......................        (182)
Funding of letters of credit (restricted cash) ..........................          --
Proceeds from convertible senior secured notes ..........................          --
Principal payments on borrowing from bank ...............................         (13)
                                                                             --------
  Net cash provided by financing activities .............................       4,533
                                                                             --------
Effect of exchange rate changes on cash and cash equivalents ............          --
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ....................      (1,927)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..........................       2,521
                                                                             --------
CASH AND CASH EQUIVALENTS, END OF PERIOD ................................    $    594
                                                                             ========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Debt incurred under capital lease obligations ..........................    $  2,634
 Debt incurred in equipment acquisition .................................          --
 Capital expenditures accrued and unpaid ................................          --
 Recapitalization related to acquisition of the Company by Bridge                  --
 Netting of amounts due to against amounts due from Bridge ..............          --
 Stock issued in payment of obligations .................................          --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid for interest .................................................    $     99


                                                                            APRIL 7 TO    YEAR ENDED     YEAR ENDED
                                                                             DECEMBER    DECEMBER 31,   DECEMBER 31,
                                                                             31, 1999        2000           2001
                                                                          ------------- -------------- -------------
                                                                           (SUCCESSOR)    (SUCCESSOR)   (SUCCESSOR)
OPERATING ACTIVITIES:
 Net Loss ...............................................................   $ (38,617)    $ (164,851)   $ (288,896)
 Reconciliation of net loss to net cash used in operating activities:
  Depreciation and amortization .........................................      14,351         60,511        88,079
  Accrued interest ......................................................          --             --         2,612
  Asset impairment and other write-downs of assets ......................          --          2,000        89,633
  Deferred financing costs ..............................................          --         (6,165)        3,845
  Restructuring charges .................................................          --             --         4,821
  Stock compensation expense ............................................       1,500         14,459        15,254
  Net changes in operating assets and liabilities:
   Accounts receivable ..................................................         395        (60,967)       16,785
   Other current assets .................................................         (49)        (3,031)          190
   Other assets .........................................................      (1,407)        (8,146)         (126)
   Prepaid expenses .....................................................        (331)          (584)         (467)
   Accounts payable .....................................................         721         53,803         8,291
   Deferred revenue .....................................................        (123)        11,846         7,164
   Accrued compensation payable and other accrued liabilities .                 5,287         21,325        10,909
                                                                            ---------     ----------    ----------
  NET CASH USED IN OPERATING ACTIVITIES .................................     (18,273)       (79,800)      (41,906)
                                                                            ---------     ----------    ----------
INVESTING ACTIVITIES:
Capital expenditures ....................................................        (837)      (152,193)      (24,085)
Other investments .......................................................          --         (1,000)           --
                                                                            ---------     ----------    ----------
  NET CASH USED IN INVESTING ACTIVITIES .................................        (837)      (153,193)      (24,085)
                                                                            ---------     ----------    ----------
FINANCING ACTIVITIES:
Purchase of treasury stock ..............................................          --            (19)           --
Proceeds from common stock issuance .....................................          --        333,364            --
Exercise of stock options ...............................................       2,605            494            64
Proceeds from borrowings from Bridge Information Systems, Inc.
 ("Bridge") .............................................................      19,365          1,300            --
Repayment of borrowing from Bridge ......................................          --         (5,585)           --
Preferential distribution to Bridge .....................................          --        (68,991)           --
Proceeds from vendor financing ..........................................          --         28,924            --
Repayment of vendor financed debt .......................................          --         (1,511)         (202)
Principal payments under capital lease obligations ......................        (587)       (19,576)      (10,661)
Funding of letters of credit (restricted cash) ..........................          --         (5,565)        1,503
Proceeds from convertible senior secured notes ..........................          --             --        57,500
Principal payments on borrowing from bank ...............................          --             --            --
                                                                            ---------     ----------    ----------
  Net cash provided by financing activities .............................      21,383        262,835        48,204
                                                                            ---------     ----------    ----------
Effect of exchange rate changes on cash and cash equivalents ............          --           (447)          (70)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ....................       2,273         29,395       (17,857)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..........................         594          2,867        32,262
                                                                            ---------     ----------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD ................................   $   2,867     $   32,262    $   14,405
                                                                            =========     ==========    ==========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Debt incurred under capital lease obligations ..........................   $   1,281     $   90,118    $       --
 Debt incurred in equipment acquisition .................................          --         72,670        10,410
 Capital expenditures accrued and unpaid ................................          --         45,641        15,273
 Recapitalization related to acquisition of the Company by Bridge              31,746             --            --
 Netting of amounts due to against amounts due from Bridge ..............          --         19,326            --
 Stock issued in payment of obligations .................................          --          5,766            --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid for interest .................................................   $     429     $    9,522    $    6,959


See notes to consolidated financial statements.

                    SAVVIS COMMUNICATIONS CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 6, 1999 (PREDECESSOR), PERIOD FROM APRIL 7, 1999 THROUGH DECEMBER 31, 1999 (SUCCESSOR),
          AND THE YEARS ENDED DECEMBER 31, 2000 AND 2001 (SUCCESSOR)

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS -- SAVVIS Communications Corporation, a Delaware corporation, formerly SAVVIS Holdings Corporation ("Holdings"), together with its wholly-owned subsidiary, SAVVIS Communications Corporation, a Missouri corporation ("SCC"), and its predecessor company, SAVVIS Communications Enterprises L.L.C. ("LLC"), are referred to herein collectively as the "Company," "SAVVIS," "we," "us," and "our." The Company was formed in November 1995 and commenced commercial operations in 1996. We are a growing global network service provider that delivers Managed IP, Managed Hosting and Internet services to medium sized enterprises, multinational corporations and the financial services market.

     FINANCING AND OPERATIONS -- The accompanying financial statements reflect the Company's liabilities of $412.2 million and its stockholders' deficit of $156.6 million at December 31, 2001 as well as its net loss for the year then ended of $288.9 million. As explained more fully in Note 14, the Company entered into the following transactions, among others, in March 2002:

     o issued $158.1 million of convertible preferred stock in exchange for cash of $57.5 million, $90.9 million of the extinguished liabilities and conversion of an additional $63.1 million of debt owed to affiliates;

     o extinguished liabilities of $65.3 million, including $24.2 million owed to Bridge Information Systems, Inc. ("Bridge"), in exchange for cash and other consideration totaling $51.7 million; and

     o amended and restated a $56.5 million master lease agreement with General Electric Capital Corporation ("GECC") that provides the Company with a more favorable cash flow obligation.

     Also as explained more fully in Note 14, the Company's balance sheet at December 31, 2001 on a pro forma, unaudited, basis assuming these transactions had occurred at that date would reflect liabilities of $195.7 million and stockholders' equity of $64.2 million. As a result of these transactions, and its expectations for positive cash flows from operations, the Company believes its business plan is fully funded for the foreseeable future.

     On April 7, 1999 (the "acquisition date"), the Company was acquired by a wholly-owned subsidiary of Bridge Information Systems, Inc. ("Bridge") in an all stock transaction that was accounted for as a "purchase transaction" under Accounting Principles Board Opinion No. 16. Pursuant to the terms of the transaction, Bridge issued approximately 3,011,000 shares of its common stock together with 239,000 options and warrants to purchase its common stock, in exchange for all the outstanding equity interests of SAVVIS. To effect the transaction, the Series A, B and C Preferred shareholders received their respective liquidation preferences (see Note 3) in the form of Bridge common stock. The Company's Series C warrant holders also exercised their warrants and participated with the other common shareholders and employee option holders in exchanging their common shares for remaining Bridge common shares. Series A warrant holders and those holding common warrants with a strike price per warrant of $4.13 exchanged their warrants for warrants to purchase Bridge common stock. Company stock options outstanding at the date of the transaction were converted into options to purchase Bridge common stock.

     The value of the Bridge shares and options issued and the costs incurred by Bridge in connection with the acquisition aggregated $31.7 million. In accordance with the accounting requirements of the Securities and Exchange Commission, purchase transactions that result in one entity becoming substantially wholly-owned by the acquirer establish a new basis of accounting in the acquired entity's

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

records for the purchased assets and liabilities. Thus, the purchase price has been allocated to the underlying assets purchased and liabilities assumed based on their estimated fair values at the acquisition date. As a result of the application of fair value accounting, intangibles, goodwill, other liabilities and additional paid-in capital were increased in the Company's consolidated financial statements.

     The following is a summary of unaudited pro forma results of operations assuming the acquisition had occurred at the beginning of 1999:

                                                  1999
                                              -----------
       Revenues ...........................    $  23,989
       Net loss ...........................      (54,872)
       Net loss per common share ..........        (0.76)


     PRINCIPLES   OF   CONSOLIDATION -- The  consolidated  financial  statements
include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS -- All highly liquid investments with a maturity of three months or less at the time of maturity are considered to be cash equivalents.

     RESTRICTED   CASH -- Restricted   cash   consists   of  amounts  supporting
outstanding letters of credit, principally related to office space.

     PROPERTY AND EQUIPMENT -- Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease.

     EQUIPMENT UNDER CAPITAL LEASES -- The Company leases certain of its data communications equipment and other fixed assets under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under these capital leases are amortized over the terms of the leases, which are approximately three years.

     OTHER NON-CURRENT ASSETS -- Other non-current assets consist primarily of the unamortized cost of software licenses for certain customer applications, deferred financing costs associated with a term-loan facility, and the cost of naming rights to an arena in St. Louis, Missouri.

     GOODWILL AND INTANGIBLE ASSETS -- Goodwill is being amortized over three years and intangible assets over one to three years, all using the straight-line method. The goodwill life was determined at the acquisition date based on market and industry factors. Amortization expense for the period from January 1, 1999 to April 6, 1999, the period from April 7, 1999 to December 31, 1999, and the years ended December 31, 2000 and 2001 was $0.1 million, $12.2 million, $12.4 million, and $11.1 million respectively.

     LONG-LIVED ASSETS -- The Company periodically evaluates the estimated fair market value of long-lived assets, including intangible assets, goodwill and property and equipment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment in the carrying value of an asset is recognized when the expected undiscounted future operating cash flows to be derived from the asset are less than its carrying value. In addition, the Company's evaluation considers non-financial data such as market trends, product and development cycles, and changes in management's market emphasis.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying values of cash, accounts receivable and a portion of accounts payable approximate their fair values. As of December 31, 2000, the fair value of all borrowings approximates their carrying value. As described in Note 14, in March 2002 a portion of the

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company's borrowings and accounts payable were extinguished for less than their carrying value as of December 31, 2001. As discussed in Note 6, it is not practicable to estimate the fair value of our unextinguished debt as it is currently in dispute.

     REVENUE RECOGNITION -- Service revenues consist primarily of Managed IP networks, Managed Hosting and Internet access service fees, which are fixed monthly amounts, and are recognized in the financial statements when earned during the life of the contract. For all periods, any services billed and payments received in advance of providing services are deferred until the period such services are earned. In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The effect of implementation of SAB 101 was not material to the consolidated financial statements. Installation and equipment costs deferred in accordance with SAB 101 is recorded on the balance sheet in other assets. Such costs are recognized on a straight-line basis over periods of up to 24 months, the estimated period over which the related revenues from installation and equipment sales are recognized.

     ADVERTISING COSTS -- Advertising costs are expensed as incurred. Advertising expenses for the period from January 1, 1999 to April 6, 1999, the period from April 7, 1999 to December 31, 1999, and for the years ended December 31, 2000 and 2001 was $74,000, $0.2 million, $2.9 million and $0.4 million, respectively.

     INCOME TAXES -- Income taxes are accounted for under the asset and liability method, which provides for the establishment of deferred tax assets and liabilities for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for income tax purposes, applying the enacted statutory tax rates in effect for the years in which differences are expected to reverse. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

     EMPLOYEE STOCK OPTIONS -- The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Under APB No. 25, the Company recognizes compensation cost based on the intrinsic value of the equity instrument awarded as determined at the measurement date. The Company is also subject to disclosure requirements under SFAS No. 123, "Accounting for Stock-Based Compensation" which requires pro forma information as if the fair value method prescribed by SFAS No. 123 had been applied (see Note 7).

     NON-EMPLOYEE   STOCK   OPTIONS -- In   March   2000,   the   FASB   issued
Interpretation No. 44 ("FIN No. 44"), "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25," which clarifies the application of APB No. 25 on certain issues, including the definition of an employee for purposes of applying APB No. 25. In accordance with FIN 44, the accounting for stock options granted to non-employees (excluding non-employee members of the Company's Board of Directors) changed effective July 1, 2000. These non-employee stock options are now accounted for under the fair value method of SFAS No. 123 (see Note 7).

     FOREIGN CURRENCY -- Results of operations for our foreign subsidiaries are translated from the functional currency to the U.S. dollar using average exchange rates during the period, while assets and liabilities are translated at the exchange rate in effect at the reporting date. Resulting gains or losses from translating foreign currency financial statements are included in cumulative foreign currency translation adjustment in stockholders' equity (deficit).

     LOSS PER SHARE -- All loss per share amounts for all periods have been presented to conform to the provisions of SFAS No. 128. All stock options and warrants outstanding have been excluded from the

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

computations of diluted loss per share, as their effect would be anti-dilutive due to our losses, and accordingly, there is no reconciliation between basic and diluted loss per share for the periods presented. Also excluded from the computations are shares of restricted stock subject to repurchase.

     CONCENTRATIONS OF CREDIT RISK -- Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company periodically reviews the credit quality of its customers and generally does not require collateral.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     DERIVATIVES AND HEDGING TRANSACTIONS -- Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its amendment in SFAS No. 138. The Company recognizes all derivatives on the balance sheet as either assets or liabilities, and recorded at fair value. Additionally, it requires that changes in the derivative instrument's fair value be recognized in the statement of operations unless specific hedge accounting criteria are met. The adoption of FASB Statement No. 133 did not have a material impact on the Company's financial position, results of operations, or cash flows.

     NEW ACCOUNTING STANDARDS -- In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. SFAS No. 142 addresses how intangible assets should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires that goodwill and certain other intangibles with an indefinite life, as defined in the standard, no longer be amortized. However, goodwill and intangibles would have to be assessed each year to determine whether an impairment loss has occurred. Any impairments recognized upon adoption would be recorded as a change in accounting principle. Future impairments would be recorded in income from continuing operations. The statement provides specific guidance for testing goodwill for impairment. The Company had $2 million of net goodwill at December 31, 2001. Goodwill amortization was $7.9 million for the year ended December 31, 2001.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that one accounting model be used for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. It also broadens the presentation of discontinued operations to include more disposal transactions.

     The adoption of SFAS No. 142 and SFAS No. 144 on January 1, 2002 did not have a material impact on our financial position or results of operations.

     RECLASSIFICATIONS -- Certain   amounts   from   prior   periods  have  been
reclassified to conform to current period presentation.

     OFFSETTING -- The Company, as a result of the application of rights of offset, nets certain trade liabilities to Bridge with the accounts receivable for network services from Bridge.

2. RELATED PARTY TRANSACTIONS

     On September 28, 2001 affiliates of Reuters acquired a portion of the assets of Bridge. In connection with the asset acquisition, on September 28, 2001 Reuters Limited entered into a network services agreement with us, pursuant to which we agreed to provide internet protocol network services, internet

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

access, and colocation services for a period of five years with respect to the customers of Bridge that were acquired by affiliates of Reuters. The network services agreement calls for a minimum purchase of these services of $96 million in year one, $90 million in year two, $84 million in year three and $48 million in each of years four and five, for a total of $366 million, less payments made by Bridge to us for services provided to customers acquired by Reuters between May 3, 2001 and September 28, 2001. The network services agreement also provides that our network must perform in accordance with specific quality of service standards. In the event we do not meet the required quality of service levels, Reuters Limited would be entitled to credits, and, in the event of a material breach of such quality of service levels, Reuters
Limited would be entitled to terminate the network services agreement. As a result of the network services agreement, Reuters Limited is our largest customer. In connection with the network services agreement, we also entered into a transitional services agreement with Reuters Limited, pursuant to which Reuters Limited has agreed to provide us with technical, administrative and other services, including help desk support, installation, maintenance and repair of equipment, customer related services such as processing service orders, accounting functions and the provision of warehousing and other facilities, pending us establishing our own capabilities. On September 28, 2001, we also entered into a co-location agreement with Reuters America, pursuant to which we granted Reuters America the right to use portions of our data center in Missouri. The co-location agreement has an initial term of five years and may be renewed by Reuters America, at its option, for additional one-year periods. However, the agreement will terminate concurrently with the network services agreement.

     In  connection  with  Bridge's  acquisition of the Company, as discussed in
Note 1, Bridge funded the Company's operations during 1999 and up through our IPO date. At December 31, 2001, the Company had amounts payable to Bridge of approximately $23 million consisting of a note payable and accrued interest on the note. In addition, at December 31, 2001, the Company had amounts receivable from Bridge of approximately $12.8 million, relating to network services provided by us to Bridge. As described in Note 14, in February 2002 the Company entered into a series of agreements that resolved the outstanding balances, both due to and due from Bridge. The Company earned $151.6 million and $138.3 million in revenues from transactions with Bridge during the years ended December 31, 2000 and 2001, respectively, primarily for services rendered under the Bridge Network Services Agreement. These amounts represented approximately 55% of the Company's revenues for 2000 and 2001.

     Bridge also agreed to pay SAVVIS up to $5.25 million in connection with potential termination liabilities associated with the termination of network services that will no longer be required following the purchase of Bridge's assets by Reuters. As of December 31, 2001, $3.5 million of this amount had been earned upon the closing of the Reuters' acquisition of the Bridge assets. The Company believes that it will not earn any additional termination liabilities from Bridge.

     Through October 31, 2001, one member of our Board of Directors was also an Officer of Bridge.

     ASSET PURCHASE AND PREFERENTIAL DISTRIBUTION -- Simultaneous with the completion of our public offering, the Company purchased or subleased Bridge's global Internet protocol network assets. The purchase price of the assets was approximately $77 million, of which approximately $52 million was paid from the offering proceeds. For the balance of the purchase price, the Company entered into capital leases totaling approximately $25 million with Bridge related to these network assets. The Company also paid a $69 million preferential distribution to Bridge.

     Concurrent with the asset purchase, the Company also entered into a 10-year network services agreement with Bridge under which the Company agreed to provide managed data networking services to Bridge. The Company's fees were based upon the cash cost to Bridge of operating the network as configured on the date the Company acquired it, and fees for additional services provided following the closing of the transfer were set for a three-year term based on an agreed pricing schedule.

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

   Revenue from affiliates was as follows:

                                                         2000        2001
                                                     ----------- -----------
         Bridge Information Systems, Inc. ..........  $151,649    $138,301
         Reuters SA ................................        --      30,055
                                                      --------    --------
         Total .....................................  $151,649    $168,356
                                                      ========    ========


See Note 14 for other related party transactions.

3. CORPORATE REORGANIZATION AND FINANCIAL TRANSACTIONS

     The Company was originally organized in November 1995 and operated as SCC. Holdings was formed in March of 1998 to acquire all of the outstanding capital of SCC.

     On July 1, 1998, Holdings issued 8 million shares of Series C Preferred Stock and 108,896,798 detachable common stock warrants for $8 million in cash.

     The Company, based on an independent valuation, assigned $3.7 million to the value of the detachable Series C common stock warrants. The $3.7 million was recorded as a discount on the preferred stock and an increase in additional paid-in capital. Financing costs of $1.8 million were recorded as a discount against the preferred stock. This resulted in $24.6 million of value being assigned to the Series C Preferred Stock, with the difference between such value and the $30 million redemption value being amortized through the mandatory redemption date. Amortization was charged to accumulated deficit until the April 7, 1999 acquisition by Bridge.

     STOCK SPLIT & STOCK AUTHORIZATION -- On July 22, 1999, the Board of Directors of the Company declared a 72,000-for-1 stock split of the Company's shares of common stock. As a result, the Company had 125 million shares authorized, 72 million shares issued and outstanding with a $0.01 par value for each share of common stock. All references to shares, options and warrants outstanding have been adjusted retroactively for this stock split. On January 28, 2000, the Board of Directors increased the number of authorized shares of the $.01 par value common stock from 125 million shares to 250 million shares.

     PUBLIC OFFERING -- An initial public offering of the Company's common stock was completed in February 2000. A total of 17 million shares were sold in the offering, 14,875,000 shares sold by the Company and 2,125,000 shares sold by Bridge, all at $24 per share. The Company received net proceeds from this offering of approximately $333 million, of which approximately $127 million was paid to Bridge. After the offering, Bridge owned approximately 49 percent of the Company's outstanding stock, and shareholders of Bridge owned approximately 26 percent of the Company's outstanding stock. As of December 31, 2000 and 2001 Bridge owned approximately 48% of the Company's outstanding stock.

     As  described  in  Note 14, in March 2002, the Company issued approximately
$158.1   million  of  11.5%  Convertible  Preferred  Stock  in  exchange  for  a combination of cash and outstanding debt.

4. REDEEMABLE PREFERRED STOCK AND STOCK WARRANTS

     HOLDINGS SERIES B PREFERRED STOCK -- The Series B Preferred ranked junior to the Series C Preferred, but senior to all other classes of the Company's stock as to liquidation, dividends, redemption, and any other payment or distribution with respect to capital stock. The Series B Preferred holders were not entitled to dividends.

     HOLDINGS SERIES C PREFERRED STOCK -- The Series C Preferred ranked senior to all other classes of stock of the Company as to liquidation, dividends, redemption, and any other payments and had a liquidation preference equal to the Series C price per share of $1 plus accrued and unpaid dividends. Dividends accrued quarterly at 8 percent, and to the extent not paid in cash, such dividends were added to the liquidation preference of the Series C Preferred.

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

     See Note 1 for discussion of the redemption of the above Preferred Stock in connection with the acquisition of the Company by Bridge in April 1999.

     COMMON STOCK WARRANTS -- In March 1998, Holdings issued 13,799,812 warrants to purchase common stock at a strike price of $0.10 in exchange for an equal amount of warrants to purchase common stock of SCC with the same strike price. These warrants were cancelled in connection with the acquisition of the Company by Bridge in April 1999.

     SERIES C WARRANTS -- In connection with the issuance of Series C Preferred Stock in March and July of 1998, the Company issued 408,362,922 of detachable warrants to purchase common stock of the Company for a price below $0.01 per share. These warrants were cancelled in connection with the acquisition of the Company by Bridge in April 1999.

     SERIES A WARRANTS -- In March 1998, Holdings issued 15,000 warrants to purchase Series A Preferred Stock of Holdings at $10.64 per share in exchange for an equal amount of Series A Preferred Stock Warrants of SCC with the same strike price. These warrants were then cancelled in connection with the acquisition of the Company by Bridge in April 1999.

5. PROPERTY AND EQUIPMENT AND ASSET IMPAIRMENT

     Property and equipment consisted of the following at December 31:

                                                                 USEFUL
                                                                  LIVES
                                                               (IN YEARS)        2000           2001
                                                              ------------   -----------   -------------
   Communications equipment ...............................          3        $ 166,767     $  139,877
   Data Center ............................................         20           14,326         59,618
   Construction in progress ...............................         --           83,884         10,365
   Equipment under capital leases .........................        3-5           95,446         95,872
   Other ..................................................        3-5            7,957         11,631
                                                                              ---------     ----------
                                                                                368,380        317,363
   Less accumulated depreciation and amortization .........                     (49,372)      (124,081)
                                                                              ---------     ----------
   Total ..................................................                   $ 319,008     $  193,282
                                                                              =========     ==========


     Accumulated amortization for equipment under capital leases for 2000 and 2001 was $20.6 million and $18.0 million, respectively.

     Equipment amortization and depreciation expense was as follows:

                                                    AMORTIZATION     DEPRECIATION
                                                      EXPENSE           EXPENSE
PERIOD                                             (IN MILLIONS)     (IN MILLIONS)
------                                            ---------------   --------------
   January 1, 1999 to April 6, 1999 ...........       $  0.4            $  0.3
   April 7, 1999 to December 31, 1999 .........          1.4               0.8
   2000 .......................................         19.3              29.6
   2001 .......................................         12.9              64.1


Interest capitalized in 2000, related to the assets under construction, amounted to $0.3 million.

     The Company recognized asset impairment and other write-downs of assets of $89.6 million in 2001, which include:

     o $31.5 million non-cash charge related to optical equipment for which the Company does not expect to recover its costs either through operation or disposition of such equipment;

     o $44.1 million non-cash charge related to equipment purchased to support the Company's wireless initiative. Due to technical and supplier limitations, described in Note 10, the Company abandoned its wireless plans and deemed the related equipment has no residual value and no future planned use; and

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

     o $14.0 million non-cash charge related to the write down of other property and equipment that the Company deemed without residual value and has no plans for future use.

     During 2000, the Company recorded a write down in the amount of $2 million to reduce the carrying value of our investment in specialized customer application software to its estimated net realizable value. In the period from January 1, 1999 through April 6, 1999, the Company recognized an impairment loss related to property and equipment of $1.4 million.


6. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

     The table below shows Notes payable as of December 31, 2001 and as adjusted for the pro forma effect of the transactions described in Note 14.

                                                           AS OF DECEMBER 31,
                                                      ----------------------------
                                                                                      PRO FORMA EFFECT AS OF
                                                          2001            2001          DECEMBER 31, 2001
                                                      ------------   -------------   -----------------------
                                                                                           (UNAUDITED)
Notes payable to Nortel Networks, Inc. variable
 interest rate of 9.7% and 7% as of December 31,
 2000 and 2001, respectively ......................    $  75,066      $   85,273            $     --
Note payable to Winstar Wireless, Inc., interest at
 11% ..............................................       16,458          16,458              16,458
Note payable to Winstar Wireless, Inc., interest at
 11% ..............................................        8,560           8,560               8,560
Convertible Senior Secured Notes Payable to Welsh
 Carson, interest at 10% ..........................           --          21,044                  --
Convertible Senior Secured Notes Payable to
 Reuters, interest at 12% .........................           --          39,068                  --
                                                       ---------      ----------            --------
Total notes payable ...............................      100,084         170,403              25,018
Less current portion ..............................      (75,066)       (146,684)             (1,299)
                                                       ---------      ----------            --------
Non-current portion ...............................    $  25,018      $   23,719            $ 23,719
                                                       =========      ==========            ========

     On June 30, 2000, the Company entered into a credit agreement with Nortel Networks, Inc. ("Nortel") for the financing of approximately $38 million of network equipment and services. On September 5, 2000, this agreement was amended and restated, resulting in an increase to a $235 million advancing term loan facility for the purpose of financing a portion of the Company's costs to purchase network equipment and installation services from Nortel and to pay certain third party expenses. As of December 31, 2001, the Company has drawn approximately $85 million under this financing agreement. Due to the violations of covenants in this agreement occurring in February 2001, relating to Bridge's petition in bankruptcy, all amounts due under this agreement have been classified as current as of December 31, 2001. The notes bear interest at a variable market-based interest rate, and this interest is paid at the end of the interest period or three months after the commencement of the interest period, whichever is earlier. From March 2001 to March 2002 we did not pay interest and other fees due under the credit agreement. During this period, Nortel provided waivers on all defaults under the credit agreement. In March 2002, the company repurchased all of the outstanding obligations under the Nortel credit agreement in a series of transactions described in the Subsequent Events disclosure in Note 14.

     During 2000, the Company executed two agreements to acquire telecommunications equipment and related services with Winstar Wireless, Inc. ("Winstar"), resulting in the financing by Winstar of approximately $25 million of equipment, over six years at 11% interest. Principal and interest are payable quarterly, in installments over the term of the notes. On April 17, 2001, SAVVIS provided notice to Winstar that a material breach had occurred under the Master Agreement relating to Winstar's installation of the wireless equipment components and accordingly, terminated the equipment purchase and installation agreements. On April 18, 2001, Winstar filed for bankruptcy under Chapter 11 of the

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

Bankruptcy Code. The Company to date has not performed all obligations to Winstar, nor has Winstar performed all of its obligations to the Company. In addition, the Company ceased making payments on the Winstar notes in March 2001.

     On September 25, 2001, Winstar filed suit in the Delaware Bankruptcy Court seeking a total of approximately $38 million from the Company for the repayment of the note payable and the professional services liabilities described above, which includes a refund of $8.5 million of services prepaid by Winstar. In turn, we have filed Savvis proofs of claim with the bankruptcy court overseeing the Winstar proceeding in the amount of approximately $19 million. The court has agreed to our motion to submit the dispute to arbitration. We believe we have substantial defenses to the suit.

     In 2001, Welsh Carson Anderson and Stowe ("Welsh Carson") purchased $20 million of 10% convertible senior secured notes due in 2006, convertible into common stock at $1 5/16 per share. The notes were collateralized by the Company's data center building in St. Louis, MO. Interest was payable in kind, compounded on a semi annual basis, in the form of additional notes, which were convertible into common stock at a conversion price of $1 5/16 per share commencing August 31, 2001 through maturity. Under the terms of the notes, Welsh Carson had the right to declare the notes due and payable upon acceleration of any of our indebtedness. As of December 31, 2001, due to the acceleration of other notes outstanding, Welsh Carson had the right to call these notes, therefore the notes are treated as current liabilities. Subsequent to December 31, 2001, the company exchanged all of the outstanding notes for preferred stock as described in the Subsequent Events disclosure in Note 14.

     In 2001, Reuters purchased $37.5 million of 12% convertible senior secured notes due in 2005, convertible into common stock at $1.35 per share. The notes were collateralized by the Company's data center building in St. Louis, MO. Interest was payable in kind, compounded on a semi annual basis, in the form of additional notes, which were convertible into common stock at a conversion price of $1.35 per share commencing August 1, 2001 through maturity. Under the terms of the notes, Reuters had the right to declare the notes due and payable upon acceleration of any of our indebtedness. Subsequent to December 31, 2001, the Company exchanged all of the outstanding notes for preferred stock as described in the Subsequent Events disclosure in Note 14.

     The Company leases various equipment under capital leases. The below table summarizes future minimum lease payments under capital leases as of December 31, 2001 and as adjusted for the pro forma effect of the transactions described in Note 14.

                                                                                       PRO FORMA EFFECT AS
                                                                AS OF DECEMBER 31,       OF DECEMBER 31,
                                                                       2001                   2001
                                                               --------------------   --------------------
                                                                                           (UNAUDITED)
   2002 ....................................................        $  49,439              $  10,641
   2003 ....................................................           20,023                  2,281
   2004 ....................................................            1,046                     --
   2005 ....................................................               --                  7,301
   2006 ....................................................               --                     --
   Thereafter ..............................................               --                 52,577
                                                                    ---------              ---------
   Total capital lease obligations .........................           70,508                 72,800
   Less amount representing imputed interest ...............           (4,733)                (7,923)
   Less current portion ....................................          (45,800)               (10,145)
                                                                    ---------              ---------
   Capital lease obligations, less current portion .........        $  19,975              $  54,732
                                                                    =========              =========


     From April 2001 until March 2002 we did not pay our monthly amounts due to GECC under capital lease obligations, causing a default in our agreement with GECC. During this period, GECC provided

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

waivers on all defaults under the capital lease obligations. In March 2002, the Company renegotiated the terms of these capital lease agreements, the details of which are included in the Subsequent Events disclosure in Note 14.


7. EMPLOYEE STOCK OPTIONS

     On July 22, 1999, the Company's Board of Directors adopted a new stock option plan ("the 1999 Stock Option Plan") and authorized 8 million stock options to be granted under the plan. On December 7, 1999, an additional 4 million stock options were authorized by the Board of Directors to be granted under this plan. During the period from April 7, 1999 through December 31, 1999, the Company granted options to purchase 4,139,000 shares of its common stock to selected employees of Bridge. Also during the period, the Company granted options to purchase up to 4,409,508 shares of its common stock to its employees. Some of these options contain accelerated or immediate vesting provisions, and shares issued upon exercise of these options are restricted as to future sale or subject to repurchase. During the period from April 7, 1999 to December 31, 1999, the Company issued 4,477,287 shares of restricted stock subject to repurchase in connection with the exercise of these options.

     During 2000, the Company granted options to purchase 60,000 shares of its common stock to selected employees of Bridge. Also during the period, the Company granted options to purchase up to 2,924,500 shares of its common stock to employees and 45,000 shares of our common stock to three non-employee members of our Board of Directors. Some of these options contain accelerated or immediate vesting provisions, and shares issued upon exercise of these options are restricted as to future sale or subject to repurchase. During the year, the Company issued 638,500 shares of restricted stock subject to repurchase in connection with the exercise of these options.

     On   January   23,  2001,  an  additional  12,000,000  stock  options  were authorized by the Board of Directors under the plan, subject to stockholder approval. This authorization expired in January 2002.

     The Company has elected to follow APB No. 25 and related interpretations in accounting for its employee stock compensation plans. Under the provisions of APB No. 25, compensation expense is recognized to the extent the value of the Company's stock exceeds the exercise price of options or restricted stock at the measurement date.

     In accordance with FIN 44, the accounting for stock options granted to non-employees (excluding non-employee members of the Company's Board of Directors) changed effective July 1, 2000. These non-employee stock options are now accounted for under the fair value method of SFAS No. 123. Further, in accordance with FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans" ("FIN 28"), these non-employee options are accounted for as variable plan awards, and are adjusted for changes in the quoted market value of the shares of the Company's stock covered by the grant each reporting period. The fair value of these options was estimated at December 31, 2001, using the following assumptions: expected volatility of 50 percent, a risk-free interest rate of 5.1 percent, an assumed dividend yield of zero, and an expected life of the options of up to four years. The weighted average fair value of these options was $0.50 as of December 31, 2001, and the Company recognized $0.5 million and $0.6 million in compensation expense in 2000 and 2001, respectively related to these non-employee grants.

     Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options granted to employees and non-employee members of its Board of Directors under the fair value method of the statement. The fair value of the options was estimated at the date of grant. For periods prior to 2000 the minimum value method was used to estimate the fair value of these options. Under this method, the expected volatility of the Company's common stock was not estimated, as there was no market for the Company's common stock in which to monitor such stock price volatility. Due to the short period of time that the Company's common stock has been publicly traded, an expected volatility estimate of 50 percent has been used for 2001. The calculation of

                       SAVVIS COMMUNICATIONS CORPORATION
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (CONTINUED)

the fair value of the options granted in 1999, 2000 and 2001 assumes a weighted average risk-free interest rate of 6.3 percent, 6.2 percent, and 4.8 percent, respectively, an assumed dividend yield of zero, and an expected life of the options of four years. The weighted average fair value of options granted was below $.01 per share for the period January 1 to April 6, 1999. For the period April 7, 1999 to December 31, 1999, the weighted average fair value of options granted was $6.51 per share, for 2000 the weighted average fair value of options granted was $7.92 per share and for 2001, it was $0.41. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

                    SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Had compensation cost for the Company's stock option plans above been determined consistent with the provisions of SFAS No. 123 based on the fair value at the grant date, the Company's pro forma net loss would have been as follows:

                                          JANUARY 1 TO                            YEAR ENDED       YEAR ENDED
                                            APRIL 6,           APRIL 7 TO        DECEMBER 31,     DECEMBER 31,
                                              1999         DECEMBER 31, 1999         2000             2001
                                        ---------------   -------------------   --------------   -------------
                                         (PREDECESSOR)        (SUCCESSOR)         (SUCCESSOR)     (SUCCESSOR)
Net Loss:
 As reported ........................      $ (8,075)           $ (38,617)         $ (164,851)     $ (288,896)
 Pro forma ..........................        (8,104)             (38,683)           (165,593)       (289,358)
Basic and diluted net loss per share:
 As reported ........................          (.14)                (.54)              (1.89)          (3.10)
 Pro forma ..........................          (.14)                (.54)              (1.90)          (3.11)


     The following table summarizes stock option activity:

                                                    NUMBER OF SHARES
                                                    OF COMMON STOCK                               WEIGHTED AVERAGE
                                                        OPTIONS            PRICE PER SHARE         EXERCISE PRICE
                                                   -----------------   -----------------------   -----------------
                                                     (IN THOUSANDS)
Balance, January 1, 1999 (Predecessor) .........         115,200        $  0.01      $  0.07          $  0.02
 Granted .......................................           7,409           0.01         0.02             0.03
 Exercised .....................................          (2,700)          0.01         0.01
 Forfeited .....................................          (3,789)          0.01         0.02             0.02
                                                         -------                                      -------
Balance, April 7, 1999
 (Predecessor) .................................         116,120           0.01         0.07             0.02
 Cancelled upon acquisition by Bridge ..........        (116,120)          0.01         0.07             0.02
 Granted .......................................           8,549             --         0.50          $  0.50
 Exercised .....................................          (5,210)            --         0.50             0.50
 Forfeited .....................................            (373)            --         0.50             0.50
                                                        --------                                      -------
Balance, December 31, 1999
 (Successor) ...................................           2,966             --         0.50             0.50
 Granted .......................................           3,029        $  0.50        24.00             9.22
 Exercised .....................................            (996)            --         0.50             0.50
 Forfeited .....................................            (582)          0.50        19.69             6.86
                                                        --------                                      -------
Balance, December 31, 2000 .....................
 (Successor) ...................................           4,417           0.50        24.00             7.29
 Granted .......................................             232             --         0.94             0.94
 Exercised .....................................            (126)            --         0.50             0.50
 Forfeited .....................................          (1,559)          0.50        19.69             2.91
                                                        --------                                      -------
Balance, December 31, 2001
 (Successor) ...................................           2,964        $  0.50      $ 24.00          $  6.20
                                                        ========                                      =======
 Options exercisable at December 31, 1999                  1,094        $  0.50      $    --          $  0.50
                                                        ========                                      =======
 Options exercisable at December 31, 2000                  1,022        $  0.50      $ 24.00          $  2.37
                                                        ========                                      =======
 Options exercisable at December 31, 2001                  1,316        $  0.50      $ 24.00          $  5.02
                                                        ========                                      =======


                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The   following   table  summarizes  information  regarding  stock  options
outstanding and exercisable at December 31, 2001:

                                           OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                           --------------------------------------------------- -------------------------------
                               NUMBER     WEIGHTED AVERAGE   WEIGHTED AVERAGE      NUMBER     WEIGHTED AVERAGE
EXERCISE PRICE RANGE        OUTSTANDING    REMAINING LIFE     EXERCISE PRICES   EXERCISABLE   EXERCISE PRICES
-------------------------- ------------- ------------------ ------------------ ------------- -----------------
$0.50 to $1.33 ...........   1,307,710           7.77             $ 0.56           791,725        $ 0.52
$2.00 to $3.69 ...........     391,875           8.89               2.57           101,435          2.57
$8.00 to $10.00 ..........     666,500           8.46               9.19           223,554          9.40
$11.75 to $14.94 .........     357,500           8.48              13.36            89,375         13.36
$24.00 ...................     240,000           8.12              24.00           110,000         24.00
                             ---------           ----             ------           -------        ------
$.50 to $24.00 ...........   2,963,585           8.19             $ 6.20         1,316,089        $ 5.02
                             =========           ====             ======         =========        ======

     Included in the option grants discussed above, during the period from October 1999 through February 2000, the Company granted 3,108,758 stock options at an exercise price of $.50 per share, and 618,500 stock options at an exercise price of $10 per share, to employees of SAVVIS and Bridge. Non-cash compensation cost based upon the difference between the exercise price and the imputed fair value of the Company's stock as of the respective option grant dates totaling approximately $61.2 million will be recorded over the vesting periods of such options, which periods range from immediate up to four years. Approximately $1.5 million, $14.5 million and $15.3 million in non-cash equity based compensation was recorded in the period from April 7, 1999 to December 31, 1999, the years ended December 31, 2000 and 2001, respectively. No non-cash equity based compensation was recorded in the period from January 1, 1999 to April 6, 1999.


8. EMPLOYEE SAVINGS PROGRAM

     The predecessor Company sponsored an employee savings plan that qualified as a defined contribution arrangement under Section 401(k) of the Internal Revenue Code. All employees were allowed to contribute a percentage of their base salary, subject to limitations. The Company made no contributions to the plan during 1998 or the 1999 predecessor period. Effective with the acquisition of the Company by Bridge, the plan administrator and investment options were changed, and the plan was amended to incorporate an employer matching contribution. The Company matches 50% of employee contributions up to a maximum of 6% of total compensation or $2,400, whichever is less. Company contributions under this plan vest ratably over five years, and totaled $0.2 million for the period from April 7, 1999 to December 31, 1999, $0.5 million for 2000 and $0.8 million for 2001.


9. INCOME TAXES

     We incurred operating losses from inception through December 31, 2001 and, therefore, have not recorded a provision for income taxes.

     No U.S. and Foreign Income taxes were provided for the periods from January 1, 1999 to April 6, 1999, April 7, 1999 to December 31, 1999 and for the years ended December 31, 2000 and 2001, respectively, as the potential deferred tax benefit, resulting primarily from the net operating losses, was fully offset by a valuation allowance against such deferred tax benefit.

     At December 31, 2000 and 2001, the Company recorded a valuation allowance of $71.2 million and $172.8 million respectively, against the net deferred tax asset due to the uncertainty of its ultimate realization. The valuation allowance increased by $4.9 million from December 31, 1998 to December 31, 1999, $55.0 million from December 31, 1999 to December 31, 2000 and $101.6 million from December 31, 2000 to December 31, 2001.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

   The components of deferred tax assets and liabilities are as follows at December 31:

                                                       2000            2001
                                                   ------------   -------------
   Deferred tax assets:
     Net operating loss carry forwards .........    $  67,643      $  132,254
     Fixed assets ..............................        1,541              --
     Asset impairment ..........................           --          32,202
     Deferred revenue ..........................           --           5,900
     Accrued payroll ...........................          950           2,832
     Other .....................................        2,059           3,852
                                                    ---------      ----------
      Gross deferred tax assets ................    $  72,193      $  177,040
   Deferred tax liabilities:
     Intangible assets .........................       (1,004)             --
     Fixed assets ..............................           --          (4,272)
                                                    ---------      ----------
      Gross deferred tax liabilities ...........       (1,004)         (4,272)
                                                       71,189         172,768
     Valuation allowances ......................      (71,189)       (172,768)
     Net deferred tax assets ...................    $      --      $       --
                                                    =========      ==========


     The components of loss before income taxes consist of the following:

                                             THE PERIOD
                                                FROM           THE PERIOD
                                            JANUARY 1 TO     FROM APRIL 7 TO        YEARS ENDED DECEMBER 31,
                                              APRIL 6,        DECEMBER 31,     ----------------------------------
                                                1999              1999              2000             2001
                                           --------------   ----------------   --------------   --------------
Domestic ...............................      $ (8,075)        $ (38,617)        $ (155,739)      $ (268,506)
Foreign ................................            --                --             (9,112)         (20,390)
                                              --------         ---------         ----------       ----------
Total loss before income taxes .........      $ (8,075)        $ (38,617)        $ (164,851)      $ (288,896)
                                              ========         =========         ==========       ==========

     At December 31, 2001, the Company has approximately $319 million in U.S. net operating loss carryforwards expiring between 2011 and 2021. The net operating losses generated by the Company during the period between April 7, 1999 and September 10, 1999 may be utilized by Bridge in its consolidated tax return.

     Section 382 of the Internal Revenue Code restricts the utilization of U.S. net operating losses and other U.S. carryover tax attributes upon the occurrence of an ownership change, as defined. Such an ownership change occurred during 1998, again in 1999 as a result of the acquisition of our company by Bridge and in 2002 in connection with the transaction described in
Note 14. This limitation restricts our ability to utilize the net operating losses over the U.S. Statutory carryforward periods ranging from 15 to 20 years. Under Section 382 of the Internal Revenue Code, the amount of income that a corporation may offset each year after an ownership change against a net operating loss is limited to an amount determined by multiplying the value of the equity of the corporation just prior to the ownership change by the Federal Long Term tax exempt rate which was approximately 5% on the date of the change of ownership.

     At December 31, 2001, net operating loss carryforwards for our foreign subsidiaries are about $30 million primarily from the United Kingdom, Singapore, Switzerland, Germany, Australia, Hong Kong and Canada. The
aforementioned countries each have unlimited carryforward periods except Switzerland and Canada which are seven years.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

   The effective income tax rate differed from the statutory federal income tax rate as follows:

                                                                                PERIOD FROM
                                                            PERIOD FROM          APRIL 7 TO
                                                       JANUARY 1 TO APRIL 6,    DECEMBER 31,    YEARS ENDED DECEMBER 31,
                                                                1999                1999           2000         2001
                                                      ----------------------- --------------- ------------- ------------
                                                           (PREDECESSOR)       (PREDECESSOR)   (SUCCESSOR)   (SUCCESSOR)
Federal statutory rate ..............................            34%                34%            34%           34%
State taxes, net of federal benefit .................             4%                 4%             4%            4%
Change in valuation allowance primarily due to
 net operating loss carry forwards ..................           (38)%               (3)%          (34)%         (30)%
Attribution of net operating loss to Bridge .........            --                (23)%           --            --
Non-deductible goodwill amortization ................            --                (12)%           (2)%          (3)%
Non-deductible compensation .........................            --                 --             (2)%          (5)%
                                                                ---                -----          -----         -----
Effective income tax rate ...........................             0%                 0%             0%            0%
                                                                ===                =====          =====         =====

10. COMMITMENTS AND CONTINGENCIES

     The Company leases communications equipment and office space under various operating leases. Future minimum lease payments at December 31, 2001 are as follows:

                           COMMUNICATIONS
                             EQUIPMENT       OFFICE SPACE      TOTAL
                          ---------------   --------------   ---------
   2002 ...............         $ 64            $ 8,451       $ 8,515
   2003 ...............           60              7,292         7,352
   2004 ...............           40              5,767         5,807
   2005 ...............           16              5,182         5,198
   2006 ...............            8              4,912         4,920
   Thereafter .........           --             17,921        17,921
                                ----            -------       -------
  Total ...............         $188            $49,525       $49,713
                                ====            =======       =======


     Rental expense under operating leases for the periods from January 1, 1999 through April 6, 1999 and from April 7, 1999 through December 31, 1999 was $0.6 million and $1.9 million, respectively. Rental expense under operating leases for 2001 and 2000 was $12.6 and $8.4 million, respectively.

     From April 2001 until March 2002 we did not pay our monthly amounts due to GECC under capital lease obligations, causing a default in our agreement with GECC. During this period, GECC provided waivers on all defaults under the capital lease obligations. In March 2002, the Company renegotiated the terms of these capital lease agreements, the details of which are included in the Subsequent Events disclosure in Note 14.

     SAVVIS has employment agreements with several key executive officers. These agreements contain provisions with regard to base salary, bonus, stock options, and other employee benefits. These agreements also provide for severance benefits in the event of employment termination or a change in control of the Company.

     In August 2000, the Company entered into a 20-year agreement with Kiel Center Partners, L.P. ("KCP") pursuant to which it acquired the naming rights to an arena in St. Louis, MO. Upon execution of the agreement, total consideration for these rights amounted to approximately $72 million, including 750,000 shares of its common stock issued by the Company to KCP. The related expense will be recognized over the term of the agreement. On March 21, 2001, KCP notified the Company that it was in default of the agreement relating to possible future insolvency of SAVVIS, a claim KCP subsequently withdrew. The parties entered into an amendment, dated August 21, 2001, of the agreement providing for

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the payment of $1.25 million on each December 31, through 2005. These payments will be deducted from payments otherwise owed under the agreement in 2007 through 2010. As of December 31, 2001, the Company has recorded approximately $4.5 million of deferred charges resulting from the issuance of common stock under this agreement.

     On June 30, 2000, the Company entered into a Global Purchase Agreement (the "Global Purchase Agreement") with Nortel Networks, Inc. ("Nortel"). This agreement called for the Company to purchase and take delivery of products and services from Nortel in the amount of $155 million from the date of the agreement through December 31, 2003. These products and services were to be financed by Nortel pursuant to a credit agreement. Concurrent with the execution of the Global Purchase Agreement, on June 30, 2000, the Company entered into a credit agreement with Nortel Networks Inc. ("Nortel") for the financing of approximately $38 million of network equipment and services. On September 5, 2000, this credit agreement was amended and restated, resulting in an increase to a $235 million advancing term loan facility (the "Term Loan") for the purpose of financing a portion of the Company's costs to purchase network equipment and installation services from Nortel and to pay certain third party expenses. As of December 31, 2001, the Company had drawn approximately $85 million under this financing arrangement for the purchase of equipment and services and other third-party costs. As disclosed in Note 14, the Company entered into a series of agreements that resulted in the elimination of any future purchase commitments from Nortel.

     Bridge's Voluntary Petition constituted an event of default under the Nortel Term Loan Facility. As a consequence, the unused portion of the Nortel Term Loan Facility was terminated and the amounts owed became immediately due and payable. The Company has reported the full balance of the Nortel Term Loan Facility as of December 31, 2001 in notes payable -- current portion (See Note
7). As of December 31, 2001, $4.4 million of interest was due to Nortel. The Company repurchased all of the outstanding notes issued pursuant to the credit agreement in March 2002 as more fully described in Note 14.

     As of December 31, 2001, deferred financing costs of $2.7 million associated with the Nortel Term Loan Facility are included as Other Non-current Assets on the Company's balance sheet. No provision for any possible impairment of these deferred financing costs has been made in the accompanying financial statements.

     On August 2, 2000, the Company entered into two agreements with a communications services provider. These agreements granted to SAVVIS exclusive indefeasible rights of use ("IRU") in certain segments of a multi-conduit fiber optic communications system. The term of each agreement was for a 20-year period beginning with the acceptance of a segment and payment by SAVVIS of the segment IRU fee. The agreements stipulated payments by SAVVIS totaling approximately $36.2 million. As of December 31, 2001, the Company had paid approximately $11.5 million pursuant to these agreements, which amounts were funded by drawings on the Nortel Term Loan. As disclosed in Note 14 the Company entered into an agreement with this vendor providing for a payment of $2.5 million over 18 months, the lease of communications capacity and the release of the Company from its obligations under the IRU agreements.

     On June 30, 2000, SAVVIS executed two agreements to acquire approximately $30 million of telecommunications equipment and related services with Winstar Wireless, Inc. ("Winstar"). Upon execution, the Company took delivery of certain equipment and paid approximately $5 million to Winstar. Of the remaining $25 million, approximately $16.5 million, included in Notes Payable at December 31, 2001, has been financed by Winstar over six years at 11% interest. Payments commenced in the third quarter of 2000. The remaining balance of $8.5 million was recorded in other accrued liabilities, with payments of approximately $2 million due every three months until July 2001. On September 29, 2000, the Company executed an additional agreement with Winstar to acquire $10.1 million in telecommunications equipment. This agreement called for a down payment of $1.5 million,

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

which was paid by SAVVIS in October 2000. The remaining $8.6 million, included in Notes Payable at December 31, 2001, was also financed by Winstar over six years at 11% interest, with payments being made quarterly beginning in December 2000.

     On  April  17,  2001,  SAVVIS  provided  notice  to Winstar that a material breach had occurred under the Master Agreement relating to Winstar's installation of the wireless equipment components and accordingly, terminated the equipment purchase and installation agreements. On April 18, 2001, Winstar filed for bankruptcy under Chapter 11 of the Bankruptcy Code. The Company to date has not performed all obligations to Winstar, nor has Winstar performed all of its obligations to the Company. In addition, the Company ceased making payments on the Winstar notes in March 2001. As of December 31, 2001, approximately $4 million remains in other accrued liabilities.

     On September 25, 2001, Winstar filed suit in the U.S. Bankruptcy Court for Delaware seeking a total of approximately $38 million from the Company for the repayment of the note payable and professional services liabilities, as well as the refund of $8.5 million of Internet services prepaid by Winstar. In turn, we have filed a proof of claim with the court overseeing the Winstar bankruptcy proceeding in the amount of approximately $19 million. The court has agreed to refer the dispute to arbitration. We believe we have substantial defenses to the suit.

     During the year ended December 31, 2000, the Company invested $45.5 million to construct and equip a 100,000 square foot data center in Hazelwood, MO. In May 2001, Bridge and SAVVIS executed a ninety-nine year land lease, effective February 18, 2000 (subsequently acquired by Reuters in connection with the Reuters Asset Acquisition from Bridge), with monthly rental payments of $27,443 for the first twenty-four months, beginning in December 2000, for the land on which the St. Louis data center resides. Thereafter, the rent for each subsequent year is increased at a rate of 2% per annum. In the lease, SAVVIS has the option to purchase the land from Reuters at the greater of $3 million or at the Fair Option Value, as defined in the agreement. In addition, Reuters has a put right option during the first ten years of the lease agreement to require SAVVIS to purchase the land from Reuters at a price of $3 million in the first year; reduced by $0.3 million each year thereafter. The put right option can only be exercised should the data center be damaged, SAVVIS is unwilling to repair the damage, and SAVVIS is in default under the lease.

     At December 31, 2001, the Company, as lessee, had network assets under capital leases with Bridge, as sublessor, of $25 million. Bridge leased the underlying assets from General Electric Capital Corporation ("GECC"). In 2002, we entered into a direct lease with GECC on similar economic terms as our sublease with Bridge. The amount of the remaining obligation at December 31, 2001 was $6.2 million.

     We have arrangements with various suppliers of communications services that require us to maintain minimum spending levels some of which increase over time. Our aggregate minimum spending level is approximately $59 million, $62 million, $55 million and $15 million in years 2002 to 2005, respectively. Should SAVVIS not meet the minimum spending level in any given year, decreasing termination liabilities representing a percentage of the remaining contracted amount may immediately become due and payable. Furthermore, certain of these termination liabilities are subject to reduction should SAVVIS experience the loss of a major customer or suffer a loss of revenues from a downturn in general economic activity. Before considering the effects of any reductions for the business downturn provisions, if SAVVIS were to terminate all of these agreements as of March 31, 2002, the maximum termination liability would amount to approximately $155 million.

     The Company is subject to various other legal proceedings and other actions arising in the normal course of its business. While the results of such proceedings and actions cannot be predicted, management believes, based on the advice of legal counsel, that the ultimate outcome of such proceedings and actions will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. VALUATION AND QUALIFYING ACCOUNTS

     Activity in the Company's allowance for doubtful accounts was as follows for the periods presented:

                                                               ADDITIONS
                                               BALANCE AT      CHARGED TO
                                              BEGINNING OF     COSTS AND                    BALANCE AT END
PERIOD ENDED                                     PERIOD         EXPENSES     DEDUCTIONS       OF PERIOD
------------------------------------------   --------------   -----------   ------------   ---------------
   April 6, 1999 (Predecessor) ...........        $149          $    61       $    (35)         $  175
   December 31, 1999 (Successor) .........         175              781           (581)            375
   December 31, 2000 (Successor) .........         375            2,066         (1,641)            800
   December 31, 2001 (Successor) .........         800           10,020         (9,695)          1,125


12. INDUSTRY SEGMENT AND GEOGRAPHIC REPORTING

     SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," established standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise engaging in business activities about which separate financial information is available that is evaluated regularly by management in to assess performance and to allocate resources.

     The  Company's  operations  are  organized  into three geographic operating segments Americas, Europe and Asia. The Company evaluates the performance of its segments and allocates resources to them based on revenue and adjusted EBITDA, which is defined as the respective consolidated loss before interest, taxes, depreciation, amortization, non-cash equity-based compensation, asset impairment and other write-downs of assets and restructuring charges. Adjusted
EBITDA is not determined in accordance with accounting principles generally accepted in the United States of America, is not indicative of cash used by operating activities and should not be considered in isolation or as an alternative to, or more meaningful than, measures of operating performance determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies, as other companies may not calculate it in a similar manner. Financial information for the Company's geographic segments for 2000 and 2001 is presented below. In the periods prior to 2000, the company had one operating segment -- the Americas. In 2000 and 2001, revenues earned in the United States represented approximately 72% and 79%, respectively, of total revenues. Revenues in no other country exceeded 10% of total revenues.

       2000                           AMERICAS     EUROPE      ASIA     ELIMINATIONS     TOTAL
----------------------------------- ------------ ---------- ---------- -------------- -----------
       Revenue ....................  $ 149,602    $ 21,818   $14,904       $   --      $ 186,324
       Adjusted EBITDA ............    (80,382)     (3,017)     (280)          --        (83,679)
       Assets .....................    434,391       4,127       402         (298)       438,622
       Capital Additions ..........    339,654      12,020     8,948           --        360,622


                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       2001                          AMERICAS     EUROPE      ASIA     ELIMINATIONS     TOTAL
---------------------------------- ------------ ---------- ---------- -------------- -----------
       Revenue ...................  $ 207,975    $ 20,395   $ 14,425    $      --     $ 242,795
       Adjusted EBITDA ...........    (59,338)     (4,006)    (2,545)          --       (65,889)
       Assets ....................    267,426       8,581      5,061      (25,428)      255,640
       Capital Additions .........     34,105         507        372           --        34,984


     Adjusted EBITDA for all reportable segments differs from the consolidated loss before income taxes reported in the consolidated statement of operations as follows:

                                                                   2000            2001
                                                              -------------   -------------
       Adjusted EBITDA ....................................    $  (83,679)     $  (65,889)
        Plus adjustments as follows:
          Depreciation and amortization ...................       (60,511)        (88,079)
          Interest, net ...................................        (4,202)        (25,221)
          Non-cash equity based compensation ..............       (14,459)        (15,253)
          Asset impairment and other write-downs of asset .        (2,000)        (89,633)
          Restructuring charges ...........................            --          (4,821)
                                                               ----------      ----------
        Consolidated loss before income taxes .............    $ (164,851)     $ (288,896)
                                                               ==========      ==========


13. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Following is summary information for the 2000 and 2001 quarters.

                                                        FIRST         SECOND          THIRD         FOURTH
                                                    ------------   ------------   ------------   ------------
2000
 Revenues .......................................    $  24,463      $   50,241     $  52,811      $  58,809
 Operating loss .................................      (27,330)        (39,554)      (46,071)       (47,694)
 Net loss .......................................      (26,864)        (39,011)      (47,166)       (51,810)
Basic and diluted loss per common share .........    $    (.34)     $     (.44)    $    (.53)     $    (.57)

2001
   Revenues .....................................    $  59,744      $   57,744     $  58,352      $  66,955
   Operating loss ...............................      (51,722)       (114,453)      (75,534)       (21,966)
   Net loss .....................................      (56,454)       (123,284)      (81,392)       (27,766)
Basic and diluted loss per common share .........    $   (0.62)     $    (1.35)    $   (0.89)     $   (0.30)

     Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year.

     In the second and third quarter of 2001, the Company experienced a significant increase in losses primarily due to asset impairment charges and other write-down of assets as disclosed in Note 5.


14. SUBSEQUENT EVENTS

     In March 2002, the Company issued $158.1 million of convertible preferred stock (the "Preferred"). Preferred totaling $117.2 million was issued to Welsh Carson and its affiliates in exchange for $57.5 million in cash, satisfaction of all of the outstanding principal and accrued interest on the Company's 10% convertible senior notes totaling $22.2 million, and satisfaction of all of the principal and interest owed in respect of notes issued pursuant to the Credit Agreement with Nortel Networks, Inc. totaling $90.9 million. Preferred totaling $40.9 million was also issued to Reuters Holdings Switzerland S.A. in satisfaction of all of the outstanding principal and accrued interest on the Company's 12% convertible senior notes totaling $40.9 million.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Preferred accrues dividends at the rate of 11.5% per annum on the outstanding accreted value thereof (initially $1,000 per share). Dividends may not be paid in cash until after the eighth anniversary of the original issuance date. Accrued but unpaid dividends will be added to the outstanding accreted value quarterly. The Preferred is convertible into such number of our common stock equal to the outstanding accreted value divided by the conversion price. The Preferred is initially convertible into approximately 210.8 million shares of common stock, at a conversion price of $0.75 per common share, and is entitled to vote on all matters (other than any voluntary repurchase of the Preferred) submitted to the common stockholders on an as-if-converted basis, representing approximately 69% of the voting stock of the Company. The conversion price of $0.75 was set a few days before the commitment date for the Preferred. On the commitment date, the closing price of the Company's common stock was $1.00. Accordingly, the Company also recorded a non-cash beneficial conversion feature of $52.7 million, representing the $0.25 per share intrinsic value of that feature, as a return to the Preferred shareholders in March 2002.

     In March 2002, the Company also entered into a $56.5 million amended and restated master lease agreement with GECC. The amended lease carries a 12% interest rate, which accrues through December 31, 2004, and payable in cash thereafter. The principal amount of the amended lease is due on March 8, 2007. The amended lease calls for excess cash flow, as defined, to be used first for the payment of any accrued and unpaid interest and second for the prepayment of principal on the capital leases. The amended lease places limits on the level of capital expenditures that can be made by the Company and restricts the payment of dividends. In connection with this transaction, the Company also issued five year warrants to purchase 9.6 million shares of its common stock at $0.75 per share.

     In February 2002, the Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada. All amounts due under the settlement agreement were paid in March 2002.

     In March 2002, the Company entered into agreements with three of its vendors to settle certain obligations of the Company as follows: amended its Global Purchase Agreement with Nortel releasing the Company from its obligation to purchase optical equipment; entered into an agreement with a communications services vendor providing for the payment of $2.5 million over 18 months, the lease of communications capacity and the release of the Company from its obligations under the IRU agreements entered into in August 2000 so long as the Company is not in default under the communications capacity agreement; and satisfied all of its outstanding obligations to a vendor for a cash payment of $10.0 million. In connection with these vendor transactions, the Company also issued five year warrants to purchase 6.4 million shares of its common stock at $0.75 per share.

     As a result of these transactions the Company expects to record an extraordinary net gain of $61.1 million in the first quarter of 2002.

     The balance of the proceeds will be used for general working capital purposes. The following summary financial information includes an unaudited pro forma column to illustrate the balance sheet at December 31, 2001 as if all the transactions had occurred on December 31, 2001. The unaudited pro forma summary financial information has been adjusted to reflect the impact of these transactions. This information is for illustrative purposes only and is not meant to be indicative of actual results that might have been achieved or results that might be attained in the future.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                              2001        PRO FORMA 2001
                                                         -------------   ----------------
                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS)
   BALANCE SHEET DATA:
   Cash and cash equivalents .........................    $   14,405        $  32,687
   Total current assets ..............................        46,005           50,283
   Total assets ......................................       255,640          259,918
   Total current liabilities .........................       348,898           94,409
   Debt and capital lease obligations ................       259,504           93,083
   Total liabilities .................................       412,226          195,683
   Preferred stock ...................................            --          157,013
   Stockholders' equity (deficit), excluding preferred
     stock ...........................................      (156,586)         (92,778)
   Stockholders' equity (deficit) ....................      (156,586)          64,235


     On March 22, 2002, Yipes Communications, Inc. ("Yipes") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code. The Company is still evaluating its $1.0 million investment in Yipes to determine if impairment has occurred. Management does not believe that the loss of its investment would have a material adverse effect on the financial condition of the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. You should read the following discussion together with our consolidated financial statements and the related notes to those financial statements beginning on page F-1 of this information statement.

OVERVIEW

     SAVVIS is a growing provider of high quality, high performance IP VPN, Managed Hosting and Internet related services to medium and large businesses, multinational corporations and Internet service providers. To provide our Internet access services, we use the SAVVIS Intelligent IP NetworkSM, a data communications network that uses our twelve PrivateNAPsSM and our proprietary routing policies to reduce data loss and enhance performance by avoiding the congested public access points on the Internet.

     SAVVIS began commercial operations in 1996, offering Internet access services to local and regional Internet service providers. Our customer base has grown from 15 customers at the end of 1996 to approximately 1,500 at December 31, 2001.

     On April 7, 1999, SAVVIS was acquired by Bridge in a stock-for-stock transaction that was accounted for as a "purchase transaction" under Accounting Principles Board Opinion No. 16. Since the purchase transaction resulted in our Company becoming a wholly owned subsidiary of Bridge, SEC rules required us to establish a new basis of accounting for the assets purchased and liabilities assumed. As a result, the purchase price has been allocated to the underlying assets purchased and liabilities assumed based on estimated fair market value of these assets and liabilities on the acquisition date, and the difference between the purchase price and the fair market value was recorded as goodwill. The accounting for the purchase transaction has been "pushed down" to our financial statements. The impact of the acquisition on our balance sheet, as a result of the application of fair value accounting, was to increase intangibles, goodwill, other liabilities and stockholders' equity. As a result of the acquisition and the "push down" accounting, our results of operations following the acquisition, particularly our depreciation and amortization, are not comparable to our results of operations prior to the acquisition.

     The initial public offering of our common stock was completed in February 2000. A total of 17 million shares were sold in the offering; 14.875 million shares sold by the Company and 2.125 million shares sold by Bridge, all at $24 per share. The Company received net proceeds from this offering of approximately $333 million. Simultaneously, with the completion of the initial public offering, we acquired Bridge's global Internet protocol network for total consideration of approximately, $77 million, plus a payment representing a preferential distribution to Bridge of approximately $69 million. The purchase has substantially increased our depreciation and amortization.

     At that time, the Company entered into a 10-year network services agreement with Bridge under which the Company was to provide managed data networking services to Bridge. SAVVIS' initial network service fees were based upon the cash cost to Bridge of operating the network as configured on October 31, 1999, adjusted for changes to the network and the associated personnel related to Bridge's network requirements through February 17, 2000. Our fees for additional services provided following February 17, 2000, were set for a three-year term based on an agreed price schedule.

     Because the amounts paid to us under the network services agreement for the services provided over the original network acquired from Bridge were based upon the cash cost to operate the original network, the provision of such services did not have an impact on our cash flows from operations. However, due to amortization and depreciation expenses relating to the network, the provision of services under the network services agreement resulted in the Company incurring losses from operations.

     On February 15, 2001, Bridge (which represented approximately 55% of our total revenues for the year ended December 31, 2001) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. in the United States Bankruptcy Court (the "Bankruptcy Court") for the Eastern District of Missouri. The monthly revenues from Bridge have been fully replaced by the Reuters and MoneyLine Telerate agreements and the Company no longer provides any services to Bridge.

CRITICAL ACCOUNTING POLICIES

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements beginning on page F-7. Note that our preparation of our Annual Report on Form 10-K required us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

     Valuation of Long-Lived Assets--The Company periodically evaluates the estimated carrying value of long-lived assets, including intangible assets, goodwill and property and equipment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment in the carrying value of an asset is recognized when the expected future operating cash flows to be derived from the asset are less than its undiscounted carrying value. In addition, the Company's evaluation considers non-financial data such as market trends, product and development cycles, and changes in management's market emphasis. During 2001, the Company recognized asset impairment charges of $89.6 million primarily related to equipment.

     Revenue Recognition--Service revenues consist primarily of Managed IP networks, Managed Hosting and Internet access service fees, which are fixed monthly amounts, and are recognized in the financial statements when earned during the life of the contract. For all periods, any services billed and payments received in advance of providing services are deferred until the period such services are earned. In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The effect of implementation of SAB 101 was not material to the consolidated financial statements. The current portion of installation and equipment costs deferred in accordance with SAB 101 is recorded on the balance sheet in other assets. Such costs are recognized on a straight-line basis over periods of up to 24 months, the estimated period over which the related revenues from installation and equipment sales are recognized.

     Concentrations of Credit Risk--Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company periodically reviews the credit quality of its customers and generally does not require collateral.

     Employee Stock Options--The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Under APB No. 25, the Company recognizes compensation cost based on the intrinsic value of the equity instrument awarded as determined at the measurement date. The Company is also subject to disclosure requirements under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" which requires pro forma information as if the fair value method prescribed by SFAS No. 123 had been applied.


REUTERS AND MONEYLINE TELERATE AGREEMENTS

     On September 28, 2001 affiliates of Reuters acquired a portion of the assets of Bridge. In connection with the asset acquisition, on September 28, 2001, Reuters entered into a network services agreement with us, pursuant to which we agreed to provide internet protocol network services, internet access, and colocation services for a period of five years with respect to the customers of Bridge that were acquired by affiliates of Reuters. The network services agreement calls for a minimum purchase of these services of $96 million in year one, $90 million in year two, $84 million in year three and $48 million in each of years four and five, for a total of $366 million, less payments made by Bridge to us for services provided to customers acquired by Reuters between May 3, 2001 and September 28, 2001. The network services agreement also provides that our network must perform in accordance with specific quality of service standards. In the event we do not meet the required quality of service levels, Reuters would be entitled to credits, and, in the event of a material breach of such quality of service levels, Reuters would be entitled to terminate the network  services  agreement.  As  a  result  of the network services agreement,
Reuters is our largest customer. In connection with the network services agreement, we also entered into a transitional services agreement with Reuters, pursuant to which Reuters has agreed to provide us with technical, administrative and other services, including help desk support, installation, maintenance and repair of equipment, customer related services such as processing service orders, accounting functions and the provision of warehousing and other facilities, pending us establishing our own capabilities. On September 28, 2001, we also entered into a co-location agreement with Reuters, pursuant to which we granted Reuters the right to use portions of our data center in Missouri. The co-location agreement has an initial term of five years and may be renewed by Reuters, at its option, for additional one-year periods. However, the agreement will terminate concurrently with the network services agreement.

     In connection with its purchase of assets from Bridge in October 2001, MoneyLine Telerate entered into a binding letter of intent to enter into a network services agreement with SAVVIS. The letter of intent requires MoneyLine Telerate to buy a total of $200 million of services according to the following minimum spending levels: $70 million in year one, $50 million in year two, $35 million in year three, $25 million in year four, and $20 million in year five. We expect billings initially to represent approximately 30% of our revenue.

     In addition, Reuters and MoneyLine Telerate agreed to provide technical and administrative services to SAVVIS for a period of up to one year. The Company is currently engaged in transition plans to perform these services and will incur additional costs in doing so.


TRANSACTIONS WITH BRIDGE


     In connection with Bridge's acquisition of the Company in April 1999, Bridge funded the Company's operations during 1999 and up through February 18, 2000, the date of SAVVIS' initial public offering. In February 2000, we entered into several agreements with Bridge, related to the acquisition of its IP network assets, the provision of network services to Bridge and the provision of technical and administrative support services to SAVVIS. As a result, Bridge was our largest customer, accounting for approximately 81% and 55% of revenues, in 2000 and 2001, respectively.

     In February 2002, the Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada. All amounts due under the settlement agreement were paid in March 2002.


TRANSACTIONS WITH WELSH CARSON AND REUTERS


     On March 18, 2002 we issued approximately $158 million of our Series A convertible preferred (the "Preferred") stock to Welsh Carson and Reuters in exchange for $57.5 million in cash and all of the outstanding principal of and accrued interest on our 10% and 12% convertible senior notes and the notes payable originally issued pursuant to our credit agreement with Nortel Networks. The Series A preferred stock accrues dividends at the rate of 11.5% per annum on the outstanding accreted value thereof (initially $1,000 per share). Dividends will not be payable in cash until after the eighth anniversary of the original issuance date, at the option of the Company. Accrued but unpaid dividends will be added to the outstanding accreted value quarterly. The Series A preferred stock is convertible into such number of our common stock equal to the outstanding accreted value divided by the conversion price. The Preferred is initially convertible into approximately 211 million shares of our common stock at a conversion price of $0.75 per share. In connection with this transaction we granted the holders registration rights with respect to the shares of our common stock issuable upon conversion of the Preferred, including demand registration rights and piggy back registration rights.

     On February 16, 2001, we entered into a securities purchase agreement and related agreements and documents with two investment entities and several individuals affiliated with Welsh Carson. Pursuant to the terms of the securities purchase agreement, the entities and individuals affiliated with Welsh Carson purchased $20.0 million aggregate principal amount of our 10% convertible senior secured notes due 2006. All of the outstanding principal and accrued interest on these notes were exchanged for the Preferred on March 18, 2002.

     On May 16, 2001, we entered into a securities purchase agreement and certain related agreements and documents with Reuters Holdings Switzerland SA, or Reuters, a societe anonym organized under the laws of Switzerland. Pursuant to the terms of the securities purchase agreement, Reuters purchased $37.5 million aggregate principal amount of our 12% convertible senior secured notes due 2005. All of the outstanding principal and accrued interest on these notes were exchanged for the Preferred on March 18, 2002.

     On May 16, 2001, we also granted Reuters and its successors, assigns and affiliates the right, for so long as they hold any of our notes or preferred stock or common stock comprising or convertible into at least 5% of our outstanding voting stock, among other things, to (1) designate an observer to attend all meetings of our board of directors or any board committees, and (2) to nominate and elect such number of directors, but not fewer than one, equal to the product of the percentage of the voting power held by Reuters on a fully-diluted, as-converted basis, multiplied by the number of seats on the registrant's board of directors (rounded down to the nearest whole number). In accordance with the terms of this letter, Reuters has appointed an observer to attend all meetings of our board of directors and committee meetings.


REVENUE

     Revenue. The Company's revenue is derived primarily from the sale of managed IP, Internet access and hosting services. For the year 2001, revenue from related parties (Bridge and Reuters) represented approximately 68% of our total revenue. Through December 31, 1998, our revenue was primarily derived from the sale of Internet access services to local and regional Internet service providers in the United States. Beginning in late 1998, we also began to offer Internet security and hosting services to corporate customers.
Beginning in September 1999, we began to offer managed data networking services. We expect our revenues from related parties to decrease as a percentage of our total revenues as we expand our managed IP, Internet access and hosting customer base.

     We charge each customer an initial installation fee that typically ranges from $500 to $5,000 and a fixed monthly fee that varies depending on the services provided, the bandwidth used and the quality of service level chosen. Our customer agreements are typically for 12 to 36 months in length. These fees are recognized in income over the average life of the customer contracts.

     Prices for telecommunication services, including the services we offer, have decreased significantly over the past several years and we expect this trend to continue for the foreseeable future.


DIRECT COSTS AND EXPENSES

     Data communications and operations. Data communications and operations expenses include the cost of:

     o leasing local access lines;

     o transmission connections;

     o salaries and related benefits for engineering and operations personnel;

     o connections to other Internet service providers;

     o other related repairs and maintenance items;

     o leasing routers and switches;

     o leasing hosting space; and

     o installing local access lines at customer sites.

     Data communications and operations expense increased significantly with the inclusion of the Bridge network. In addition, we expect that these costs will continue to increase in total dollars as we increase our customer base, but we expect an eventual decrease as a percentage of revenues.

     Sales and Marketing. These expenses include the cost of:

     o sales and marketing salaries and related benefits;

     o sales commissions and referral payments;

     o advertising and direct marketing; and

     o travel.

     We anticipate that these expenses will continue to increase in total dollars as we add more sales personnel and increase our marketing initiatives to support the expansion of our customer base.

     General and administrative. General and administrative expenses include the cost of:

     o occupancy costs;

     o executive, financial, legal, tax and administrative support personnel;

     o professional services, including legal, accounting, tax and consulting

     o bad debt expense; and

     o travel.

     These expenses are expected to continue to increase as we continue to add to our support personnel, infrastructure and back office systems as the business continues to ramp up.

     Depreciation and amortization. Depreciation and amortization expense consists primarily of the depreciation and amortization of communications equipment, capital leases, goodwill and intangibles. We expect these expenses to decrease as a portion of our fixed assets fully depreciate in 2002, we have minimized our capital additions requirements with the completion of our network in 2001 and the adoption of new accounting pronouncements will eliminate the amortization of certain items in goodwill. Generally, depreciation is calculated using the straight-line method over the useful life of the associated asset, which ranges from three to five years. Goodwill resulting from our acquisition by Bridge was amortized over three years and other intangibles are amortized over one to three years.

     Interest expense. Historical interest expense is related to indebtedness to banks, vendor financing agreements convertible notes, loans from Bridge and capitalized leases. The vendor financing agreements, the convertible notes and the loans from Bridge were settled in a series of transactions described in
Note 14 of the Consolidated Financial Statements. Also described in Note 14 of the Consolidated Financial Statements was the refinancing of certain capital leases. Accordingly, we expect our interest expense to significantly decrease in 2002.

     Income tax expense. We incurred operating losses from inception through December 31, 2001 and, therefore, have not recorded a provision for income taxes in our historical financial statements. We have recorded a valuation allowance for the full amount of our net deferred tax assets because the future realization of the tax benefit is uncertain. As of December 31, 2001, we had U.S. net operating loss carry forwards of approximately $319 million and foreign net operating losses of approximately $30 million. Section 382 of the Internal Revenue Code restricts the utilization of U.S. net operating losses and other U.S. carryover tax attributes upon the occurrence of an ownership change, as defined. Such an ownership change occurred during 1999 as a result of the acquisition of our company by Bridge and in 2002 as a result of the issuance of $158 million of preferred stock. Management believes that this limitation may restrict our ability to utilize the net operating losses over the U.S. Statutory carry-forward periods ranging from 15 to 20 years.

     As we continue to increase our employee base to support our expanded operations and invest in our marketing and sales operations, we expect to incur net losses at least through 2003.

RESULTS OF OPERATIONS

     The historical financial information included in our Annual Report on Form 10-K will not reflect our future results of operations, financial position and cash flows. Our results of operations, financial position and cash flows subsequent to the purchase of Bridge's network and the commencement of the related agreements is not comparable to prior periods.


THE  YEAR  ENDED  DECEMBER  31,  2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31,
2000

     Revenue. Revenue was $242.8 million for the year ended December 31, 2001, an increase of $56.5 million or 30%, from $186.3 million for the year ended December 31, 2000. Managed IP revenue increased $46.1 million, or 30%, to $197.9 million in 2001 from $151.8 million in 2000. Managed hosting revenues increased $8.8 million, or 441%, to $10.8 million in 2001 from $2.0 million in 2000. Other revenues, consisting of installation and equipment sales, increased from $2.0 million in 2000 to $3.5 million in 2001. Approximately $15 million of the increase results from a full year of service provided to Bridge customers through September 2001 versus 10.5 months in 2000 and the balance of the billings to Reuters and MoneyLine Telerate in the fourth quarter. Internet access revenues were flat for the year as price reductions and customer losses from the economic downturn offset new orders.

     Data Communications and Operations (exclusive of non-cash compensation). Data communications and operations expenses were $236.3 million for the year ended December 31, 2001; an increase of $24.5 million, or 11.6%, from $211.8 million for the year ended December 31, 2000. The increase in expenses related principally to the expansion of our network capacity during 2000. These expenses were reduced significantly in the second half of 2001 as unit prices for communications costs continued to decline and network capacity was reduced in response to lower customer demand resulting from the downturn in the financial markets and the general economy.

     Sales and Marketing. (exclusive of non-cash compensation) Sales and marketing expenses were $35.2 million for the year ended December 31, 2001, an increase of $1.3 million, or 4%, from $33.9 million in the year ended December 31, 2000. This increase is principally attributed to personnel costs.

     General and Administrative (exclusive of non-cash compensation). General and administrative expenses amounted to $37.1 million for the year ended December 31, 2001 an increase of $12.7 million or 52% from $24.4 million for the same period in 2000. This result was primarily from the increase in bad debt expense to $10.0 million in 2001, an increase of $8.2 million, from $1.8 million in 2000. Bad debt expense reflected a write-off of $4.7 million in connection with the bankruptcy of Bridge Canada. The balance of the increase in bad debts was directly related to the general economic downturn.

     Non-cash Equity-based Compensation. Non-cash equity-based compensation amounted to $15.3 million for the year ended December 31, 2001 versus a $14.5 million expense in 2000. These expenses represent amortization charges to earnings for the difference between the estimated fair market value of our common stock and the exercise price for options granted to employees, non-employee members of our Board of Directors and employees of Bridge on various dates in early 2000 and late 1999.

     EBITDA. EBITDA, which is defined as consolidated loss before depreciation and amortization, taxes, interest income and expense, non-cash equity based compensation, asset impairment and other write down of assets and restructuring charges improved from $83.7 million in 2000 to $65.9 million in 2001 as gross margin improvements of $32 million were partially offset by increases to sales and marketing costs and general and administrative costs. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company's financial performance and liquidity. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States of America, is not indicative of cash used by operating activities and should not be considered in isolation or as an alternative to, or more meaningful than, measures of operating performance determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies, as other companies may not calculate it in a similar manner.

     Depreciation and Amortization. Depreciation and amortization expense was $88.1 million for the year ended December 31, 2001, an increase of $27.6 million as compared to $60.5 million for the year ended December 31, 2000. This increase results primarily from equipment acquisitions to support our network.

     Interest. Interest income amounted to $0.8 million in the year ended December 31, 2001, a decrease of $5.6 million from 2000 a result of the average cash balance on hand decreasing during the period. Interest expense for the year ended December 31, 2001 was $26.0 million, an increase of $15.4 million from 2000. This increase is attributable to interest expense on capital equipment financing, convertible senior secured notes and the write-off of deferred financing charges.

     Asset Impairment and other write-downs of assets. As more fully discussed in Note 5 to the consolidated financial statements beginning on page F-7, asset impairment and other write-downs of assets of $89.6 million in 2001 represent:

   o $31.5 million non-cash charge related to optical equipment for which the Company does not expect to recover its costs either through operation or disposition of such equipment;

   o $44.1  million  non-cash  charge  related to equipment purchased to support
     the   Company's   wireless  initiative.  Due  to  technical  and  supplier
     limitations, described in Note 10, the Company abandoned its wireless plans and deemed the related equipment has no residual value and no future planned use; and

   o $14.0 million non-cash charge related to the write down of other property and equipment that the Company has deemed without residual value and has no plans for future use.

     Net Loss. The net loss for the year ended December 31, 2001 was $288.9 million, or $3.10 basic and fully diluted loss per share, an increase of $124.0 million from the net loss for 2000 of $164.9 million, or $1.89 per share. The primary reasons for the increase in net loss are:

   o Asset impairment charges of $89.6 million, restructuring charges of $4.8 million and write-down of deferred financing charges of $3.8 million.

   o The $27.6 million increase in depreciation and amortization expense due to network equipment acquisitions.

   o An increase in bad debt expense of $8.2 million primarily related to the write-off of Bridge Canada accounts receivable balance.

THE YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1999 (1999 AMOUNTS REPRESENTS COMBINED PREDECESSOR AND SUCCESSOR INFORMATION)

     Revenue. Revenue was $186.3 million for the year ended December 31, 2000, an increase of $162.3 million or 677%, from $24.0 million for the year ended December 31, 1999. The revenue growth resulting from the initiation of managed data network services, including services provided under the Bridge network services agreement entered into on February 18, 2000, accounted for $151.7 million of the increase. Internet access revenues increased 43% to $32.5 million in the twelve months of 2000, compared to $22.8 million for 1999. These increases were driven by an increase in active customer circuits of 161% to approximately 3,000 as of December 31, 2000 from 1,150 as of December 31, 1999. Other revenues, consisting of installation and equipment sales, increased from $1.2 million in 1999 to $2.0 million in 2000.

     Data Communications and Operations. (exclusive of non-cash compensation) Data communications and operations expenses were $211.8 million for the year ended December 31, 2000; an increase of $184.2 million from $27.6 million for the year ended December 31, 1999. The increase in expenses related principally to the costs incurred by SAVVIS to operate the Internet protocol network acquired from Bridge since February 18, 2000 and other increases in the number of leased long distance, dedicated customer and dial-up circuits to support the increased customer circuits in operation.

     Sales and Marketing. (exclusive of non-cash compensation) Sales and marketing expenses were $33.9 million for the year ended December 31, 2000, up 170% or $21.4 million as compared to 1999. This increase is principally attributed to personnel related costs and sales commissions of $13.6 million associated with the growth in sales and marketing staff, a $5.0 million increase in expenditures on advertising and marketing initiatives, and a $2.4 million increase in travel and training-related items.

     General and Administrative. (exclusive of non-cash compensation) General and administrative expenses amounted to $24.4 million for the year ended December 31, 2000 and $11.1 million for the same period in 1999, an increase of $13.3 million or 120%. This increase resulted from increased personnel costs of $2.8 million to support the expansion of the customer base and the overall growth of the business, increased occupancy costs of $3.8 million related to the move to the Company's new headquarters during the second quarter and increased costs for the growing employee base, an increase of $1.8 million for professional audit, tax, legal and consulting services, an increase of $1.6 million in services provided by Bridge under the Administrative Services agreement, and an increase of $1.3 million in travel expense associated with the overall growth of the business. Bad debt expense amounted to $1.8 million in 2000 versus $.8 million for the year ended December 31, 1999.

     Non-cash Equity-based Compensation. Non-cash equity-based compensation amounted to $14.5 million for the year ended December 31, 2000 versus a $1.5 million expense in 1999. These expenses represent amortization charges to earnings for the years ended December 31, 2000 and 1999, respectively, for the difference between the estimated fair market value of our common stock and the exercise price for options granted to employees and non-employee members of our Board of Directors on various dates in early 2000 and late 1999, as well as options granted to employees of Bridge in 1999 and early 2000.

     EBITDA. EBITDA, which is defined as consolidated loss before depreciation and amortization, taxes, interest income and expense, non-cash equity based compensation, asset impairment and other write down of assets and restructuring charges was $27.2 million and $83.7 million for 1999 and 2000, respectively. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company's financial performance and liquidity. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States of America, is not indicative of cash used by operating activities and should not be considered in isolation or as an alternative to, or more meaningful than, measures of operating performance determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies, as other companies may not calculate it in a similar manner.


BECAUSE THE "PREDECESSOR" STATEMENT OF OPERATIONS IN 1999 IS PRESENTED ON A DIFFERENT BASIS OF ACCOUNTING, THE FOLLOWING AREAS IN THE STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE NOT COMPARED:

     Depreciation and Amortization. Depreciation and amortization expense was $60.5 million for the year ended December 31, 2000. Of this total, $43.7 million is attributed to depreciation on the network acquired on February 18, 2000 and subsequent network equipment acquisitions, and $12.4 million relates to the amortization of goodwill and intangibles associated with the mandated "push-down accounting" ascribed to the Bridge acquisition of SAVVIS in April 1999.

     Asset Impairment and Other Write-downs of Assets. During 2000, an asset write down in the amount of $2 million was required to adjust our investment in specialized customer application software to its estimated net realizable value.

     Interest. Interest income from the investment of the initial public offering proceeds amounted to $6.4 million for the year ended December 31, 2000. Interest expense during the same period, primarily attributable to interest expense on capital equipment financing incurred since the acquisition of the Internet protocol network in February 2000 and amounts payable to Bridge, amounted to $10.6 million.

     Net Loss. The net loss for the year ended December 31, 2000 was $164.9 million, or $1.89 basic and diluted loss per share.


LIQUIDITY AND CAPITAL RESOURCES

     On March 18, 2002, the Company issued approximately $158 million of preferred stock to (i) affiliates of Welsh Carson, in exchange for approximately $57.5 million in cash, conversion of approximately $22.2 million in principal and accrued interest in respect to our 10% convertible senior secured notes and approximately $90.9 million in notes, and accrued interest, issued pursuant to the credit agreement with Nortel Networks and (ii) Reuters in exchange for approximately $40.9 million in principal and accrued interest in respect to the 12% convertible senior secured notes. The terms of the preferred stock are more fully described in Note 14 of the financial statements.

     In addition, the Company reached agreements with General Electric Capital Corporation ("GECC"), Nortel Networks ("Nortel"), Bridge Information Systems and certain other vendors as follows:

   o Approximately $57 million of capital lease obligations were amended with GECC. The amended lease provides for repayment at the end of the fifth year, 12% interest payable in cash or in kind, at the Company's option, for the first three years and an excess cash sweep provision.

   o Release by Nortel Networks from all obligations to purchase optical equipment under the Global Purchase Agreement.

   o The Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada.

   o A release by a certain vendor from all obligations under the agreements in exchange for $2.5 million paid in installments over 18 months and other commercial arrangements.

   o In connection with the transactions, the Company also issued five-year warrants to purchase 16.1 million shares of its common stock at $0.75 per share.

     The balance of the proceeds from the issuance of the Preferred will be used for general working capital purposes.


     As a result of the transactions discussed in Note 14 of the consolidated financial statements, the Company's financial position changed significantly including a reduction of debt by $165.6 million, a reduction of payables by $39.3 million and an increase in cash position by $18.3 million. Additionally, the Company recognized an extraordinary gain of approximately $61.1 million related to the extinguishment of debt. The following unaudited summary financial information includes an unaudited pro forma column to illustrate the balance sheet at December 31, 2001 as if all the transactions had occurred on December 31, 2001. The unaudited pro forma summary financial information has been adjusted to reflect the impact of these transactions. This information is for illustrative purposes only and is not meant to be indicative of actual results that might have been achieved or results that might be attained in the future.

                                                                          2001        PRO FORMA 2001
                                                                     -------------   ---------------
                                                                                       (UNAUDITED)
                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents ........................................    $   14,405        $  32,687
Total current assets .............................................        46,005           50,283
Total assets .....................................................       255,640          259,918
Total current liabilities ........................................       348,898           94,409
Debt and capital lease obligations ...............................       259,504           93,083
Total liabilities ................................................       412,226          195,683
Preferred stock ..................................................            --          157,013
Stockholders' equity (deficit) excluding preferred stock .........      (156,586)         (92,778)
Stockholders' equity (deficit) ...................................      (156,586)          64,235

     Negative cash flow from operations decreased to $41.9 million for the year ended December 31, 2001 from $79.8 million in 2000. This decrease in negative cash flow was primarily due to a $17.8 million improvement in EBITDA and improved collections on accounts receivable.

     Net cash used in investing activities for the year ended December 31, 2001 was approximately $24.1 million, which reflects the purchase of the property and equipment not financed. We obtained funds for investing activities in the year 2001 from a vendor credit facility, issuance of convertible debt securities and through customer receipts.

     In connection with our purchase of the global Internet protocol network assets from Bridge, we also entered into a network services agreement under which we provided Bridge with managed data networking services. Because the amounts paid to us under the network services agreement for the services provided over the original network acquired from Bridge are based upon the cash cost to operate the original network, the provision of such services did not have an impact on our cash flows from operations. However, due to amortization and depreciation relating to the network, the provision of services under the network services agreement resulted in our incurring losses from operations. The effects of such operating losses increased our accumulated deficit and reduced our stockholders' equity. As of October 2001, this agreement has been replaced by the Reuters Network Services Agreement and the MoneyLine Telerate amended letter of intent.

     On June 30, 2000, SAVVIS executed an agreement to acquire approximately $30 million of telecommunications equipment and related services with Winstar Wireless, Inc. ("Winstar"). Upon execution, the Company took delivery of certain equipment and paid approximately $5 million to Winstar. Of the remaining $25 million, approximately $16.5 million, included in Notes Payable at December 31, 2001, has been financed by Winstar over six years at 11% interest. Payments commenced in the third quarter of 2000. The remaining balance of $8.5 million was recorded in the other accrued liabilities, with payments of approximately $2 million due every three months until July 2001. On September 29, 2000, the Company executed an additional agreement with Winstar to acquire $10.1 million in telecommunications equipment. This agreement called for a down payment of $1.5 million, which was paid by SAVVIS in October 2000. The remaining $8.6 million, included in Notes Payable at December 31, 2001, was also financed by Winstar over six years at 11% interest, with payments being made quarterly beginning in December 2000.

     As of December 31, 2001, approximately $4 million remains in other accrued liabilities related to Winstar. On April 17, 2001, SAVVIS provided notice to Winstar that a material breach had occurred under the Master Agreement relating to Winstar's installation of the wireless equipment components and accordingly, terminated the equipment purchase and installation agreements. On April 18, 2001, Winstar filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The Company to date has not performed all obligations to Winstar, nor has Winstar performed all of its obligations to the Company. In addition, the Company ceased making payments on the Winstar notes in March 2001.

     On September 25, 2001, Winstar filed suit in the U.S. Bankruptcy Court for Delaware seeking a total of approximately $38 million from the Company for the repayment of the note payable and professional services liabilities, which includes a refund of $8.5 million of Internet services prepaid by Winstar. In turn, we have filed proof of claim with the court overseeing the Winstar bankruptcy proceeding in the amount of approximately $19 million. The court has agreed to refer the dispute to arbitration. We believe we have substantial defenses to the suit.

     In August 2000, the Company entered into a 20-year agreement with Kiel Center Partners, L.P. ("KCP") pursuant to which it acquired the naming rights to an arena in St. Louis, MO. Upon execution of the agreement, total consideration for these rights amounted to approximately $72 million, including 750,000 shares of its common stock issued by the Company to KCP. The related expense will be recognized over the term of the agreement. On March 21, 2001, KCP notified the Company that it was in default of the agreement relating to possible future insolvency of SAVVIS, a claim that KCP subsequently withdrew. On August 21, 2001 the parties entered into an amendment of the agreement providing for the payment of $1.25 million on each of December 31, 2002 through 2005. These payments will be deducted from payments otherwise owed under the agreement in 2007 through 2010. As of December 31, 2001, the Company has recorded approximately $4.5 million of deferred charges resulting from the issuance of common stock under this agreement.

     We have arrangements with various suppliers of communications services that require us to maintain minimum spending levels some of which increase over time. Our aggregate minimum spending level is approximately $59 million, $62 million, $55 million and $15 million in years 2002 to 2005, respectively. Should SAVVIS not meet the minimum spending level in any given year, decreasing termination liabilities representing a percentage of the remaining contracted amount may immediately become due and payable. Furthermore, certain of these termination liabilities are subject to reduction should SAVVIS experience the loss of a major customer or suffer a loss of revenues from a downturn in general economic activity. Before considering the effects of any reductions for the business downturn provisions, if SAVVIS were to terminate all of these agreements as of March 31, 2002, the maximum termination liability would amount to approximately $155 million.

     Based upon our current plans, we believe we have the necessary resources to fund our operating losses, working capital needs and capital expenditure requirements until the Company reaches operating cash flow positive, which is expected to occur in 2003.

     We may meet any additional funding needs through a combination of equity investments, debt financings, renegotiation of repayment terms on existing debt and sales of assets and services. If these additional financings were required, there can be no assurance that we would be successful in completing any of these financings or that if we were, the terms of such financings would be favorable to us.

     SAVVIS' contractual obligations, including commitments for future payments under non-cancelable lease arrangements and short and long-term debt arrangements, are summarized below and are fully disclosed in the notes the consolidated financial statements.

                                                                             PAYMENTS DUE BY
                                                   --------------------------------------------------------------------
                                                                 LESS THAN
                                                      TOTAL       1 YEAR      2-3 YEARS     4-5 YEARS     AFTER 5 YEARS
                                                   ----------   ----------   -----------   -----------   --------------
Capital lease obligations (1) ..................    $ 70,508     $ 49,439     $ 21,069            --              --
Operating leases ...............................      49,713        8,515       18,357       $ 4,920         $17,921
Unconditional purchase obligations (2) .........     190,800       59,200      116,600        15,000
Convertible senior secured notes (3) ...........      60,112       60,112
Notes payable (4) ..............................     110,291       86,572       23,719            --              --
                                                    --------     --------     --------       -------         -------
Total contractual cash obligations .............     481,424      263,838      179,745        19,920          17,921
                                                    ========     ========     ========       =======         =======

----------------
(1) As disclosed in Note 14 of the consolidated financial statements, subsequent to December 31, 2001, the Company entered into agreements with GECC to significantly defer the payment terms of its capital lease obligations.

(2) As disclosed in Note 14 of the consolidated financial statements, subsequent to December 31, 2001, the Company entered into an agreement to relieve itself from significant purchase obligations from various communications vendors totaling $22.2 million of the $190.8 million commitment as of December 31, 2001.

(3) As disclosed in Note 14 of the consolidated financial statements, subsequent to December 31, 2001, the Company issued convertible preferred stock in exchange for the convertible senior secured notes plus accrued interest totaling $63.1 million.

(4) As disclosed in Note 14 of the consolidated financial statements, subsequent to December 31, 2001, the Company issued convertible preferred stock in satisfaction of all the principal and accrued interest owed in respect to notes payable totaling $90.9 million.


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. SFAS No. 142 addresses how intangible assets should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires that goodwill and certain other intangibles with an indefinite life, as defined in the standard, no longer be amortized. However, goodwill and intangibles would have to be assessed each year to determine whether an impairment loss has occurred. Any impairments recognized upon adoption would be recorded as a change in accounting principle. Future impairments would be recorded in income from continuing operations. The statement provides specific guidance for testing goodwill for impairment. The Company had $2 million of net goodwill at December 31, 2001. Goodwill amortization was $7.9 million for the year ended December 31, 2001.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that one accounting model be used for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. It also broadens the presentation of discontinued operations to include more disposal transactions.

     The adoption of SFAS No. 142 and SFAS No. 144 on January 1, 2002 did not have a material impact on our financial position or results of operations.

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Our primary market risk exposures relate to changes in interest rates. Following the purchase of Bridge's global Internet protocol network assets in February 2000, we have begun to expand our business internationally, and as a result, we are also exposed to changes in foreign currency exchange rates.

     We have financial instruments that are sensitive to changes in interest rates and a number of network equipment financing arrangements. These instruments were entered into for other than trading purposes, are denominated in U.S. dollars and bear interest at a fixed rate. Because the interest rate on these instruments is fixed, changes in interest rates will not directly impact our cash flows. As discussed in Note 14, in March 2002 a portion of the Company's borrowings were extinguished for less than their carrying value. As discussed in Note 6, it is not practicable to estimate the fair value of our unextinguished debt as it is currently in dispute.

     Changes in foreign exchange rates did not impact our results of operations. For the year ended December 31, 2001, 21% of our service revenue was derived from operations outside the United States, but only 1% of total revenue is settled in currency other than the U.S. dollar, and approximately 18% of our total data communications and operations costs were incurred outside the United States. We expect these percentages to remain relatively constant in the periods ahead. Because our foreign revenue closely matched our foreign costs, changes in foreign exchange rates did not have a material impact on our results of operations in this quarter. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

                       SAVVIS COMMUNICATIONS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                            DECEMBER 31,    MARCH 31,
                                                                                                2001           2002
                                                                                           -------------- -------------
                                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...............................................................   $   14,405    $   33,235
 Trade accounts receivable (including non-Bridge affiliates), less allowance for doubtful
  accounts of $1,125 in 2001 and $1,163 in 2002 ..........................................       14,332        19,292
Accounts receivable from Bridge Information Systems, Inc. ("Bridge") .....................       12,795           440
Prepaid expenses .........................................................................        1,554           731
Other current assets .....................................................................        2,919         2,069
                                                                                             ----------    ----------
TOTAL CURRENT ASSETS .....................................................................       46,005        55,767
PROPERTY AND EQUIPMENT- NET ..............................................................      193,282       177,274
GOODWILL AND INTANGIBLE ASSETS -- Net of accumulated amortization of $35,695 in 2001......        2,772            --
RESTRICTED CASH ..........................................................................        4,062         4,081
OTHER NON-CURRENT ASSETS .................................................................        9,519        10,992
                                                                                             ----------    ----------
TOTAL ASSETS .............................................................................   $  255,640    $  248,114
                                                                                             ==========    ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Accounts payable ........................................................................   $   80,447    $   55,058
 Accrued compensation payable ............................................................        7,045         6,086
 Due to Bridge Information Systems, Inc. .................................................       23,326            --
 Deferred revenue -- current .............................................................       12,145         6,203
 Notes payable -- current ................................................................       86,572         1,306
 Convertible senior secured notes -- current .............................................       60,112            --
 Current portion of capital lease obligations ............................................       45,800         6,614
 Other accrued liabilities ...............................................................       33,451        27,440
                                                                                             ----------    ----------
 TOTAL CURRENT LIABILITIES ...............................................................   $  348,898    $  102,707
                                                                                             ==========    ==========
                 NON CURRENT LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CAPITAL LEASE OBLIGATIONS, LESS CURRENT ..................................................       19,975        58,030
NOTES PAYABLE -- NON CURRENT .............................................................       23,719        23,719
DEFERRED REVENUE -- NON CURRENT ..........................................................        6,865         6,674
Other Accrued Liabilities ................................................................       12,769        13,638
                                                                                             ----------    ----------
TOTAL LIABILITIES ........................................................................      412,226       204,768
                                                                                             ==========    ==========
COMMITMENTS AND CONTINGENCIES (NOTE 6)
                            STOCKHOLDERS' EQUITY (DEFICIT):
Convertible Preferred stock; 210,000 shares authorized, 158,070 issued and outstanding
  (Note 3)................................................................................           --       156,651
Common stock; $.01 par value, 250,000,000 shares authorized, 93,957,229 and 94,022,383 shares issued in 2001 and 2002, respectively, 93,918,353 and 93,986,507 shares outstanding
 in 2001 and 2002, respectively ..........................................................          940           940
Additional paid-in capital ...............................................................      356,443       368,423
Accumulated deficit ......................................................................     (492,364)     (460,198)
Deferred compensation ....................................................................      (21,122)      (21,050)
Treasury stock, at cost, 38,876 and 35,876 shares in 2001 and 2002, respectively .........          (19)          (18)
Accumulated other comprehensive loss:
Cumulative foreign currency translation adjustment .......................................         (464)       (1,402)
                                                                                             ----------    ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .....................................................     (156,586)       43,346
                                                                                             ==========    ==========
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) .....................................   $  255,640    $  248,114
                                                                                             ==========    ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

     SAVVIS COMMUNICATIONS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF
                                   OPERATIONS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                              -----------------------------
                                                                                   2001           2002
                                                                              -------------- --------------
REVENUES:
 Managed IP .................................................................  $    48,167    $    51,198
 Managed Hosting ............................................................        2,033          5,105
 Internet Access ............................................................        8,860          4,957
 Other ......................................................................          684            920
                                                                               -----------    -----------
TOTAL REVENUES (INCLUDING $46,727 AND $27,453 FROM AFFILIATES IN 2001 AND
 2002, RESPECTIVELY) ........................................................       59,744         62,180
                                                                               ===========    ===========
DIRECT COSTS AND OPERATING EXPENSES:
 Data communications and operations (excluding $0.5 million and $0.4 million of equity-based compensation in the three months ended in March 31, 2001
   and 2002, respectively) ..................................................       67,096         45,095
 Sales and marketing (excluding $1.4 million and $1.2 million of equity-based compensation in the three months ended March 31, 2001 and 2002,
   respectively) ............................................................       10,695          9,225
 General and administrative (excluding $1.3 million and $1.1 million of equity-based compensation in the three months ended March 31, 2001 and
   2002, respectively) ......................................................        8,313          6,697
 Depreciation and amortization ..............................................       22,122         16,449
 Asset impairment and other write-downs of assets ...........................           --          1,000
 Non-cash equity-based compensation .........................................        3,240          2,674
                                                                               -----------    -----------
TOTAL DIRECT COSTS AND OPERATING EXPENSES ...................................      111,466         81,140
                                                                               -----------    -----------
LOSS FROM OPERATIONS ........................................................      (51,722)       (18,960)
                                                                               -----------    -----------
NON-OPERATING INCOME (EXPENSE):
 Interest income ............................................................          411             78
 Interest expense ...........................................................       (5,142)        (4,805)
                                                                               -----------    -----------
 Total non-operating income (expense) .......................................       (4,731)        (4,727)
                                                                               -----------    -----------
LOSS BEFORE EXTRAORDINARY GAIN AND CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE .......................................................      (56,453)       (23,687)
                                                                               -----------    -----------
Extraordinary gain ..........................................................           --         58,625
                                                                               -----------    -----------
(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ....      (56,453)        34,938
Cumulative effect of change in accounting principle .........................           --         (2,772)
                                                                               -----------    -----------
NET (LOSS) INCOME ...........................................................      (56,453)        32,166
Accreted and deemed dividend on preferred stock .............................           --        (53,633)
                                                                               -----------    -----------
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS ....................................  $   (56,453)   $   (21,467)
                                                                               ===========    ===========
BASIC AND DILUTED LOSS PER SHARE BEFORE EXTRAORDINARY GAIN AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ...................................  $     (0.62)   $     (0.83)
Extraordinary gain ..........................................................           --           0.63
Cumulative effect of change in accounting principle .........................           --          (0.03)
                                                                               -----------    -----------
BASIC AND DILUTED LOSS PER COMMON SHARE .....................................  $     (0.62)   $     (0.23)
                                                                               ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING .........................................   90,898,126     93,386,548
                                                                               ===========    ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                       SAVVIS COMMUNICATIONS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                        THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                        2001           2002
                                                                                   -------------   ------------
OPERATING ACTIVITIES:
 Net (Loss)/Income .............................................................     $ (56,453)     $  32,166
 Reconciliation of net (loss)/income to net cash used in operating activities:
   Extraordinary gain ..........................................................            --        (58,625)
   Asset impairment and other write-downs of assets ............................            --          1,000
   Cumulative effect of change in accounting principle .........................            --          2,772
   Accrued interest ............................................................            --          2,965
   Depreciation and amortization ...............................................        22,122         16,449
   Stock compensation expense ..................................................         3,240          2,674
   Net changes in operating assets and liabilities:
    Accounts receivable ........................................................       (17,405)       (15,901)
    Other current assets .......................................................          (794)           849
    Other assets ...............................................................          (767)         1,051
    Prepaid expenses ...........................................................          (585)           824
    Accounts payable ...........................................................        21,768        (12,458)
    Deferred revenue ...........................................................           595         (6,133)
    Accrued compensation payable and other accrued liabilities .................         7,130          2,627
                                                                                     ---------      ---------
NET CASH USED IN OPERATING ACTIVITIES ..........................................       (21,149)       (29,740)
                                                                                     ---------      ---------
INVESTING ACTIVITIES:
 Capital expenditures ..........................................................       (14,560)          (654)
NET CASH USED IN INVESTING ACTIVITIES ..........................................       (14,560)          (654)
                                                                                     ---------      ---------
FINANCING ACTIVITIES:
 Exercise of stock options .....................................................            25             33
 Proceeds from convertible senior secured notes ................................        19,767             --
 Issuance of preferred stock, net of issue costs ...............................            --         55,374
 Principal payments under capital lease obligations ............................        (4,410)        (5,143)
 Funding of letters of credit (restricted cash) ................................           (80)           (19)
                                                                                     ---------      ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......................................        15,302         50,245
                                                                                     ---------      ---------
Effect of exchange rate changes on cash and cash equivalents ...................          (483)        (1,021)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...........................       (20,890)        18,830
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .................................        32,262         14,405
                                                                                     ---------      ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD .......................................     $  11,372      $  33,235
                                                                                     =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Debt incurred in equipment acquisition ........................................         6,755             --
 Issuance of warrants ..........................................................            --         10,053
 Capital expenditures accrued and unpaid .......................................         2,056          1,063
 Netting of amounts due to against amounts due from Bridge Information
   Systems, Inc. ...............................................................        19,365             --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid for interest ........................................................     $   2,419      $   1,682


The accompanying notes are an integral part of these condensed consolidated financial statements.

                       SAVVIS COMMUNICAITONS CORPORATION
                       CONDENSED CONSOLIDATED STATEMENT
                  OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                            AND COMPREHENSIVE LOST

                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                 NUMBER OF SHARES
                                                                    ------------------------------------------
                                                                        COMMON         TREASURY      PREFERRED
                                                                         STOCK           STOCK         STOCK
                                                                    --------------   ------------   ----------
BALANCE, JANUARY 1, 2002 ........................................     93,957,229        (38,876)          --
Issuance of preferred stock .....................................             --             --      158,070
Treasury shares .................................................         (3,000)         3,000           --
Issuance of common stock upon exercise of stock options .........         68,154             --           --
                                                                      ==========        =======      =======
BALANCE, MARCH 31, 2002 .........................................     94,022,383        (35,876)     158,070
                                                                      ==========        =======      =======

                                    AMOUNTS

                                                                            ACCUMULATED
                                                                               OTHER
                                                                           COMPREHENSIVE
                                                                               LOSS:
                                                             ADDITIONAL     CUMULATIVE
                                       PREFERRED   COMMON      PAID-IN      TRANSLATION
                                         STOCK      STOCK      CAPITAL      ADJUSTMENT
                                      ----------- -------- -------------- --------------
BALANCE, JANUARY 1, 2002 ............  $      --    $940     $356,443        $   (464)
Net Income (Loss) ...................         --      --           --              --
Foreign currency translation
 adjustment .........................         --      --           --            (938)
Comprehensive loss ..................
Issuance of preferred stock .........    155,944
Proceeds of preferred stock
 issuance allocated to beneficial
 conversion feature .................    (52,926)              52,926
Deemed dividends on preferred
 stock ..............................     53,633              (53,633)
Issuance of common stock upon
 exercise of stock options ..........                              33              --
Issuance of treasury shares .........                              (1)
Issuance of warrants ................                          10,053
Recognition of deferred
 compensation cost ..................                 --        2,602              --
                                                    ----     ----------      --------
BALANCE, MARCH 31, 2002 .............  $ 156,651    $940     $368,423        $ (1,402)
                                       =========    ====     ==========      ========

                                         DEFERRED     ACCUMULATED   TREASURY
                                       COMPENSATION     DEFICIT      STOCK        TOTAL
                                      -------------- ------------- --------- --------------
BALANCE, JANUARY 1, 2002 ............   $ (21,122)    $ (492,364)    $ (19)    $ (156,586)
Net Income (Loss) ...................          --         32,166        --         32,166
Foreign currency translation
 adjustment .........................          --             --        --           (938)
Comprehensive loss ..................                                              31,288
Issuance of preferred stock .........                                             155,944
Proceeds of preferred stock
 issuance allocated to beneficial
 conversion feature .................
Deemed dividends on preferred
 stock ..............................
Issuance of common stock upon
 exercise of stock options ..........          --             --        --             33
Issuance of treasury shares .........                                    1             --
Issuance of warrants ................                                              10,053
Recognition of deferred
 compensation cost ..................          72             --        --          2,674
                                        ---------     ----------     -----     ----------
BALANCE, MARCH 31, 2002 .............   $ (21,050)    $ (460,198)    $ (18)    $   43,346
                                        =========     ==========     =====     ==========

     The   accompanying   notes   are   an  integral  part  of  these  condensed
consolidated financial statements.

                    SAVVIS COMMUNICATIONS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (TABULAR DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

     These unaudited condensed consolidated financial statements have been prepared under the rules and regulations of the Securities and Exchange Commission on a basis substantially consistent with the audited consolidated financial statements of SAVVIS Communications Corporation and its subsidiaries (collectively, "SAVVIS" or the "Company") as of and for the year ended December 31, 2001 included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and included herewith beginning on page F-2. These financial statements should be read in conjunction with the audited consolidated financial statements and the related notes to the consolidated financial statements of the Company. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments), which management considers necessary to present fairly the condensed consolidated financial position of the Company at March 31, 2002 and the results of its operations and cash flows for the three month period ended March 31, 2002. See Note 3. The results of operations for the three month period ended March 31, 2002 may not be indicative of the results expected for any succeeding quarter or for the entire year ending December 31, 2002.

     REVENUE RECOGNITION -- Service revenues consist primarily of Managed IP networks, Managed Hosting and Internet access service fees, which are fixed monthly amounts, and are recognized in the financial statements when earned during the life of the contract. For all periods, any services billed and payments received in advance of providing services are deferred until the period such services are earned. In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Installation and equipment costs deferred in accordance with SAB 101 are recorded on the balance sheet in other assets. Such costs are recognized on a straightline basis over periods of up to 24 months, the estimated period over which the related revenues from installation and equipment sales are recognized.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     NEW ACCOUNTING STANDARDS -- In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. SFAS No. 142 addresses how intangible assets should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires that goodwill and certain other intangibles with an indefinite life, as defined in the standard, no longer be amortized. However, goodwill and intangibles would have to be assessed each year to determine whether an impairment loss has occurred. Any impairments recognized upon adoption would be recorded as a change in accounting principle. Future impairments would be recorded in income from continuing operations. The statement provides specific guidance for testing goodwill for impairment. As a result of the adoption of SFAS No. 142, the Company recognized a $2.8 million charge in the three months ended March 31, 2002.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that one accounting model be used for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. It also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of SFAS No. 144 on January 1, 2002 did not have a material impact on our financial position or results of operations.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. RELATED PARTY TRANSACTIONS

     At December 31, 2001, the Company had amounts payable to BIS Administration, Inc., the successor to Bridge Information Systems, Inc. or Bridge of approximately $23 million consisting of a note payable and accrued interest on the note. In addition, at December 31, 2001, the Company had amounts receivable from Bridge of approximately $12.8 million, relating to network services provided by us to Bridge. As described in Note 3, the Company entered into a series of agreements that resolved substantially all of the outstanding balances, both due to and due from Bridge (see Note 3).

     In March 2002, the Company issued $40.9 million of convertible preferred stock to Reuters Holdings Switzerland S.A. in satisfaction of all of the outstanding principal and accrued interest on the Company's 12% convertible senior notes due (see Note 3).

     Revenue from affiliates was as follows:

                                             THREE MONTHS ENDED MARCH 31,
                                                  2001         2002
                                               ----------   ---------
  Bridge Information Systems, Inc. .........    $46,727      $    --
  Reuters ..................................         --       27,453
                                                -------      -------
  Total ....................................    $46,727      $27,453
                                                =======      =======

NOTE 3. SIGNIFICANT TRANSACTIONS

     In March 2002, the Company issued $158.1 million of convertible preferred stock (the "Preferred"). Preferred totaling $117.2 million was issued to entities and individuals affiliated with Welsh, Carson, Anderson and Stowe, or Welsh Carson and its affiliates in exchange for $57.5 million in cash, satisfaction of all of the outstanding principal and accrued interest on the Company's 10% convertible senior notes totaling $22.2 million, and satisfaction of all of the principal and interest owed in respect of notes issued pursuant to the Credit Agreement with Nortel Networks, Inc., or Nortel totaling $90.9 million. Preferred totaling $40.9 million was also issued to Reuters Holdings Switzerland S.A. in satisfaction of all of the outstanding principal and accrued interest on the Company's 12% convertible senior notes totaling $40.9 million. The Company incurred $2.1 million in offering costs related to the issuance of 158,070 shares of the Preferred, which is recorded net of proceeds.

     The Preferred accrues dividends at the rate of 11.5% per annum on the outstanding accreted value thereof (initially $1,000 per share). Dividends may not be paid in cash until after the eighth anniversary of the original issuance date. Accrued but unpaid dividends will be added to the outstanding accreted value quarterly. As of March 31, 2002, the Company incurred accrued dividends of $0.7 million related to the Preferred. The Preferred is convertible into such number of our common stock equal to the outstanding accreted value divided by the conversion price. The Preferred was initially convertible into 210.8 million shares of common stock, at a conversion price of $0.75 per common share. The Preferred is entitled to vote on all matters (other than any voluntary repurchase of the Preferred) submitted to the common stockholders on an as-if-converted basis and represented approximately 69% of the voting stock of the Company as of May 1, 2002. The conversion price of $0.75 was set a few days before the commitment date for the Preferred. On the commitment date, the closing price of the Company's common stock was $1.00. Accordingly, the Company recorded a non-cash beneficial conversion feature of $52.7 million, representing the $0.25 per share intrinsic value of that feature, as a return to the Preferred shareholders in March 2002. The Company also recorded a non-cash beneficial conversion feature of $0.2 million related to accrued dividends for the period ended March 31, 2002.

     In March 2002, the Company also entered into a $56.5 million amended and restated master lease agreement with General Electric Capital Corporation, or GECC. The amended lease carries a 12% interest rate, which accrues through December 31, 2004, and is payable in cash thereafter. The principal amount of the amended lease is due on March 8, 2007. The amended lease calls for excess cash flow, as

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

defined, to be used first for the payment of any accrued and unpaid interest and second for the prepayment of principal on the capital leases. The amended lease places limits on the level of capital expenditures that can be made by the Company and restricts the payment of dividends. In connection with this transaction, the Company also issued five year warrants to purchase approximately 9.6 million shares of its common stock at $0.75 per share.

     In February 2002, the Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada. All amounts due under the settlement agreement were paid in March 2002.

     In March 2002, the Company entered into agreements with three of its vendors to settle certain obligations of the Company as follows: amended its Global Purchase Agreement with Nortel releasing the Company from its obligation to purchase optical equipment; entered into an agreement with a communications services vendor providing for the payment of $2.5 million over 18 months, the lease of communications capacity and the release of the Company from its obligations under the IRU agreements entered into in August 2000 so long as the Company is not in default under the communications capacity agreement; and satisfied all of its outstanding obligations to a vendor for a cash payment of $10.0 million. In connection with these vendor transactions, the Company also issued five year warrants to purchase approximately 6.4 million shares of its common stock at $0.75 per share.

     As a result of these transactions the Company recorded an extraordinary net gain of $58.6 million in the first quarter of 2002.


NOTE 4. PROPERTY, PLANT AND EQUIPMENT

                                                          DECEMBER 31, 2001   MARCH 31, 2002
                                                         ------------------- ---------------
Communications equipment ...............................     $  139,877        $  140,093
Data centers ...........................................         59,618            59,558
Construction in progress ...............................         10,365            10,364
Equipment under capital leases .........................         95,872            95,874
Other ..................................................         11,631            11,771
                                                             ----------        ----------
   Total ...............................................        317,363           317,660
Less accumulated depreciation and amortization .........       (124,081)         (140,386)
                                                             ----------        ----------
   Total ...............................................     $  193,282        $  177,282
                                                             ==========        ==========


NOTE 5. ASSET IMPAIRMENT

     On March 22, 2002, Yipes Communications, Inc ("Yipes") filed voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code. As a result of these proceedings, the Company has recorded a $1.0 million impairment charge related to its investment in Yipes.


NOTE 6. COMMITMENTS AND CONTINGENCIES

     In March 2002, the Company entered into a $56.5 million amended and restated master lease agreement with GECC. The amended lease carries a 12% interest rate, which accrues through December 31, 2004, and payable in cash thereafter. The principal amount of the amended lease is due on March 8, 2007. The amended lease calls for excess cash flow, as defined, to be used first for the payment of any accrued and unpaid interest and second for the prepayment of principal on the capital leases. The

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

amended lease places limits on the level of capital expenditures that can be made by the Company and restricts the payment of dividends. In connection with this transaction, the Company also issued five year warrants to purchase approximately 9.6 million shares of its common stock at $0.75 per share.

     In August 2000, the Company entered into a 20-year agreement with Kiel Center Partners, L.P. ("KCP") pursuant to which it acquired the naming rights to an arena in St. Louis, MO. Upon execution of the agreement, total consideration for these rights amounted to approximately $72 million, including 750,000 shares of its common stock issued by the Company to KCP. The related expense will be recognized over the term of the agreement. The parties entered into an amendment, dated August 21, 2001, of the agreement providing for the payment of $1.25 million on each December 31, through 2005. These payments will be deducted from payments otherwise owed under the agreement in 2007 through 2010. As of March 31, 2002, the Company has recorded approximately $4.2 million of deferred charges resulting from the issuance of common stock under this agreement.

     On June 30, 2000, SAVVIS executed an agreement to acquire approximately $30 million of telecommunications equipment and related services with Winstar Wireless, Inc. ("Winstar"). Upon execution, the Company took delivery of certain equipment and paid approximately $5 million to Winstar. Of the remaining $25 million, approximately $16.5 million, included in Notes Payable at March 31, 2002, has been financed by Winstar over six years at 11% interest. Payments commenced in the third quarter of 2000. The remaining balance of $8.5 million was recorded in other accrued liabilities, with payments of approximately $2 million due every three months until July 2001. On September 29, 2000, the Company executed an additional agreement with Winstar to acquire $10.1 million in telecommunications equipment. This agreement called for a down payment of $1.5 million, which was paid by SAVVIS in October 2000. The remaining $8.6 million, included in Notes Payable at March 31, 2002, was also financed by Winstar over six years at 11% interest, with payments due quarterly beginning in December 2000. As of March 31, 2002, approximately $4 million remains in other accrued liabilities related to this agreement.

     On  April  17,  2001,  SAVVIS  provided  notice  to Winstar that a material breach had occurred under the Master Agreement relating to Winstar's installation of the wireless equipment components and accordingly, terminated the equipment purchase and installation agreements. On April 18, 2001, Winstar filed for bankruptcy under Chapter 11 of the Bankruptcy Code. The Company to date has not performed all obligations to Winstar, nor has Winstar performed all of its obligations to the Company. In addition, the Company ceased making payments on the Winstar notes in March 2001.

     On September 25, 2001, Winstar filed suit in the US Bankruptcy Court for Delaware seeking a total of approximately $38 million from the Company for the repayment of the note payable and professional services liabilities, as well as the refund of $8.5 million of Internet services prepaid by Winstar. In turn, we have filed proof of claim with the court overseeing the Winstar bankruptcy proceeding in the amount of approximately $19 million. The court has agreed to refer the dispute to arbitration. We believe we have substantial defenses to the suit.

     In May 2001, Bridge and SAVVIS executed a ninety-nine year land lease, effective February 18, 2000 (subsequently acquired by Reuters in connection with the Reuters Asset Acquisition from Bridge), with monthly rental payments of $27,443 for the first twenty-four months, beginning in December 2000, for the land on which the St. Louis data center resides. Thereafter, the rent for each subsequent year is increased at a rate of 2% per annum. In the lease, SAVVIS has the option to purchase the land from Reuters at the greater of $3 million or at the Fair Option Value, as defined in the agreement. In addition, Reuters has a put right option during the first ten years of the lease agreement to require SAVVIS to purchase the land from Reuters at a price of $3 million in the first year; reduced by $0.3 million each year thereafter. The put right option can only be exercised should the data center be damaged, SAVVIS is unwilling to repair the damage, and SAVVIS is in default under the lease.

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     We have arrangements with various suppliers of communications services that require us to maintain minimum spending levels some of which increase over time. Our aggregate minimum spending level is approximately $59 million, $64 million, $57 million and $18 million in years 2002 to 2005, respectively. Should SAVVIS not meet the minimum spending level in any given year, decreasing termination liabilities representing a percentage of the remaining contracted amount may immediately become due and payable. Furthermore, certain of these termination liabilities are subject to reduction should SAVVIS experience the loss of a major customer or suffer a loss of revenues from a downturn in general economic activity. Before considering the effects of any reductions for the business downturn provisions, if SAVVIS were to terminate all of these agreements as of March 31, 2002, the maximum termination liability would amount to approximately $149 million.

     On April 23, 2002, Cable & Wireless plc filed suit against the Company in the Circuit Court for Fairfax County, Virginia, for $5.7 million in respect of an alleged payment default of termination penalties under our communications services agreement with Cable & Wireless plc.

     The Company is subject to various other legal proceedings and other actions arising in the normal course of its business. While the results of such proceedings and actions cannot be predicted, management believes, based on the advice of legal counsel, that the ultimate outcome of such proceedings and actions will not have a material adverse effect on the Company's financial position, results of operations or cash flows.


NOTE 7. INDUSTRY SEGMENT AND GEOGRAPHIC REPORTING

     The Company's operations are organized into three geographic operating segments: Americas, Europe and Asia. The Company evaluates the performance of its segments and allocates resources to them based on revenue and adjusted EBITDA, which is defined as the respective consolidated loss before interest, taxes, depreciation, amortization, non-cash equity-based compensation, asset impairment and other write-downs of assets, extraordinary gain, change in accounting principle and restructuring charges. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies as other companies may not calculate it in a similar manner. Financial information for the Company's geographic segments for the three months ended March 31, 2001 and 2002 is presented below.

                                                AMERICAS        EUROPE         ASIA       ELIMINATIONS        TOTAL
                                              ------------   -----------   -----------   --------------   ------------
THREE MONTHS ENDED MARCH 31, 2001 .........
Revenue ...................................    $  50,486      $  5,193      $  4,065       $      --       $  59,744
Adjusted EBITDA ...........................      (24,555)       (1,656)         (149)             --         (26,360)
Assets ....................................      386,469        16,029         8,014            (752)        409,760
Capital Additions .........................       13,330            --            --              --          13,330

THREE MONTHS ENDED MARCH 31, 2002 .........
Revenue ...................................    $  54,639      $  5,392      $  2,149       $      --       $  62,180
Adjusted EBITDA ...........................        5,828        (1,198)       (3,467)             --           1,163
Assets ....................................      261,438         5,826         4,250         (23,400)        248,114
Capital Additions .........................          276            --            22              --             298

                       SAVVIS COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Adjusted EBITDA for all reportable segments differs from the consolidated loss before income taxes reported in the condensed consolidated statement of operations as follows:

                                                                             THREE MONTHS
                                                                           ENDED MARCH 31,
                                                                     ----------------------------
                                                                          2001           2002
                                                                     -------------   ------------
   Adjusted EBITDA ...............................................     $ (26,360)     $   1,163
   Plus adjustments as follows:
     Depreciation and amortization ...............................       (22,122)       (16,449)
     Interest, net ...............................................        (4,731)        (4,727)
     Non-cash equity-based compensation ..........................        (3,240)        (2,674)
     Asset impairment and other write-downs of assets ............            --         (1,000)
     Extraordinary gain ..........................................            --         58,625
     Cumulative effect of change in accounting principle .........            --         (2,772)
                                                                       ---------      ---------
      Net (loss)/income ..........................................     $ (56,453)     $  32,166
                                                                       =========      =========


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH (1) OUR ACCOMPANYING UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO BEGINNING ON PAGE F-39, AND (2) OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS, NOTES THERETO AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2001 BEGINNING ON PAGE F-2. THE RESULTS SHOWN HEREIN ARE NOT NECESSARILY INDICATIVE OF THE RESULTS TO BE EXPECTED IN ANY FUTURE PERIODS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) BASED ON CURRENT EXPECTATIONS WHICH INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. FOR A DISCUSSION OF THE MATERIAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS, YOU SHOULD
READ "RISK FACTORS" INCLUDED IN PART I, ITEM 1 OF OUR 2001 ANNUAL REPORT ON FORM 10-K.

                                    GENERAL

     SAVVIS is a growing provider of high quality, high performance IP VPN, Managed Hosting and Internet related services to medium and large businesses, multinational corporations and Internet service providers. To provide our Internet access services, we use the SAVVIS Intelligent IP NetworkSM, a data communications network that uses our twelve PrivateNAPsSM and our proprietary routing policies to reduce data loss and enhance performance by avoiding the congested public access points on the Internet.

     SAVVIS began commercial operations in 1996, offering Internet access services to local and regional Internet service providers. Our customer base has grown from 15 customers at the end of 1996 to approximately 1,500 at March 31, 2002.


REUTERS AND MONEYLINE TELERATE AGREEMENTS

     On September 28, 2001 affiliates of Reuters acquired a portion of the assets of Bridge. In connection with the asset acquisition, on September 28, 2001, Reuters entered into a network services agreement with us, pursuant to which we agreed to provide internet protocol network services, internet access, and colocation services for a period of five years with respect to the customers of Bridge that were acquired by affiliates of Reuters. The network services agreement calls for a minimum purchase of these services of $96 million in year one, $90 million in year two, $84 million in year three and $48 million in each of years four and five, for a total of $366 million, less payments made by Bridge to us for services provided to customers acquired by Reuters between May 3, 2001 and September 28, 2001. The network services agreement also provides that our network must perform in accordance with specific quality of service standards. In the event we do not meet the required quality of service levels, Reuters would be entitled to credits, and, in the event of a material breach of such quality of service levels, Reuters would be entitled to terminate the network services agreement. As a result of the network services agreement, Reuters is our largest customer. In connection with the network services agreement, we also entered into a transitional services agreement with Reuters, pursuant to which Reuters has agreed to provide us with technical, administrative and other services, including help desk support, installation, maintenance and repair of equipment, customer related services such as processing service orders, accounting functions and the provision of warehousing and other facilities, pending us establishing our own capabilities. On September 28, 2001, we also entered into a colocation agreement with Reuters, pursuant to which we granted Reuters the right to use portions of our data center in Missouri. The colocation agreement has an initial term of five years and may be renewed by Reuters, at its option, for additional one-year periods. However, the agreement will terminate concurrently with the network services agreement.

     In connection with its purchase of assets from Bridge in October 2001, Moneyline Telerate entered into a binding letter of intent to enter into a network services agreement with SAVVIS. The letter of intent requires Moneyline Telerate to buy a total of $200 million of services according to the following minimum spending levels: $70 million in year one, $50 million in year two, $35 million in year three, $25 million in year four, and $20 million in year five.

     In addition, Reuters and Moneyline Telerate agreed to provide technical and administrative services to SAVVIS for a period of up to one year. The Company is currently engaged in transition plans to perform these services and will incur additional costs in doing so.


TRANSACTIONS WITH BRIDGE

     In connection with Bridge's acquisition of the Company in April 1999, Bridge funded the Company's operations during 1999 and up through February 18, 2000, the date of SAVVIS' initial public offering. In February 2000, we entered into several agreements with Bridge, related to the acquisition of its IP network assets, the provision of network services to Bridge and the provision of technical and administrative support services to SAVVIS. As a result, Bridge was our largest customer, accounting for approximately 81% and 55% of revenues, in 2000 and 2001, respectively.

     In February 2002, the Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada. All amounts due under the settlement agreement were paid in March 2002.


TRANSACTIONS WITH WELSH CARSON AND REUTERS

     On March 18, 2002 we issued approximately $158.1 million of our Series A convertible preferred (the "Preferred") stock to Welsh Carson and Reuters in exchange for $57.5 million in cash and all of the outstanding principal of and accrued interest on our 10% and 12% convertible senior notes and the notes payable originally issued pursuant to our credit agreement with Nortel Networks. The Series A preferred stock will accrue dividends at the rate of 11.5% per annum on the outstanding accreted value thereof (initially $1,000 per share) through the eighth anniversary of the issuance of the Preferred. Thereafter, dividends will be payable in cash or in kind at the option of the Company. Accrued but unpaid dividends will be added to the outstanding accreted value quarterly. The Series A preferred stock is convertible into such number of our common stock equal to the outstanding accreted value divided by the conversion price. The Preferred is initially convertible into approximately 211 million shares of our common stock at a conversion price of $0.75 per share. In connection with this transaction we granted the holders registration rights with respect to the shares of our common stock issuable upon conversion of the Preferred, including demand registration rights and piggy back registration rights.

     On February 16, 2001, we entered into a securities purchase agreement and related agreements and documents with two investment entities and several individuals affiliated with Welsh Carson. Pursuant to the terms of the securities purchase agreement, the entities and individuals affiliated with Welsh Carson purchased $20.0 million aggregate principal amount of our 10% convertible senior secured notes due 2006. All of the outstanding principal and accrued interest on these notes were exchanged for the Preferred on March 18, 2002.

     On May 16, 2001, we entered into a securities purchase agreement and certain related agreements and documents with Reuters Holdings Switzerland SA, or Reuters, a societe anonyme organized under the laws of Switzerland. Pursuant to the terms of the securities purchase agreement, Reuters purchased $37.5 million aggregate principal amount of our 12% convertible senior secured notes due 2005. All of the outstanding principal and accrued interest on these notes were exchanged for the Preferred on March 18, 2002.

     On May 16, 2001, we also granted Reuters and its successors, assigns and affiliates the right, for so long as they hold any of our notes or preferred stock or common stock comprising or convertible into at least 5% of our outstanding voting stock, among other things, to (1) designate an observer to attend all meetings of our board of directors or any board committees, and (2) to nominate and elect such number of directors, but not fewer than one, equal to the product of the percentage of the voting power held by Reuters on a fully-diluted, as-converted basis, multiplied by the number of seats on the registrant's board of directors (rounded down to the nearest whole number). In accordance with the terms of this letter, Reuters has appointed an observer to attend all meetings of our board of directors and committee meetings.


                             RESULTS OF OPERATIONS

     The historical financial information included in these unaudited condensed consolidated financial statements does not reflect our future results of operations, financial position and cash flows.


               THREE MONTHS ENDED MARCH 31, 2002 AS COMPARED TO
                     THE THREE MONTHS ENDED MARCH 31, 2001


REVENUE

     Revenue was $62.2 million for the three-months ended March 31, 2002, an increase of $ 2.4 million or 4%, from $59.7 million for the three-months ended March 31, 2001. Managed IP revenues increased 6% to $51.2 million compared to $48.2 million in the same period in 2001. Services provided to Reuters and Moneyline declined 5% to $43.4 million versus $45.6 million of services provided to Bridge in the prior period. The decline resulted from the elimination of excess circuits by Bridge prior to the sale of its assets, the termination of some service locations by Reuters and Moneyline in connection with their integration of the Bridge acquisition and the general downturn in the financial services industry. Managed IP services provided to other customers increased 289% to $7.8 million in the quarter as we added 348 new managed IP customers. Managed Hosting revenue was $5.1 million, a $3.1 million or 151% increase over the first quarter of 2001. The increase in Managed Hosting revenue is attributable to the addition of new customers following the launch of this product in late 2000, approximately $1.9 million related to colocation charges for Reuters and Moneyline from the fourth quarter and an increase in colocation charges billed to Reuters and Moneyline over previous billings to Bridge. Internet access revenues decreased 44% to $5.0 million in the first quarter of 2002, compared to $8.9 million for the comparable period in 2001. The decrease in Internet access revenue was due to the economic downturn affecting the Internet sector which resulted in the loss of customers, pricing pressure in the Internet access business and the Company's continued initiatives designed to encourage customers to purchase access services as part of their managed network service. Other revenues, consisting of installation and equipment sales, increased from $0.7 million in 2001 to $0.9 million for the first quarter of 2002.


DATA COMMUNICATIONS AND OPERATIONS

     Data communications and operations expenses consist primarily of leased long distance and local circuit costs, internet connectivity costs, leased hosting and colocation space, as well as related operating expenses such as repairs and maintenance associated with network operations, operating leases for network equipment, customer support and field service, and engineering personnel costs. Data communications and operations expenses were $45.1 million for the quarter ended March 31, 2002; a decrease of $22.0 million from $67.1 million for the quarter ended March 31, 2001. The 33% decline in data communications costs is a result of significant unit price reductions for long-haul capacity, reductions in internet connectivity capacity and unit prices resulting from the adverse operating conditions in that sector and reductions in local circuit costs resulting from the elimination of excess circuits in the Bridge network, reductions in connections with Reuters and Moneyline as they integrate the acquisitions of the Bridge assets in to their operations and unit price reductions from vendors.


SALES AND MARKETING

     Sales and marketing expenses consist of personnel and related sales commission costs, advertising and direct marketing, and travel. Sales and marketing expenses were $9.2 million for the three-months ended March 31, 2002, down 14% or $1.5 million as compared to the first quarter of 2001. This change is principally attributed to a decrease in advertising and direct marketing in the first three months of 2002.

GENERAL AND ADMINISTRATIVE

     General and administrative expenses consist primarily of compensation and occupancy costs for executive, financial, legal, tax and support personnel, travel, and bad debt costs. General and administrative expenses amounted to $6.7 million for the three-months ended March 31, 2002 and $8.3 million for the three-months ended March 31, 2001, a decrease of $1.6 million or 19%. This change resulted primarily from decreased bad debt expense of $0.7 million, a reduction of salary and related costs of $0.3 million and a decline in professional services fees of $0.2 million for the three months ended March 31, 2002 compared to the first quarter of 2001.


NON-CASH EQUITY-BASED COMPENSATION

     Non-cash equity-based compensation expense was $2.7 million for the three-months ended March 31, 2002, a decrease of $0.5 million from the three-months ended March 31, 2001. These expenses represent the amortization charge to earnings for the difference between the imputed fair market value of our common stock and the exercise price for options granted to employees and non-employee members of our Board of Directors on various dates in early 2000 and late 1999, as well as options granted to employees on March 6, 2002.


DEPRECIATION AND AMORTIZATION

     Depreciation   and   amortization   expense   was  $16.4  million  for  the
three-months ended March 31, 2002, a decrease of $5.7 million from the three-months ended March 31, 2001. This change is a result of a decrease in amortization expense of $2.8 million related to a change in accounting principle for goodwill and certain assets related to the network being fully depreciated during the period ended March 31, 2002.


INTEREST

     Interest income amounted to $0.1 million in the quarter ended March 31, 2002, a decrease of $0.3 million from the three-months ended March 31, 2001 due to a reduction of our cash balances. Interest expense for the quarter-ended
March 31, 2002 amounted to $4.8 million, a decrease of $0.3 million from the comparable period in 2001.


NET INCOME/LOSS

     The net loss for the three months ended March 31, 2002 was $21.5 million, or ($0.23) basic and fully diluted income per share, a decrease of $35.0 million from the net loss for the three-months ended March 31, 2001 of $56.5 million, or ($0.62) per share. The primary reasons for the decrease in net loss are:

       o Increase in total revenue of $2.4 million.

       o Decrease in direct costs and operating expenses of $30.3 million.

       o Cumulative effect of change in accounting principle of $2.8 million.

       o Asset impairment of $1.0 million related to an equity investment.

       o Extraordinary gain of $58.6 million related to the extinguishment of debt.


LIQUIDITY AND CAPITAL RESOURCES

     On March 18, 2002, the Company issued approximately $158.1 million of preferred stock to (i) entities and affiliates of Welsh Carson in exchange for approximately $57.5 million in cash, approximately $22.2 million in principal and accrued interest in respect to our 10% convertible senior secured notes and approximately $90.9 million in notes, and accrued interest, issued pursuant to the credit agreement with Nortel Networks and (ii) Reuters upon conversion of approximately $40.9 million in principal and accrued interest in respect to the 12% convertible senior secured notes. The terms of the preferred stock are more fully described in Note 3 of the financial statements.

     In addition, the Company reached agreements with GECC, Nortel, Bridge and certain other vendors as follows:

     Approximately $56.5 million of capital lease obligations were amended with GECC. The amended lease provides for repayment at the end of the fifth year, 12% interest payable in cash or in kind, at the Company's option, for the first three years and an excess cash sweep provision.

     Release by Nortel from all obligations to purchase optical equipment under the Global Purchase Agreement.

     The Company entered into an agreement with Bridge wherein the Company agreed to pay Bridge $11.9 million in satisfaction of $27.5 million representing all amounts due to Bridge. The Company also agreed not to pursue the collection of $18.7 million of pre-petition receivables owed to it by Bridge and to assign to Bridge any claims it had against other Bridge entities with the exception of Bridge Canada where the Company retained its right to receive a pro rata distribution of assets from the liquidation of Bridge Canada.

     A release by a certain vendor from all obligations under the agreements in exchange for $2.5 million paid in installments over 18 months and other commercial arrangements.

     In connection with the transactions, the Company also issued five-year warrants to purchase 16.1 million shares of its common stock at $0.75 per share.

     The balance of the proceeds $57.5 million from the issuance of the Preferred will be used for working capital and general corporate purposes.

     As a result of the transactions discussed in Note 3 of the consolidated financial statements, the Company's financial position changed significantly including a reduction of debt by $171.7 million, a reduction of payables by $32.3 million and an increase in cash position by $18.8 million. Additionally, the Company recognized an extraordinary gain of approximately $58.6 million related to the extinguishment of debt and a non-cash beneficial conversion feature of $52.7 million, representing the $0.25 per share intrinsic value of that feature, as a return to the Preferred shareholders in March 2002. The Company also recorded accrued dividends of $0.2 million related to the beneficial conversion feature for the period ending March 31, 2002.

     Negative cash flow from operations increased to $29.7 million for the three months ended March 31, 2002 from $21.1 million in 2001.

     Net cash used in investing activities for the three months ended March 31, 2002 was approximately $0.7 million, which reflects the purchase of the property and equipment not financed.

     In connection with our purchase of the global Internet protocol network assets from Bridge, we also entered into a network services agreement under which we provided Bridge with managed data networking services. Because the amounts paid to us under the network services agreement for the services provided over the original network acquired from Bridge are based upon the cash cost to operate the original network, the provision of such services did not have an impact on our cash flows from operations. However, due to amortization and depreciation relating to the network, the provision of services under the network services agreement resulted in our incurring losses from operations. The effects of such operating losses increased our accumulated deficit and reduced our stockholders' equity. As of October 2001, this agreement has been replaced by the Reuters Network Services Agreement and the MoneyLine Telerate amended letter of intent.

     On June 30, 2000, SAVVIS executed an agreement to acquire approximately $30 million of telecommunications equipment and related services with Winstar Wireless, Inc. ("Winstar"). Upon execution, the Company took delivery of certain equipment and paid approximately $5 million to Winstar. Of the remaining $25 million, approximately $16.5 million, included in Notes Payable at December 31, 2001, has been financed by Winstar over six years at 11% interest. Payments commenced in the third quarter of 2000. The remaining balance of $8.5 million was recorded in the other accrued liabilities, with payments of approximately $2 million due every three months until July 2001. On

September 29, 2000, the Company executed an additional agreement with Winstar to acquire $10.1 million in telecommunications equipment. This agreement called for a down payment of $1.5 million, which was paid by SAVVIS in October 2000. The remaining $8.6 million, included in Notes Payable at March 31, 2002, was also financed by Winstar over six years at 11% interest, with payments being made quarterly beginning in December 2000. As of March 31, 2002, approximately $4 million remains in other accrued liabilities related to Winstar.

     On  April  17,  2001,  SAVVIS  provided  notice  to Winstar that a material breach had occurred under the Master Agreement relating to Winstar's installation of the wireless equipment components and accordingly, terminated the equipment purchase and installation agreements. On April 18, 2001, Winstar filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The Company to date has not performed all obligations to Winstar, nor has Winstar performed all of its obligations to the Company. In addition, the Company ceased making payments on the Winstar notes in March 2001.

     On September 25, 2001, Winstar filed suit in the US Bankruptcy Court for Delaware seeking a total of approximately $38 million from the Company for the repayment of the note payable and professional services liabilities, which includes a refund of $8.5 million of Internet services prepaid by Winstar. In turn, we have filed proof of claim with the court overseeing the Winstar bankruptcy proceeding in the amount of approximately $19 million. The court has agreed to refer the dispute to arbitration. We believe we have substantial defenses to the suit.

     In August 2000, the Company entered into a 20-year agreement with Kiel Center Partners, L.P. ("KCP") pursuant to which it acquired the naming rights to an arena in St. Louis, MO. Upon execution of the agreement, total consideration for these rights amounted to approximately $72 million, including 750,000 shares of its common stock issued by the Company to KCP. The related expense will be recognized over the term of the agreement. On March 21, 2001, KCP notified the Company that it was in default of the agreement relating to possible future insolvency of SAVVIS, a claim that KCP subsequently withdrew. On August 21, 2001 the parties entered into an amendment of the agreement providing for the payment of $1.25 million on each of December 31, 2002 through 2005. These payments will be deducted from payments otherwise owed under the agreement in 2007 through 2010. As of March 31, 2002, the Company has recorded approximately $4.2 million of deferred charges resulting from the issuance of common stock under this agreement.

     We have arrangements with various suppliers of communications services that require us to maintain minimum spending levels some of which increase over time. Our aggregate minimum spending level is approximately $59 million, $64 million, $57 million and $18 million in years 2002 to 2005, respectively. Should SAVVIS not meet the minimum spending level in any given year, decreasing termination liabilities representing a percentage of the remaining contracted amount may immediately become due and payable. Furthermore, certain of these termination liabilities are subject to reduction should SAVVIS experience the loss of a major customer or suffer a loss of revenues from a downturn in general economic activity. Before considering the effects of any reductions for the business downturn provisions, if SAVVIS were to terminate all of these agreements as of March 31, 2002, the maximum termination liability would amount to approximately $149 million.

     Based upon our current plans, we believe we have the necessary resources to fund our operating losses, working capital needs and capital expenditure requirements until the Company reaches operating cash flow positive, which is expected to occur in 2003.

     We may meet any additional funding needs through a combination of equity investments, debt financings, renegotiation of repayment terms on existing debt and sales of assets and services. If these additional financings were required, there can be no assurance that we would be successful in completing any of these financings or that if we were, the terms of such financings would be favorable to us.

                                                                         PAYMENTS DUE BY
                                                            LESS THAN 1                                     AFTER 5
                                                 TOTAL          YEAR        2 - 3 YEARS     4 - 5 YEARS      YEARS
                                               ---------   -------------   -------------   -------------   --------
Capital lease obligations ..................     64,645         6,615              --          58,030           --
Operating leases ...........................     47,584         6,386          18,357           4,920       17,921
Unconditional purchase obligations .........    199,050        59,414         121,336          18,300           --
Notes payable ..............................     25,025         1,306          23,719              --           --
                                                -------        ------         -------          ------       ------
Total contractual cash obligations .........    336,304        73,721         163,412          81,250       17,921
                                                =======        ======         =======          ======       ======

     SAVVIS' contractual obligations, including commitments for future payments under non-cancelable lease arrangements and short and long-term debt arrangements, are fully disclosed in the Notes to the condensed consolidated financial statements.


                       RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. SFAS No. 142 addresses how intangible assets should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires that goodwill and certain other intangibles with an indefinite life, as defined in the standard, no longer be amortized. However, goodwill and intangibles would have to be assessed each year to determine whether an impairment loss has occurred. Any impairments recognized upon adoption would be recorded as a change in accounting principle. Future impairments would be recorded in income from continuing operations. The statement provides specific guidance for testing goodwill for impairment. As a result of the adoption of SFAS No. 142, the Company recognized a $2.8 million charge in the three months ended March 31, 2002.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that one accounting model be used for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. It also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of SFAS No. 144 on January 1, 2002 did not have a material impact on our financial position or results of operations.

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Our primary market risk exposures relate to changes in interest rates. As the Company continues to expand our business internationally, we are also exposed to changes in foreign currency exchange rates.

     We have financial instruments that are sensitive to changes in interest rates and a number of network equipment financing arrangements. These instruments were entered into for other than trading purposes, are denominated in U.S. Dollars and bear interest at a fixed rate. Because the interest rate on these instruments is fixed, changes in interest rates will not directly impact our cash flows. As discussed in Note 3, in March 2002 a portion of the Company's borrowings were extinguished for less than their carrying value. As discussed in Note 6, it is not practicable to estimate the fair value of our unextinguished debt as it is currently in dispute.

     Changes in foreign exchange rates did not materially impact our results of operations. For the three months ended March 31, 2002, 12% of our service revenue was derived from operations outside the United States and approximately 25% of our total data communications and operations costs were incurred outside the United States. We expect these percentages to remain relatively constant in the periods ahead. Because our foreign revenue closely matched our foreign costs, changes in foreign exchange rates did not have a material impact on our results of operations in this quarter. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

                                                                     APPENDIX A


                           CERTIFICATE OF AMENDMENT
                                      OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       SAVVIS COMMUNICATIONS CORPORATION

                                    * * * *


SAVVIS Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by unanimous written consent dated March 13, 2002, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation, as amended, of SAVVIS Communications Corporation:

     RESOLVED, that the Amended and Restated Certificate of Incorporation, as amended, of SAVVIS Communications Corporation be amended by deleting Article
4.1 in its entirety and substituting therefore the following so that, as amended, said Article shall be and read as follows:

     "The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 950,000,000, of which 900,000,000 of such shares shall be common stock, all of one class, having a par value of $.01 per share ("Common Stock"), and 50,000,000 of such shares shall be preferred stock, having a par value of $.01 per share ("Preferred Stock")."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                                                                     APPENDIX B


                       1999 STOCK OPTION PLAN AMENDMENTS
                       ---------------------------------


                                  AMENDMENT TO

                       SAVVIS COMMUNICATIONS CORPORATION
                            1999 STOCK OPTION PLAN

     The SAVVIS Communications Corporation 1999 Stock Option Plan (the "Plan") is hereby amended as set forth below, effective as of the date of adoption (the "Adoption Date") of this amendment (the "Amendment") by the Compensation Committee of the Board of Directors of SAVVIS Communications Corporation (the "Corporation"), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

       1. The first sentence of Section 2(a) is hereby amended and restated in its entirety to read as follows:

   "SECTION 2. MAXIMUM NUMBER OF SHARES.

              (a) The maximum number of shares of Stock which may be issued pursuant to Options under the Plan, and the maximum number of shares for which ISOs may be granted under the Plan, shall be 24,000,000 shares, subject to adjustment as provided in Section 8."

       2. The Plan shall be unchanged in all other respects.

       3. This Amendment is adopted subject to approval within one year of the Adoption Date by the stockholders of the Corporation. If the stockholders fail to approve this Amendment within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date.


                                    *  *  *

     The foregoing Amendment to the Plan was ratified and approved by the Compensation Committee of Board of Directors of the Corporation on January 23, 2001, subject to approval of the Amendment by stockholders of the Corporation.

                                 AMENDMENT TO

                       SAVVIS COMMUNICATIONS CORPORATION
                            1999 STOCK OPTION PLAN

     The SAVVIS Communications Corporation 1999 Stock Option Plan (the "Plan") is hereby amended as set forth below, effective as of the date of adoption (the "Adoption Date") of this amendment (the "Amendment") by the Board of Directors of SAVVIS Communications Corporation (the "Corporation"), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

       1. The first sentence of Section 2(a) is hereby amended and restated in its entirety to read as follows:

   "SECTION 2. MAXIMUM NUMBER OF SHARES.

              (a) The maximum number of shares of Stock which may be issued pursuant to Options under the Plan, and the maximum number of shares for which ISOs may be granted under the Plan, shall be 30,000,000 shares; provided, however, that the maximum number of shares of Stock which may be issued to an individual during any calendar year pursuant to Options under the Plan is 3,000,000 shares. Both of these share limits are subject to adjustment as provided in Section 8."

       2. The Plan shall be unchanged in all other respects.

       3. This Amendment is adopted subject to approval within one year of the Adoption Date by the stockholders of the Corporation. If the stockholders fail to approve this Amendment within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date.


                                    *  *  *

     The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on October 25, 2001, subject to approval of the Amendment by stockholders of the Corporation.

                                 AMENDMENT TO

                       SAVVIS COMMUNICATIONS CORPORATION
                            1999 STOCK OPTION PLAN

     The SAVVIS Communications Corporation 1999 Stock Option Plan (the "Plan") is hereby amended as set forth below, effective as of the date of adoption (the "Adoption Date") of this amendment (the "Amendment") by the Board of Directors of SAVVIS Communications Corporation (the "Corporation"), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

       1. The first sentence of Section 2(a) is hereby amended and restated in its entirety to read as follows:

   "SECTION 2. MAXIMUM NUMBER OF SHARES.

              (a) The maximum number of shares of Stock which may be issued pursuant to Options under the Plan, and the maximum number of shares for which ISOs may be granted under the Plan, shall be 46,000,000 shares; provided, however, that the maximum number of shares of Stock which may be issued to an individual during any calendar year pursuant to Options under the Plan is 10,000,000 shares. Both of these share limits are subject to adjustment as provided in Section 8."

       2. The definition of "Fair Market Value" in Section 13(j) is hereby amended and restated in its entirety to read as follows:

          "Fair Market Value" shall be the value of the Stock as determined by the Committee in good faith.

       3. The Plan shall be unchanged in all other respects.

       4. This Amendment is adopted subject to approval within one year of the Adoption Date by the stockholders of the Corporation. If the stockholders fail to approve this Amendment within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date.


                                    *  *  *

     The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on February 26, 2002, subject to approval of the Amendment by stockholders of the Corporation.

                                                                     APPENDIX C


                       SAVVIS COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of SAVVIS Communications Corporation (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Plan is for the benefit of the employees of SAVVIS Communications Corporation and any participating  Affiliates.  The  Plan  is  intended  to  benefit  the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below.

1. SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 25 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 6,000,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

2. ADMINISTRATION.

     The Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. INTERPRETATION.

     It is intended that the Plan will meet the requirements for an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4. ELIGIBLE EMPLOYEES.

     Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of a Withholding Period (as defined in Section 7 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5. PARTICIPATION IN THE PLAN.

     An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Withholding Period.

6. PAYROLL DEDUCTIONS.

     At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions (not to exceed 10% of his or her pay) made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. An employee may not during any Withholding Period change his or her percentage of payroll deduction for that Withholding Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 19 below.


7. WITHHOLDING PERIODS.

     The payroll deductions periods shall be determined by the Committee. The initial Withholding Period shall commence on the date determined by the Committee or the Board.


8. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Withholding Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock (a) on the first trading day of the Withholding Period or (b) on the last trading day of such Withholding Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (a) and (b) above or the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.


9. TIMING OF PURCHASE; PURCHASE LIMITATION.

     Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 15 through 19 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Withholding Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 25 below.

     Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Withholding Period as to shares purchased during such Period. In addition, prior to the start of a Withholding Period the Committee may impose a limit on the number of shares or the value of shares that an employee may purchase in the Withholding Period. Effective upon the last trading day of the Withholding Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 24 below.

10. ISSUANCE OF STOCK CERTIFICATES.

     As of the last trading day of the Withholding Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Withholding Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following two years from the first day of the Withholding Period as to which the purchase was made, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.


11. WITHHOLDING OF TAXES.

     To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Withholding Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.


12. ACCOUNT STATEMENTS.

     The Company will cause the Agent to deliver to each participating employee a statement for each Withholding Period during which the employee purchases Common Stock under the Plan, but no more frequently than quarterly, reflecting the amount of payroll deductions during the Withholding Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Withholding Period.


13. PARTICIPATION ADJUSTMENT.

     If in any Withholding Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.


14. CHANGES IN ELECTIONS TO PURCHASE.

   (a) A participating employee may, at any time prior to the last day of the Withholding Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such
       payments   will   be  terminated),  in  accordance  with  the  following
       alternatives:

       (i) the employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Withholding Period, with the amount then credited to the employee's account; or

       (ii) withdraw the amount in such employee's account and terminate such employee's option to purchase.

   (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Withholding Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

15. TERMINATION OF EMPLOYMENT.

     In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is terminated by the Company prior to the last day of the Withholding Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.


16. RETIREMENT.

     In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

   (a) to make up any deficiency in the employee's account resulting from the termination of payroll deductions by an immediate cash payment;

   (b) the employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Withholding Period, with the amount then credited to the employee's account; or

   (c) withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 16(c) above.


17. LAY-OFF, AUTHORIZED LEAVE OR ABSENCE OR DISABILITY.

     Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

     If such employee returns to active service prior to the last day of the Withholding Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Withholding Period, elect:

   (a) to make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

   (b) not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

   (c) withdraw   the  amount  in  the  employee's  account  and  terminate  the employee's option to purchase.

     A participating employee on lay-off, authorized leave of absence or disability on the last day of the Withholding Period shall deliver written notice to his or her employer on or before the last day of the Withholding Period, electing one of the alternatives provided in the foregoing clauses (a),
(b) and (c) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Withholding Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(c) above.

     If the Period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Withholding Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

18. DEATH.

     In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Withholding Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

   (a) to make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

   (b) the employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Withholding Period, with the amount then credited to the employee's account; or

   (c) withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.


19. TERMINATION OF PARTICIPATION.

     A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either
(a)  the  Board elects to terminate the Plan as provided in Section 24 below, or
(b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing  the  amount  in  the  employee's  account  and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Withholding Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Withholding Period.


20. ASSIGNMENT.

     No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.


21. APPLICATION OF FUNDS.

     All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees' accounts will not be segregated.


22. NO RIGHT TO CONTINUED EMPLOYMENT.

     Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.


23. AMENDMENT OF PLAN.

     The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 25 below), (b) changing the eligibility requirements for participating in the Plan, or (c) impairing the vested rights of participating employees.


24. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

     The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by the stockholders of the Company; provided, however, that upon approval of the Plan by the stockholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Company had approved the Plan on the effective date. If the stockholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to
Section 1 above have been issued.


25. EFFECT OF CHANGES IN CAPITALIZATION.

   (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other
       securities   of   the   Company   by  reason  of  any  recapitalization,
       reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be
       purchased   under   the  Plan  shall  be  adjusted  proportionately  and
       accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust the number and kind of shares that may be purchased under the Plan.

   (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection (c) of this Section 25, if the Company shall be
       the   surviving   corporation   in   any   reorganization,   merger   or
       consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

   (c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting


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

       power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Withholding Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 9 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

   (d) Adjustments. Adjustments under this Section 25 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

   (e) No Limitations on Company. The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


26. GOVERNMENTAL REGULATION.

     The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.


27. STOCKHOLDER RIGHTS.

     Any  dividends  paid  on  shares  held  by  the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.


28. RULE 16B-3.

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.


29. PAYMENT OF PLAN EXPENSES.

     The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 10.


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